U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                               Amendment No. 3
                                     To
                                   Form 10




                   GENERAL FORM FOR REGISTRATION OF SECURITIES


         Under Section 12(b) or (g) of the Securities Exchange Act of 1934




                       NETNATION COMMUNICATIONS, INC.
                       ------------------------------
             (Exact name of registrant as specified in its charter)




DELAWARE                                                  33-08034 38

(State or other jurisdiction of                     (I.R.S. Employer I.D. No.)
incorporation or organization)




1410 - 555 West Hastings Street, Vancouver,
British Columbia, Canada                                          V6B 4N6
(Address of principal executive offices)                         (Zip Code)




(604) 688-8946
(Issuer's telephone number)



Securities to be registered under to Section 12(b) of the Act):     None



Securities to be registered under to Section 12(g) of the Act):

                     Common Stock $0.0001 Par Value
                           (Title of class)

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TABLE OF CONTENTS

Item 1     Business                                                           3

Item 2     Financial Information                                             29

Item 3     Properties                                                        37

Item 4     Security Ownership of Certain Beneficial Owners and Management    37

Item 5     Directors, Executive Officers, Promoters And Control Persons      39

Item 6     Executive Compensation                                            40

Item 7     Certain Relationships and Related Transactions                    41

Item 8     Legal Proceedings                                                 42

Item 9     Market Price Of And Dividends On The Registrant's Common
           Equity And Related Stockholder Matters                            42

Item 10    Recent Sales Of Unregistered Securities                           42

Item 11    Description Of Securities to be Registered                        47

Item 12    Indemnification Of Directors And Officers                         47

Item 13    Financial Statements And Supplementary Data                       47

Item 14    Changes In And Disagreements With Accountants On
           Accounting And Financial Disclosure                               48

Item 15    Financial Statements And Exhibits                                 48



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Do  Not  Rely  on  Forward-Looking  Statements

You should not rely on forward-looking statements in this registration statement. This registration statement contains forward-looking statements that involve risks and uncertainties. In this registration statement words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions are used to identify these forward-looking statements. This registration statement also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the demand for Internet Web site hosting, server co-location services and enhanced Internet services, the rate of growth in the Internet generally, the rate of growth in online commerce, and other similar forward looking information. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement. NetNation's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by NetNation described in "Business", "Financial Information" and elsewhere in this registration statement.

Item  1  BUSINESS

Explanatory  Note:   Unless  otherwise  indicated  or  the context otherwise
requires, all references herein to the "NetNation" are to NetNation Communications, Inc., a Delaware corporation, its wholly-owned Canadian subsidiary of the same name, NetNation Communications Inc., a British Columbia corporation (the "Canadian Subsidiary"), and its wholly-owned United Kingdom subsidiary, NetNation Communications UK Limited (the "U.K. Subsidiary).

NetNation Communications Inc. is a Web hosting company servicing the needs of businesses and individuals who desire to establish a commercial or informational presence on the Internet. The web hosting business of NetNation commenced operations in February of 1997. The Internet services offered by NetNation can be described to fit between the creation and development of web-sites and the provision of Internet connectivity, neither of which are offered by NetNation. Web hosting encompasses a broad range of possible services, including basic services such as simply posting a customer's website on the Internet using the hosting company's computer hardware and software, and enhanced services such as the enabling financial transactions over the Internet (E-commerce), email, audio and video capabilities. Enhanced services may be developed internally by the Web hosting company, or purchased from external sources and resold by the Web hosting company. NetNation offers a range of basic and enhanced Web hosting services to individuals and businesses wishing to place their Web site on the Internet. Such individuals and businesses may decide to use a Web hosting company in order to avoid the cost and expertise requirements of hosting the website and obtaining enhanced services themselves.

Companies known as Internet Service Providers ("ISPs") provide connection services to the Internet. Some, but not all ISPs, may also provide various Web hosting services to their customers. Companies that specialize in Web hosting services, like NetNation, typically do not provide direct connections to the Internet, although a website hosted on NetNation's computer servers would be provided with Internet connectivity indirectly through NetNation's connection purchased from an ISP.

A further distinction to be made in the Web hosting industry is the matter of who develops a website, which may include such features as graphics, text, colour, typestyle, audio and video. The person or company typically responsible for assisting in the design and maintenance of a website is called a webmaster. This function is labour intensive and to service a broad customer base would involve significant human resources and time. Consequently, webmaster functions are typically performed by many individuals within a company servicing a number of customers. These customers may also rely upon their webmasters to direct them to suitable hosting and/or ISP companies. NetNation has decided not to provide the services of webmasters to their customers due to the intensive use of human resources required.

NetNation also provides server co-location services. Server co-location services involves a customer physically placing their computer hardware (referred to as a "server") on NetNation's premises. The customer gains access to NetNation's Internet support and maintenance services, Internet connections, security systems and an appropriate physical environment for the server (eg. static free, air-conditioned).

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NetNation  is  also  accredited  as  a domain name registrar. This accreditation allows NetNation to register domain names (egcom., .org.) for individuals and companies. Within the Web hosting and ISP community, a few (57) companies have been selected for accreditation as a domain name registrar.

a.     General  development  of  business:

Form  and  year  of  organization
---------------------------------

NetNation was incorporated under the laws of the State of Delaware on May 7, 1998, under the name Collectibles Entertainment Inc. ("Collectibles") for the purpose of operating an online sports card and other tradeable memorabilia distribution business. Collectibles changed its name to NetNation Communications, Inc. on April 14, 1999 in conjunction with the acquisition of a Web site hosting business based in Vancouver, British Columbia. The common shares of NetNation currently trade on the Over-the-Counter Bulletin Board (OTC-BB) under the ticker symbol "NNCI".

NetNation entered into the Web hosting business through its acquisition of the Canadian Subsidiary. The Canadian Subsidiary is a private company incorporated under the laws of the Province of British Columbia, Canada on February 19, 1997. The Canadian Subsidiary became a wholly owned subsidiary on April 7, 1999 pursuant to an agreement between the shareholders of the Canadian Subsidiary and Collectibles (the "Share Purchase Agreement"). Pursuant to the Share Purchase Agreement, Collectibles acquired 9,000,000 Class A common shares and 1,000,000 Class B preferred shares of the Canadian Subsidiary, being all of the issued and outstanding shares of the Canadian Subsidiary. The purchase price for the shares of the Canadian Subsidiary was $1,000,000 in Canadian currency, which was paid by the issuance of 10,000,000 common shares of Collectibles. Upon conclusion of the acquisition , Collectibles changed its name to NetNation.

NetNation also has a wholly owned subsidiary in the United Kingdom, NetNation Communications UK Limited, a private company incorporated under the laws of the United Kingdom on June 1, 1999. The UK Subsidiary was incorporated to facilitate NetNation's UK operations.

Plan  of  Operation  and  Development  Strategy
-----------------------------------------------

The following describes in general terms NetNation's plan of operation and development strategy for the remainder of its fiscal year ending December 31, 1999 and for the first six months of its next fiscal year. For the remainder of the 1999 fiscal year ending December 31, 1999, and the subsequent 6 month period, the primary focus of NetNation will be to expand marketing efforts in existing and targeted geographical markets. Marketing mediums to date have included trade shows, television, print, marketing agreements with other online service providers, and online media, as well as co-marketing with creators of Web site creation/authoring tools. It is expected that these marketing mediums will continue to be used selectively for the next 12 month period.

NetNation plans to significantly increase marketing efforts in the international market for Web hosting services. In the next 12 month period, NetNation's monthly marketing budget is expected to increase by approximately $100,000 to a level of approximately $150,000, primarily to pay for marketing initiatives in the United States and in Europe. As part of this geographic expansion plan NetNation will establish satellite offices in select countries to support direct sales efforts. As of July 1, 1999, NetNation has established a representative sales office in London, England and is considering the establishment of offices in Europe and the United States. The U.S. office will likely be established in California within the next six months. The continental European office may be established in either the Netherlands or Germany within the next twelve months.

For the last fiscal quarter of 1999, NetNation plans to introduce a distinctive brand name under which it will market its services to an existing and prospective segment of customers known as "resellers". Resellers essentially purchase NetNation's web hosting products and services and resell them. The use of a distinctive brand name is intended to reduce any concern amongst resellers that their customers will deal directly with NetNation. There are two general

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categories  of  resellers,  Value  Added Resellers (VARs) and Original Equipment
Manufacturers (OEMs). As at June 30, 1999 NetNation has distribution agreements in place with approximately 580 VARs in over 45 countries. These VARs purchase NetNation's web hosting solutions at a discount and resell them directly to their customers at a profit, along with their other products and services. In the next 12 months NetNation plans to continue to develop distribution channels through VARs and increasingly through OEMs, using the distinctive brand name. OEMs purchase NetNation's web hosting services in bulk and resell those services under their own brand name.

Product Research and Development: Due to the constantly evolving nature of the Internet and related technologies, product development over the next 12 month period will consist of a continuous monitoring of changes in business transactions on the Internet and customer business needs. Existing web hosting products and services, such as online commerce packages, will be reviewed on an ongoing basis in order to keep pace with changes in third party technologies and generally in how business is transacted on the Internet. Examples of products and services NetNation expects will be needed over the next 12 month period and beyond, for its current and potential customers include:

a)     enhanced  electronic  commerce  services;
b)     faxing  and  telephone  services  via  the  Internet;
c)     unified  messaging  and  intranets for "virtual" and distributed offices;
d)     automated  marketing  tools;  and
e) expanded multi-national data centers with full computer support redundancy.

Existing products and services will require integration with third-party technology and products in order to upgrade NetNation's service solutions.

Acquisitions of Property and Equipment: NetNation does not anticipate making any material acquisitions of plant or equipment in the next 12 month period. NetNation believes that its existing hardware and network support infrastructure is adequate to accommodate any change in NetNation's customer base or technological requirements over the next 12 month period, without the need for any material investment in additional equipment.

Employees: In the next 12 month period NetNation plans to hire additional technical, sales and administrative staff in connection with the opening of satellite offices, and generally as required to maintain service levels to existing and future customers. The number and classification of additional employees is primarily dependent on the rate of growth of the business of NetNation. As at June 30, 1999 NetNation has a hiring program in place whereby it plans to hire an additional 13 technical, sales and administrative staff members.

b.     Financial  information  about  industry  segments

Information regarding sales, net revenues and total assets from NetNation's Web Hosting business are available under "Selected Financial Data" and from NetNation's financial statements attached hereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

c.     Narrative  description  of  business

The following discussion of the business of NetNation should be read in conjunction with the section entitled "Risk Factors" located elsewhere herein.

The sole business of NetNation derives primarily from its ownership of the Canadian Subsidiary. NetNation is engaged in the business of providing Web site hosting services ("Web site hosting" or "Web hosting") to customers around the world. Web hosting, which is sometimes referred to as "Web site outsourcing", involves the rental of space on a computer infrastructure. The infrastructure consists of computer hardware referred to as "servers" and computer software which facilitates the connection of customers' web sites to the Internet. In addition to the basic infrastructure, Web hosting companies may also provide customer support services and access to additional services such as enabling commercial transactions on the Internet. These additional services, which are

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essentially  software  packages,  may  be  developed directly by the Web hosting company  or  obtained  under  license  from  third  parties  and  resold.

To commence the service, the typical customer would select a domain name and set-up a billing account with NetNation. The customer would pay the initial set-up fee and then pay a monthly fee. NetNation's services do not include designing the particular website. The customer would either design the website on his own or by a third party website designer. Once the site is graphically designed, then NetNation places the site on its server, which in turn is connected to the Internet through an ISP. If the customer has a commercial website then NetNation can assist the customer in meeting those commercial objectives by making available services that enable commercial transactions over the Internet.

Typical customers of Web hosting companies consist of small and medium sized businesses that wish to have a Web site on the Internet without incurring the costs and time delays involved with developing, maintaining and updating a web presence on their own. The website is an informational or an informational/commercial tool for these customers. In addition to small and medium sized businesses, Web hosting services may be purchased by entities that will resell the services in connection with their own web related services, such as VARs and OEMs. Web site hosting services does not include the design and creation of a Web site but rather is a complementary service to web site creation. The Web site hosting business should also be differentiated from that of an ISP.

NetNation will host a customer's web site on NetNation's computer infrastructure for a basic monthly fee ranging from $20-$60. The fee entitles a customer to basic services including disk storage space on NetNation's server, the ability to receive and transmit data over the Internet with 24 hour customer support and email access and email forwarding capabilities. Transmission of Internet data is provided at a rate of 100 megabits per second, which is approximately 1,800 times faster than transmissions over residential telephone lines which occur at 56 kilobits per second. Additional services which may be either included for the monthly fee or available for an extra charge include, for example, the ability to add security to data transmissions, the ability to carry out financial transactions over the Internet, the ability to track and send visitor orders and give a receipt for purchases made through customers' web site, and audio/video capabilities. As at June 30, 1999, NetNation has developed three packages through which these services are offered. Additional information on the services offered by NetNation are described under the section herein entitled "Services and Products of the Company".

NetNation is not dependent on any one customer. NetNation's customers are located in over 90 countries worldwide with 57% from the United States, 25% from Canada and the balance from other worldwide locations. There is no seasonality to the business. Customers can sign up for web hosting services on a monthly basis or they can prepay for up to a year, which are considered by NetNation to be normal terms in the industry. If a customer misses a monthly payment, the web hosting services can be suspended until payment is made. Due to the wide customer base, non-payment by any one customer is not considered significant.

The primary focus of working capital management is to ensure that sufficient funds are on hand to cover the major expenditures such as marketing, advertising and payroll as they arise. This in turn reverts to ensuring that the company is adequately capitalized if it is incurring net losses. NetNation has been expanding its marketing efforts and as a result has recently been required to draw upon its working capital resources. Marketing and advertising are variable expenses and the company monitors these expenses to ensure that liquidity and capital resources are maintained at all times. The company has not incurred any material research and development expenditures since inception. The company does not have any environmental processes or products and, therefore, does not have any environmental compliance requirements or expenditures.

NetNation does not have any government contracts and is not exposed to changes in government. However, within the industry, the competitive aspect is important and always under review by management. Competitive factors focus primarily on price, quality of service and technical support, and range of enhanced services.

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Industry  Background
--------------------

In recent years, the use of the Internet has grown rapidly. Numerous factors have contributed to this growth, including the large and ever growing number of personal computers, improvements in the Internet network architecture itself, and faster, easier, and less expensive Internet access. The enormous amount of information and growing electronic commerce uses of the Internet will continue to fuel this growth. The end result is believed by NetNation to be that the Internet will become as ubiquitous as public telephones and is the precursor of the ultimate global network.

NetNation believes that the Internet today represents a growing and substantial opportunity for virtually any business or organization that wishes to interact in innovative ways with offices, employees, customers, suppliers and partners around the globe. Both small and large business enterprises are recognizing their increasing need to take advantage of the Internet by establishing Web sites. As a result, reliable Web site hosting services and enhanced services are becoming increasingly critical to most mainstream enterprises. Due to this ever-growing importance, many enterprises are seeking to outsource these functions in order to ensure reliability, scalability for rapid growth, sophisticated performance monitoring and expert management.

NetNation believes that paramount to the outsourcing decision for a potential customer is saving money and that most companies are finding it too costly to keep pace with the rapidly changing world of the Internet. The skill and technology demands of the Internet can present a significant barrier to in-house development for all but the largest Information Technology ("IT") departments. To set-up an in-house solution the company would have to buy the computing hardware equipment, firewall/switching equipment, power back-up system, fire control system, physical security, the fast network cable connection, and pay the wages of a system administrator. The cost for the fast network cable connection, which provides the high speed, 100 megabits per second connection is in the range of $10,000 to $12,000 per month, although not all businesses would require this speed of data transmission. It is estimated by NetNation that typically a company will save at least two-thirds of the cost of an in-house solution due to lower communications costs, equipment and labour.

As previously noted herein, Web site hosting is not the same business as that of an ISP (Internet Service Provider, Internet Access Provider, or Dial-up Service). NetNation's web hosting services do not include the provision of any Internet connectivity or gateway access for its customers, other than their web site. Due to the nature of most ISP operations, they tend to take a local or regional focus unlike Web site hosting, which can be marketed, on a worldwide basis without local offices or access points. ISP's also require a significant telecommunications infrastructure whereas Web hosting companies have a lower dependency on expensive telecommunication and networking equipment


Markets  for  Web  Hosting  Services
------------------------------------

The primary target markets for NetNation's web hosting and related services, and the estimated percentage of revenues derived from each target market, are as follows:

1. Small and Medium Sized businesses that are considering a web presence (25% of revenues);
2. Small and Medium Sized businesses that already have a web presence but wish to decrease costs associated with internal solutions by outsourcing, or wish to increase the functionality of their website (25% of revenues);
3. Small and Medium Sized businesses that wish to change their outsourced web hosting service provider (25% of revenues); and
4.     Resellers  (VARs  and  OEMs)  (25%  of  revenues).

The geographic location of the market for Web site hosting services is worldwide, although NetNation's marketing plan targets prospective customers in countries with high Internet use backed by good ISP and telecommunications support. Marketing in all geographic areas includes exposure to prospective customers of NetNation's services through VARs. As of June 30, 1999, NetNation's marketing efforts have been directed primarily to North American Markets and recently to European Markets. To date, NetNation has primarily utilized, newspaper advertisements, direct sales and marketing agreements with resellers to effect its marketing plan. To explore alternative advertising

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media, NetNation had tested a television commercial on a very limited basis for approximately a one month period on the VTV network airing on a popular local television station broadcasting from Vancouver, British Columbia. The response was less effective that other advertising methods and NetNation may revisit television advertising at a later date.

Services  and  Products  of  NetNation
--------------------------------------

Web hosting is a complementary service to Web site creation and development. After registering a domain name a typical NetNation's customer has to create their web site and then electronically place it on NetNation's infrastructure.
Since the development of Web sites is labour intensive and artistic, NetNation has strategically chosen not to offer a Web site development service. As a result, Web site development entities and software companies that offer software tools for the construction of Web sites are among the best candidates for strategic alliances with NetNation.

The  basic  process  of  having  an  Internet  presence  is  as  follows:

1.     Create  the  Web  site
2.     Register  a  domain  name
3.     Host  the  web  site

While this is the most logical order of events, some customers choose to follow other routes (such as register a domain name before creating their website, or even before having an Internet access provider).

NetNation offers a wide range of scalable Web site hosting services to meet its customers various needs and requirements. These services are based on a backbone provided by AT&T Canada Inc., which is redundant, high-speed (100 megabits per second), and secure. This enables NetNation to offer its customers a greater than 99.9% Internet connectivity. In addition, NetNation has developed various proprietary tools to facilitate a high customer to server ratio that allows NetNation to host over 1,000 Web sites on a single server. NetNation's proprietary technologies also facilitate efficient back-end processing and self-service, allowing customers to order, change and manage their Web site hosting accounts easily and flexibly, regardless of their level of technical expertise.

The concept behind NetNation's products and services is to enable its customers to create, update, upgrade and expand their Web sites faster and on a substantially more cost-effective basis than the customers could develop internally. The services offered by NetNation can be summarized as follows:

1.     Web  site  hosting  services:
a. Shared server Web site hosting: This service permits a customer to post their web site on the Internet using NetNation's hardware and software, Internet access, web site management tools and support services.
b. Domain name registration/reservation: This service permits a user to register or reserve a name on the Internet (for example, NetNation has registered its domain name "NetNation.com").
c. Server co-location: This service permits a customer to place their server hardware in NetNation's premises, and access NetNation's Internet services.

2. Enhanced Internet services: These services permit a customer with a web site to add features to that web site such as audio/video, online commerce capabilities, email and various other features.

3. OEM Products and Services: These services consist of Web hosting and enhanced Internet services tailored for sale to OEMs.

A  description  of  each  of  the  above  services  is  set  out  below.

NetNation provides services to allow its customers to deploy Internet Web sites easily. All of NetNation's services have been designed to meet the specific needs of its many customers. Customers pay a one-time set-up fee and thereafter

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monthly  fees  for  the  services  that they utilize. NetNation can then provide enhanced  services  to  these  customers  as  their  needs  evolve.

Web  Site  Hosting  Services

Shared Server Web Site Hosting. The largest component of NetNation's business is the provision of shared Web server hosting services for individuals and businesses that want an Internet presence at a reasonable cost. Shared server means that a number of customers will share space on one server. NetNation's servers are mostly used for shared Web site hosting services. NetNation offers a number of shared server Web site hosting plans to meet the needs of a broad range of customers. As at June 30, 1999 there are four standardized Web site hosting options at prices ranging, for example, from US$20-$60 per month (CDN$30 to CDN$100).

NetNation's entry level shared server Web site hosting plan is called EZsite. The EZsite package of services offers customers up to 2 gigabytes ("GB") of data transfer per month and 50 megabytes ("MB") of disk storage on NetNation's Web servers. Customers can store HyperText Markup Language ("HTML"- a programming language) coded files, graphics, video and audio on their Web site. This basic service meets the requirements of most individuals and that of relatively small businesses.

To allow customers to make effective use of their Web presence, customers can establish emailboxes on their Web site, have their email forwarded to another computer, establish online chat rooms, and even have automated email messages (Autoresponders) sent to visitors of their Web site. Support is also provided for popular Web authoring tools such as Microsoft Front Page and its specialized extensions.

The more advanced and costly Web site hosting services offer enhanced functionality and resources. The following table outlines some examples of the major features of three of NetNation's various service packages available as at June 30, 1999. The services offered under a package described below may be updated or changed as required to respond to changes in technology and customer needs, and accordingly are provided herein as an example only. Information on current packages and pricing may be obtained from NetNation's website.

                                        In US$

Feature                                      EZsite     POWERsite     NTDBsite
------------------------------------------------------------------------------

Monthly Fee (US$)                             $20         $45          $45
Customer Disk Space                          50MB        100MB        100MB
Monthly Bandwidth                          2,000 MB    5,000 MB     5,000 MB
POP mailboxes                                 10           20          20
Unlimited FTP access                          Yes         Yes          Yes
Secure Transaction Support (optiona           Yes         Yes          Yes
Unlimited Email forwarding & aliasing         Yes         Yes          Yes
30 day money back guarantee                   Yes         Yes          Yes
155 Mbit T3 Internet connection               Yes         Yes          Yes
Java Chart Support (optional fee for setup)   Yes         Yes          N/A
CGI scripts provided                          Yes         Yes          N/A
CyberCash support                             Yes         Yes          N/A
CyberCash setup fees                         $200        $100          N/A
Anonymous FTP support (optional fees)         Yes         Yes          Yes
Real Audio/Video Server                       Yes         Yes          Yes
Real Audio/Video Server setup fees           $200        $100          N/A
Additional MB of Disk space (monthly)      $0.50/MB     $0.50/MB     $0.50/MB
Additional MB of bandwidth                 $0.04/MB     $0.04/MB     $0.04/MB
-----------------------------------------------------------------------------

NetNation has implemented a variety of tools to allow its customers to use their sites more effectively. All of the standardized Web site hosting plans feature detailed Web statistics and access to raw log files, giving customers the ability to track the performance and evaluate the effectiveness of their Web sites. Customers are able to update Web sites remotely by sending files through File Transfer Protocol ("FTP"). In addition, NetNation provides a number of popular Common Gateway Interface ("CGI", a programming language) scripts that allow customers to deploy Web site and Web page hit counters, guest books, mail forms and discussion forums rapidly and easily. NetNation also supports custom CGI scripts that enable customers to build unique functionality into their Web sites. NetNation supports the following platforms, operating systems and applications:

Intel  based  servers  (Pentium  Pro,  Pentium  II,  etc.)
Slackware  Linux
Window  NT  4.0
Apache  web  server
Microsoft  IIS

NetNation has developed a set of utilities called the customer's Control Panel. The Control Panel is a proprietary account interface tool that enhances a customer's Web site control and management capabilities. For example, customers can use the Control Panel to change passwords, set email forwarding options and view Web site statistics without the need to converse directly with NetNation staff.

Domain Name Registration/Reservation. Every individual or business entity must first reserve a domain name which will serve as the basis of their personalized Web site address through which users of the Internet can connect to their Web site. In May 1999, NetNation was selected as an official registrar of domain names by the Internet Corporation for Assigned Names and Numbers ("ICANN"). Until recently, Network Solutions Inc. held sole authority to register domain names ending in .com, .net and .org which account for between 50% - 75% of the world's Internet addresses. With this designation, NetNation joins a select group of 57 companies that have qualified for accreditation. As at June 30, 1999, NetNation has registered approximately 25,000 Internet domain names. The domain name registration service fulfills a role of "business catalyst" for the web hosting activity.

Server Co-location. Server Co-location (as opposed to shared server) is the service of providing a physical space on NetNation's premises where customers can place their own server while sharing NetNation's Internet connectivity, network infrastructure, and physical security. This type of service is useful for those customers that don't want to share server resources with many other customers in a hosted environment. A typical candidate for server co-location would be someone that requires video/audio streaming for a busy site, a specialized online commerce package or someone that requires full control of the server's functionality. Co-located servers can be managed by NetNation or by the customer using remote access software. Customers find that by outsourcing these services they can reduce expenses and eliminate many of the headaches associated with running Web sites, particularly large ones.

As at June 30, 1999, NetNation charged US$500 per month plus other expenses for its server co-location service.

Enhanced  Internet  Services

Due to the rapid evolution of Web-based services, NetNation is continually exploring complementary and new services targeted at the needs of its current and prospective customers. Other industry specific web hosting activities include audio and video streaming, and electronic commerce solutions (these are currently offered by NetNation), and Intranet/Extranet hosting for specific products (under development). These and other new services will evolve and be developed both through internal development and from third-party licensing agreements. Current areas of new product focus include expanded electronic commerce products, simplified Web site development tools, and automated marketing services. Most of NetNation's service packages are a combination of software licensed from third parties and an enabling/facilitating software that is developed in-house at NetNation. Most of the electronic commerce solutions are licensed from a third-party software company, such as Miva, Cybercash, PaymentNet and others. The Company believes it has the ability to integrate new or existing products purchased or licensed from third parties into its web hosting packages in order to remain competitive in the Web hosting business. Licenses purchased from third parties typically

NetNation provides several different electronic commerce solutions to allow businesses to develop and maintain successful online storefronts which may replicate many of the features, products, services, payment methods, delivery options etc. which are offered by land-based businesses. Dependent on the level of complexity and their specific needs, merchants can choose on-line commerce solutions ranging from simple online catalogues to complex full featured interactive online stores. These commerce solutions are distinguished from web site development in that they are packaged solutions that are available from a web host. Some modification may be required by the user to ensure the application is specific to the business. Web site development instead concentrates on the physical appearance of the entire web site, graphics, color, typestyles, text, layering of pages, placement of icons and other similar.

With these products, NetNation's Web site hosting customers can construct customized online storefronts with integrated end-to-end sales process support and automated payment systems with connections to their legacy accounting systems. NetNation also makes available, to its customers, the services of PaymentNet and Cybercash, two leading providers of real-time credit card processing services. Customers can select either of these credit card processing services or another service of their own choosing. Any financial arrangements for these services are between the customer and the credit card processing company. NetNation does not purchase credit card processing services from these entities.

NetNation offers several packages that support online commerce for an initial setup fee and a subsequent monthly fee. The packages are available to both UNIX and Windows NT users. The Unix packages are based on a "shopping cart" licensed from Miva Corporation while the Windows NT packages are based on shopping carts licensed from Inex Inc. A "shopping cart" refers to a program that allows a business to implement an online storefront by enabling tracking and sending of orders made through the web site and giving a customer a receipt for purchases made through the web site.

OEM  Products  and  Services

NetNation is beginning to offer its proprietary technology and services to Original Equipment Manufacturers (OEMs) that want to private label their Web site hosting services, but wish to outsource the actual service. OEMs make bulk purchases of web hosting services and resell them under their own name. An example of an OEM could be a traditional internet service provider (ISP) that does not offer focused web hosting services. NetNation could sell the services in bulk to the ISP, which would in turn resell the services to end users of the ISP under a different brand name.

NetNation is currently negotiating with three firms that are interested in purchasing NetNation's Web site hosting services on an OEM basis. As an example of these OEM relationships, NetNation is currently providing private label domain search and registration service, with its proprietary "Smart Whois" service (http://www.swhois.com). The OEM prefers to obtain certain services from third party providers rather than undertake the development on its own to replicate a particular service. In this particular case, NetNation is a third party provider of the service (Smart Whois) that the OEM wishes to obtain and utilize on a private label basis. Customers visiting the OEM web site would not know that the program is linked to NetNation's servers in completing the service. Currently NetNation has Euroseek, HyperBanner, Orientation and a number of smaller firms using this service on a revenue sharing basis. The revenue, generated from the registration of domain names using the Smart Whois service, is shared. NetNation collects the registration fee and pays commission to the OEM. Although NetNation has generated negligible revenues to date (less than $10,000) from its OEMs, these relationships may, in the future, generate additional opportunities for NetNation.

Billing  and  Working  Capital  Practices
-----------------------------------------

NetNation normally processes the charges to each customer's account as each monthly payment is due. A billing statement is posted over the Internet on the customer's web site indicating the charges which have been applied. If there are any adjustments or amounts which the customer would like further information about, the customer can e-mail NetNation and receive a response from the billing department. The initial billing, which may include such charges as setup fees, is processed by NetNation after all billing particulars have been provided by the customer. Recurring billing charges are batched and processed each month by third party processing applications linked to the bank. Regional differences may exist whereby another third party application is used and the bank may be different. Payments can be made by a variety of methods including credit cards, debit cards, cheques, money orders and wire transfers. Payment processing methods for Internet applications are changing and evolving to address such issues as immediate processing, acceptance of multiple payment methods, multicurrency handling, application integration with various banks, immediate credit of funds to vendors and competitive pricing.

As the size of each account is very small in relation to the overall sales, there are no concentrations of accounts that NetNation is dependent upon. As NetNation continues to expand, the issue of concentration is further diminished. NetNation processes each customer account online to the extent possible

Since customers are charged for the various services provided by NetNation on a monthly basis, the cashflow is consistent with the increase in revenues. Accordingly, the associated expenses, such as advertising, marketing, personnel and administration are paid when rendered or within a period of up to 60 days depending upon the established policy with the various vendors and suppliers. All recurring and non-recurring expenses have been financed from monthly cash flow and from funds raised through the issuance of common shares and debentures.

Marketing  and  Public  Relations
---------------------------------

The marketing and public relations group of NetNation is responsible for product and service planning, advertising, marketing communications and public relations. As at June 30, 1999 the group consisted of nine employees. NetNation relies primarily on a combination of traditional television and print media and online advertising. NetNation has placed aggressive print advertising in major business and technical publications to accelerate NetNation's customer growth. Some of the publications used for advertising are Fortune, Entrepreneur, Home Office Computing, Small Business Computing, e Biz, PC World, Wired, Web Techniques, PC Computing, National Post and the Globe & Mail. NetNation has only tested two used television commercials, one with VTV in the local Vancouver market, and the second with "David Chalk's Computer Show" in Canada and a few locations in the United States. NetNation may revisit the use of television commercials at a later date. NetNation has used television commercials in selected geographical areas. NetNation has also commenced its online marketing program, which consists of a general rotation of keyword specific Web banner advertisements. Other marketing vehicles used by NetNation include collateral sales materials and NetNation's Web site. The latter is the first interface point for most prospective customers, particularly those reacting to one of NetNation's online ads. The effectiveness of each of these marketing initiatives is being continuously analyzed by NetNation for the purposes of developing future marketing strategies. Future areas of marketing focus will include public relations programs and the cultivation of media relationships, with the goal of securing broader media coverage and public recognition of NetNation.

Distribution  and  Sales
------------------------

NetNation sells its products and services worldwide directly to existing and potential customers and indirectly through Value Added Resellers (VARs) and Original Equipment Manufacturers ("OEMs Direct sales are generated through the use of traditional media and online marketing campaigns. NetNation has agreements with 580 value-added resellers in more than 45 countries, as at June 30, 1999. The VARs' attract customers to NetNation as the potential customer has developed an Internet-based business relationship with the VAR. Recently,

NetNation  has  commenced the distribution of its services through OEM partners.

NetNation has about 7,000 accounts in over 90 countries as of June 30, 1999. As of June 30, 1999, the United States comprised 57% of the total web hosting customer base, followed by Canada at 25% Europe at 8%, Asia at 4% and all other countries combined at 6%.

Direct  Sales

At present, NetNation generates most of its new Web site hosting accounts from online registrations on its Web site and calls received from its traditional media and online advertising campaigns. NetNation's Web site enables customer registration around the clock and its automated voice mail system allows sales calls to be captured 24 hours a day, even when sales personnel are not available. Current staffing resources dictate that the existing three sales representatives have little time available for outgoing telemarketing activities. NetNation intends to expand its sales force to include outbound sales, as well as dedicated sales personnel, for both electronic commerce and co-location services in the near future.

VARs

As at June 30, 1999, NetNation has a network of over 580 VARs in more than 45 countries that resell NetNation's services. Most of these VARs base their businesses on selling Web page design, integration and consulting services. Approximately 70% of the VARs are in the business of web page design and 30% are in the business of integration and consulting. NetNation's International Reseller Program was designed for these webmasters, consultants and other value added resellers that wish to offer web hosting services as a value added service in their particular market. The VARs are responsible for maintaining customer relationships, technical support, customer billing, and the provision of value-added services such as Web page design and system integration. When a customer of the VAR requests a particular set of services configured with a specific web site package, the VAR arranges with NetNation to provide the bundled web hosting package to the customer. The VAR then buys the web hosting services from NetNation at a discount from retail and resells the services to their customers as a complete package. Resellers set their own price, marketing and technical support policy that is best suited to the market that they are serving.

In order to facilitate purchasing from NetNation, a VAR maintains a master account with NetNation. Each VAR typically resells NetNation's Web hosting services to between 5 and 10 new customers. In order to terminate a VAR relationship, the VAR must give 30 days notice.

OEMs

OEM stands for "original equipment manufacturer", which in this document refers to other service providers that may buy NetNation's services in bulk and resell them under their own brand name. To further expand its distribution channels, NetNation is establishing OEM relationships with companies that have an attractive target customer base for NetNation's services (such as EuroSeek, a European Internet search engine). Candidates for this OEM partnering include telecommunication and cable companies, online search and Internet portal companies, ISPs, marketing organizations, and large system integrators. NetNation believes that OEMs will typically consist of potential competitors that for cost reasons have opted to outsource their web-hosting services and resell them under their own brand name. An attractive target customer base would include individuals who have computers, e-mail access and are knowledgeable of the Internet. NetNation believes that various OEM's already have access to such target markets but that not all of the customer demands are being met. NetNation believes that by entering into OEM relationships with such entities there will be an overlap of customer demands. For example, an OEM relationship with an online search company will allow NetNation to offer web hosting solutions to customers of the search company whereas the online search company could provide the search capabilities. Such relationships will create situations where customers can be referred among the OEM parties.

NetNation has OEM agreements with three content providers and search/directory companies for its Smart Whois service. These companies are Euroseek.com, WebCity.ca, and Domain-o-matic.com. NetNation is currently in negotiations with three additional companies to expand its network of OEM arrangements.

NetNation also distributes its services by bundling them with complementary software packages such as HTML editors, online commerce packages and other web development tools. The relationships with these software companies call for a variety of distribution cooperation ranging from advertising each others products on their respective web sites, to including NetNation's free trial coupons in software packages directly targeted at Website builders and users. Such relationships are current and are with SoftQuad Software Inc., for their product called HoTMetal Pro, with Intuit, for their product called Quicken and with Corel for their product called Corel Resource Guide.

Customer  Service
-----------------

NetNation uses online and automated customer support through its Web site and online "frequently asked questions" feature (FAQ's). These online services are in addition to technical support staff accessible via telephone or email 24 hours per day. Technical support staff are responsible for helping customers with their Web site hosting accounts, Web page setup and transfer, and using the various online Web Site management tools NetNation provides.

NetNation's Customer Service and Accounts Receivable/Accounting Solutions Group handles accounting and billing information. NetNation recently added a feature to its "Control Panel" to allow customers to check their billing statements online. Additionally, customers can call NetNation during normal business hours to discuss their accounts.

Technology
----------

NetNation believes it has created a secure, scalable and reliable Web site hosting service. NetNation further believes that this technology provides a significant competitive advantage. NetNation focuses on combining its internally developed technology with third-party software and hardware.

Web  Site  Hosting  Platform

NetNation attempts to balance and limit the number of Web site customers per server machine to ensure quality service levels. Even though industry-standard Web servers can support multiple Web sites on a single machine, the ability to manage large numbers of sites is difficult and requires significant technological innovations. NetNation has expended significant resources developing technology and tools to efficiently manage a high ratio of customers to servers and to simultaneously monitor service quality. Although NetNation has developed the technology to allow over 1,000 simultaneous Web sites on a single server, it generally limits the number of Web sites to 500 per machine.

NetNation believes that it has the capability to accommodate most hardware/software configurations that prospective customers may have. NetNation uses standard technologies such as the Linux operating system, Intel based servers, Apache Web server software, Sendmail mail server, and Bind for DNS. Some of the technological barriers that NetNation has been able to overcome include the ability to communicate with a Microsoft Windows NT based SQL server from a UNIX machine, the elimination of the "file handle" limits on the servers and the ability to run Microsoft FrontPage extensions on Linux machines.

To facilitate customer maintenance and support, NetNation has developed various tools that enables customers to change their own passwords, setup POP3 mail accounts, modify email routing for automatic message forwarding, and to monitor their Web site statistics. Customers access these services through a proprietary Control Panel front-end interface. The Control Panel tools are continually being upgraded to enhance customer service and ensure a high level of scalability as additional servers and customers come online.

Network  Operations

The provision of qualified service is of the utmost importance to the business of NetNation. Accordingly, NetNation invests significant resources into building a scalable network infrastructure. Wherever feasible, NetNation makes its network fault tolerant with redundant equipment. Such actions include standby equipment to handle additional capacity if a server has to be replaced for such reasons as malfunction of a hard drive or software. The redundancy allows for operations to continue efficiently as possible although the point of failure can be isolated to a particular piece of equipment. Another instance of failure can occur with the power backup supply to a server that may have to be replaced. The availability of redundancy of equipment or excess capacity allows for the alternative processing of data until the defective equipment or software can be replaced or repaired. These measures, along with continual monitoring, are designed to help minimize down time and identify potential sources of failure early. Nevertheless, it is important to emphasize that there is an ongoing task and that there is always room for further improvements and enhancements. NetNation currently has one Data Center, located in Vancouver, British Columbia. For risk factors associated with the network infrastructure see "Risk Factors" herein.

Intellectual  Property  Rights
------------------------------

NetNation relies on copyrights, trademarks, trade secret laws and contractual restrictions to establish and protect its proprietary rights in its services and products. NetNation does not have any patented technology at this time that would limit competitors from entering NetNation's market. Management of NetNation believes that the steps taken by NetNation to protect its intellectual property are consistent with industry standards for Web site hosting companies today.

NetNation also relies on third party software licenses. All employees and contractors are required to and have entered into confidentiality and invention assignment agreements. Suppliers, distributors and certain customers are also required to enter into confidentiality agreements.

To date, NetNation has received no notification that its services or products infringe the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. Any future claims that do occur may have a material adverse affect on NetNation and its business. Refer to "Risk Factors" herein.

Government  Regulations
-----------------------

As at the date of filing there are few laws and regulations that apply specifically to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, however, it is possible that laws and regulations with respect to the Internet may be adopted at federal, state, provincial and even local levels, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Such future regulations may end up having a material adverse affect on NetNation and its business. Refer to "Risk Factors" herein.

Prior to 1996, it was unclear whether companies that hosted web sites and provided Internet access were liable for the content of such. In 1996 the United States Congress passed the Communications Decency Act (CDA). The CDA has created a defense for online service providers from civil liability for content they did not create. Therefore, NetNation may rely on the protection afforded under the CDA for content created by its customers. Accordingly, the CDA has assisted in supporting the service nature of web hosting companies and ISPs and separating the responsibility of service from content.

Employees
---------

As of June 30, 1999, NetNation had 40 employees. All employees, with the exception of the founders, must enter into an employment agreement, which contains industry standard terms including protection of proprietary interests, confidentiality, and non-competition terms. As at June 30, 1999, NetNation was conducting a hiring program for additional technical and administrative staff.

NetNation believes that its ability to attract, hire and retain qualified personnel now and in the future is important to its success. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, NetNation expects that its need to recruit additional personnel in the future will not negatively affect its operations. Management believes that its employee relations are good, and none of NetNation's employees are represented by a collective bargaining unit. Refer to "Risk Factors" herein.

Competition
-----------

It is estimated that there are over 5,000 Web hosting service providers in North America alone. Over 95% of them are very small and run by programmers or other "techies". Many are ISPs that offer limited Web site hosting as an add-on service to their dial-up Web access services.

NetNation's  current  and  potential  competitors  include:

a)     other  Web  Hosting  and  Internet  services  companies
b)     regional  and  national  ISPs
c)     regional  and  national  telecommunications  companies
d)     large  information  technology  outsourcing  firms
e)     cable  and  satellite  service  providers

The  principal  competitive  factors  in  this  market  include:

a)     customer  service
b)     quality  and  reliability  of  service
c) network capability and scalability (scalability refers to the ability of the hardware and software to support increasingly larger or more complex web site requirements of customers.)
d)     pricing  of  services
e)     brand  name  recognition
f) breadth of products and services offered and the timely introduction thereof
g)     technical  and  engineering  expertise
h)     network  security
i)     maintenance  and  expansion  of  marketing  distribution  channels
j)     financial  resources
k)     development  of  a  broad  international  presence
l)     compliance  with  and  the  leveraging  of  industry  standards

As at June 30, 1999,the largest in number of hosted web sites is Verio Inc. (which in the last year acquired Hiway, Best, TABnet and iServer). As there are relatively few barriers to entry, additional competition will be created from both new market entrants and from existing competitors.

Management of NetNation considers that most competitors fit into two major groupings, each having its own set of competitive strengths and weaknesses. The first grouping and most obvious of NetNation's direct competitors are the big telephone and cable companies. NetNation believes that because of their large corporate size, it takes these competitors much longer to develop and incorporate new features into their hosting services and to offer those services at a competitive price without subsidizing the pricing. As a result, NetNation believes that by careful attention to its cost structure and rapid response to market demand for new features it can effectively compete with larger and more financially secure companies, both in services provided and on price.

The second major type of competitors are smaller companies. NetNation believes that many of these companies have insufficient resources, no proper infrastructure, insufficient Internet connectivity, and/or inadequate technical support. These companies may have congested network servers and slow Internet connectivity causing delays in website access and upload. This can result in lost customers visiting and exploring a web site through abandoned connections. These small competitors may not have scalable systems that can respond quickly to their customers' growth requirements and may not be capable of supporting large numbers of new customers. NetNation is aware that some of its customers came to NetNation as a result of experiencing an inadequate level of service from a competitor. While smaller Web hosting companies may face these competitive deficiencies, there are a number of smaller Web hosting companies that have shown the ability to compete effectively. The ability of NetNation to compete with these smaller companies over time is unproven. See "Risk Factors" herein.

Certain of NetNation's larger competitors offer Web site hosting services similar to those of NetNation at lower prices than those of NetNation or with incentives not matched by NetNation, including free start-up and domain name registration, periods of free service, low-priced Internet access or free software. In addition, certain of NetNation's competitors may be able to provide customers with additional benefits, including reduced communications costs, which could reduce the overall costs of their services relative to those of NetNation. NetNation may not be able to reduce the pricing of its services or offer incentives in response to the actions of its competitors without a material adverse impact on its operating results. NetNation also believes that the market in which it competes is likely to encounter consolidation in the near future, which could result in decreased price and other competition that could have a material adverse effect on NetNation's business, results of operations and financial condition. See "Risk Factors" herein.

Competitive  Advantages
-----------------------

Management of NetNation believe that there is currently, and will be in the foreseeable future, significant competition from existing and future companies that can offer quality service at competitive prices, while continuously adapting to changing technologies and customer requirements. While NetNation believes its business and marketing structure to be effective in the current Web site hosting marketplace, the ability of NetNation to successfully compete with these companies over time is unproven.

The following key advantages are provided to the customers of NetNation through its various service solutions. The following competitive advantages should be read in conjunction with risk factors that affect the company, several of which are listed elsewhere herein under "Risk Factors":

High-performance  with  quality  and  reliability

NetNation's Web site hosting solutions are designed to deliver hardware and software performance to ensure customers' Web sites load rapidly when visited. This is a factor that is consistently used by web hosting ratings services such as TopHost and HostIndex. NetNation believes that features such as redundant and fault tolerant equipment housed in secure and environmentally protected facilities permit NetNation to offer a reliable service with minimal downtime to customer web sites.

Large  number  of  service  options

NetNation's services range from simple Domain-Name-Registration to sophisticated online commerce offerings. The bulk of NetNation's current revenues are generated by Web site hosting services. This is augmented by a number of fee based Internet enhancement services. These enhanced services include electronic commerce solutions for the Web, expanded disk storage and data bandwidth options, Web site to database interfaces, and multimedia support tools for applications such as RealAudio and RealVideo. NetNation also offers the ability for customers to co-locate their Web servers on NetNation's secure premises and gain access to technical support services, expertise, and bandwidth.

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Page 18

Cost-effective  solutions

There are potential significant cost saving benefits to NetNation's customers through the elimination of high capital costs for Web site equipment, labour, and software. Customers can tap directly into the knowledge and operating experience of NetNation's staff. Ongoing operating costs to customers are usually a small fraction of costs of staffing, support and bandwidth of an internally hosted Web site costs. The shared nature of NetNation's services provides customers with access to the huge bandwidth capabilities at a cost of less than $100 versus over a $1,000 per month for their own T-1 (1.54 megabits) or greater bandwidth telephone line.

Flexibility  and  Scalability

NetNation's Web site hosting solutions offers a highly scalable structure designed to permit the support of tens of thousands of Web sites. This enables NetNation to provide a continual level of reliable service to both existing and new customers. NetNation's structure permits the quick expansion of available disk storage space and network bandwidth required to accommodate rapid growth in the activity, size of or number of visitors to customers' Web sites.

Customer  Support

Through its standardized systems, NetNation has the ability to rapidly deploy customer Web sites. Most of this process is automated and does not require the extensive involvement of any NetNation personnel. NetNation believes it has developed an efficient system of support and related customer services via email or telephone through NetNation's technical service group. Customer support services are available 24 hours per day and 7 days per week.

Ease  of  Use

Through interactions with its thousands of customers, NetNation has developed and implemented proprietary software tools to assist its customers. These tools allow customers to easily order, change and manage their Web sites, remotely. Detailed statistics and activity logs are available for customers to review their account and performance information. For customers that are buying our "DomainPlus" package, NetNation has developed a tool that allows customers to create a one page Web site based on a selection of Company provided templates. By using this tool customers can create a simple Web site within minutes.

Risk  Factors
-------------

In addition to the other information set forth elsewhere herein, the following risk factors should be considered carefully in evaluating the merits of an investment in NetNation.

Limited  Operating  History

The web hosting business of NetNation has only been operating since February 1997. As a result, the NetNation business model is still in an evolving stage. The limited operating history means NetNation does not have the benefit of many years of experience that some other companies have and can use to modify their
business  plans  and  optimize  their  business  strategies.   The  ability  of
NetNation to sustain revenue and income, in the future, is unproven. Therefore NetNation's limited operating history makes an evaluation of NetNation and its prospects difficult. See "Management's Discussion and Analysis" herein.

Industry  Risks

NetNation and its prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the new and rapidly evolving market for Web Hosting and related enhanced Internet services. To address these risks, among other things, NetNation must market its services and build its brand names effectively, provide scalable, reliable and cost-effective services, continue to grow its infrastructure to accommodate additional customers and increased use of its network bandwidth, expand its channels of distribution, continue to respond to competitive developments and retain and motivate qualified personnel. NetNation may not sustain revenue growth in future quarterly or annual periods.

Fluctuations  in  Results  of  Operations

NetNation has experienced significant fluctuations in its results of operations on a quarterly and an annual basis. NetNation expects to continue to experience significant fluctuations in its quarterly and annual results of operations due to a variety of factors, many of which are outside the Company's control. These controllable and non-controllable factors include:

Controllable  Factors

a)     introductions  of  products  or  services  by  NetNation;
b)     the  mix  of  services  sold  by  NetNation;
c) the timing and magnitude of capital expenditures, including construction costs relating to the expansion of operations;
d)     the  timing  and  magnitude of expenditures on advertising and promotion;
e)     changes  in  the  pricing  policies  of  NetNation;
f)     the  timing  and  magnitude of expenditures on advertising and promotion;

Non-controllable  Factors

a)     demand  for  and  market  acceptance  of  NetNation's  services;
b)     introductions  of  products  or  services  by  NetNation's  competitors;
c)     reliable  continuity  of  service  and  network  availability;
d)     the  ability  to  increase  bandwidth  as  necessary;
e)     provisions  for  customer  discounts  and  credits;
f)     customer  retention;
g) the timing and success of marketing efforts and service introductions by the Company and its VARs and OEMs;
h) the introduction by third parties of new Internet and networking technologies;
i)     increased  competition  in  NetNation's  markets;
j)     changes  in  the  pricing  policies  of  NetNation's  competitors;
k)     fluctuations  in  bandwidth  used  by  customers;

After consideration for the increase in variable marketing expenses, NetNation's committed costs pertaining to premises, communication and wages account for approximately 47% of total expenses for the foreseeable short term. Absorbing these costs within the short term and maintaining efficient operations means that NetNation would be particularly sensitive to fluctuations in revenues. If NetNation was unable to continue using third-party products in NetNation's services offerings, NetNation's service development costs could increase significantly. For these and other reasons, in some future quarters, NetNation's results of operations may not meet or exceed the expectations of the investors, which could have a material adverse effect on NetNation's worth. See "Management's Discussion and Analysis" herein.

Dependence  Upon  New  Market;  Uncertainty  of  Acceptance  of  Services

The market for Web site hosting and related enhanced Internet services has only recently begun to develop and is evolving rapidly. There is significant uncertainty regarding whether this market ultimately will prove to be viable over the long term or, if it proves viable, whether it will continue to grow. NetNation's future growth, if any, will depend upon the willingness of businesses to outsource Web site hosting services and NetNation's ability to market its services in a cost-effective manner to a sufficiently large number of customers. The market for NetNation's services may not develop further, NetNation's services may not be more widely adopted, and significant numbers of businesses or organizations may not use the Internet for commerce and communication. If this market fails to develop further or develops slower than expected, or if NetNation's services do not achieve broader market acceptance, NetNation's business, results of operations and financial conditions would be materially and adversely affected. In addition, to be successful in this emerging market, NetNation must be able to differentiate itself from its competition through its service offerings and brand recognition. NetNation may not be successful in differentiating itself or achieving market acceptance of its services, and may experience difficulties that could delay or prevent the successful development, introduction or marketing of these services. If NetNation incurs increased costs or is unable, for technical or other reasons, to develop and introduce new services or products or enhancements to existing services in a timely manner, or if new services do not achieve market acceptance in a timely manner or at all, NetNation's business, results of operations and financial condition could be materially adversely affected.

Dependence  Upon  Channel  Partners

An important element of NetNation's strategy for growth is to continue to develop its reseller channel through the marketing of Reseller Packages, which is being used by NetNation's network of domestic and international VARs, and through the development of NetNation's OEM relationships. NetNation's VARs typically are Web development or Web consulting companies that also sell NetNation's Web site hosting services but that do not generally have established customer bases to which they can market NetNation's services. Therefore, in those markets, primarily international, where NetNation does not focus its direct marketing efforts, NetNation is dependent on third parties to stimulate demand for NetNation's services. Currently, NetNation does not have direct marketing efforts in Asia, South America, Africa and Australia. The failure of NetNation's services to be commercially accepted in certain markets, whether as a result of a VARs performance or otherwise, could cause NetNation's current channel partners to discontinue their relationships with NetNation, and NetNation may not be successful in establishing additional channel partner relationships as required. NetNation's OEM relationships have not generated a material amount of revenue to date, and, in order for NetNation to be successful, revenues generated by OEMs must increase significantly. OEMs and VARs have no obligation to market or resell NetNation's Web site hosting services, and OEMs can terminate their relationships with NetNation with limited or no penalty with as little as 30 days' notice. The loss of VARs or OEMs, the failure of such parties to perform under agreements with or the inability of NetNation to attract and retain new VARs or OEMs with the industry experience required to market NetNation's Web site hosting services successfully in the future could have a material adverse effect on NetNation's business, results of operations and financial condition. NetNation's direct sales efforts may conflict with the efforts of its indirect channel partners, which may adversely affect NetNation's relationships with such partners. In addition, to the extent that NetNation succeeds in increasing its sales through indirect channels such as VARs or OEMs, those sales will be at discounted rates, and revenue and gross margin to NetNation for each such sale will be less than if NetNation had sold the same services to the customer directly. Refer to "Distribution and Sales" herein.

Competition

The market served by NetNation is highly competitive and is becoming more so. There are few substantial barriers to entry, and NetNation expects that it will face additional competition from existing competitors and new market entrants in the future.

NetNation may not have the resources, expertise or other competitive factors to compete successfully in the future. Many of NetNation's competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than NetNation. As a result, certain of these competitors may be able to develop and expand their network infrastructures and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than can NetNation. In addition, these competitors have entered and will likely continue to enter into joint ventures or consortiums to provide additional services competitive with those provided by NetNation.

Risks  Associated  with  International  Expansion  and  Operations

In 1997 and 1998, revenues derived from customers outside Canada, primarily in the US, Europe and Asia, represented approximately 70% and 75%, respectively, of the Canadian Subsidiary's revenues. NetNation's success is dependent in part on expanding its international presence, primarily through NetNation's VARs. As a result, NetNation will depend upon its VAR network to market and sell its services and manage the accounts of customers internationally. NetNation's VARs may not be able to continue to market and sell NetNation's Web site hosting services successfully. NetNation denominates its sales to VARs in U.S. dollars. Thus, fluctuations in the value of the U.S. dollar relative to the Canadian dollar and to the currency of a given country may make NetNation's services less (or more) profitable and therefore less (or more) attractive to VARs selling in that country. NetNation's foreign exchange risk is estimated at under $10,000. In addition, there are certain risks inherent in conducting business internationally, such as changes in regulatory requirements, export restrictions, tariffs and other trade barriers, differing technology standards, longer payment cycles, political and economic instability, fluctuations in currency exchange rates, imposition of currency exchange controls, seasonal reductions in business activity, increased difficulty in enforcing contracts and potentially adverse tax consequences, any of which could adversely affect NetNation's international operations. Furthermore, foreign governments where NetNation currently operates or plans to operate, have enforced laws and regulations related to the operations of Internet service providers, such as Germany, that are stricter than those currently in place in the United States and Canada. In Germany, in August of 1997, the German legislation entered into force a federal law to regulate the conditions for information and communications services (the "Multimedia Law"). Such provisions obligate service providers to protect data collected from customers. Such duties include allowing customers in Germany to pay for Internet service on an anonymous basis. Service providers in Germany are also required to protect contractual data from being used in advertising and market research. Service providers in Germany are prohibited from transferring billing data on a customer, or former customer, to third parties. Furthermore, all personal data on a customer has to be deleted after termination of the relationship.

One or more of these factors could have a material adverse effect on NetNation's current or future international operations and, consequently, on NetNation's business, results of operations and financial condition. To the extent that NetNation does business in foreign markets directly, NetNation will also be subject to risks such as challenges in staffing and managing foreign operations, employment laws and practices in foreign countries and problems in collecting accounts receivable. In addition, NetNation or its channel partners may not be able to compete effectively in international markets.

Increased  Bandwidth  Requirements

As customers' usage of bandwidth increases, NetNation will need to make additional investments in its infrastructure to maintain adequate downstream data transmission speeds, the availability of which may be limited or the cost of which may be significant. Additional network capacity may not be available from third-party suppliers as it is needed by NetNation, and, as a result, NetNation's network may not be able to achieve or maintain a sufficiently high capacity of data transmission, especially if the usage of NetNation's customers increases. NetNation's failure to achieve or maintain high-capacity data transmission could significantly reduce consumer demand for its services and have a material adverse effect on its business, results of operations and financial condition.

To June 30, 1999, NetNation had invested approximately $300,000 in capital assets before consideration for associated development costs which are estimated at approximately $200,000. To accommodate a higher degree of scalability from the present structure will require further additions to capital assets, possible upgrade and partial replacement of existing capital assets and additional costs to accommodate increased bandwidth usage. Based upon the estimated incurred costs to achieve the current level of operations, it may cost up to $1,000,000 dollars over the next two years in order to scale up the network and provide competitive service in the future.

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Risk  of  System  Failure

NetNation's operations depend upon its ability to protect its network infrastructure, equipment and customer files against damage from human error, fire, earthquakes, hurricanes, floods, power loss, telecommunications failures, sabotage, intentional acts of vandalism and similar events. The occurrence of a natural disaster or other unanticipated problems at NetNation's Network Operations Centers could result in interruptions in the services provided by NetNation. The Company has no formal disaster recovery plan. Although NetNation has attempted to build redundancy into its network, NetNation's network is currently subject to various single points of failure, and a problem with one of NetNation's routers or switches could cause an interruption in the services provided by NetNation to a portion of its customers. NetNation has, in the past, experienced periodic interruptions in service ranging from 2 minutes to 45 minutes, totaling between 20 and 24 hours a year. Although these interruptions were of short duration, they did occur and the extent of future interruptions is indeterminable. The interruptions had no significant impact on the business of NetNation.

In addition, failure of any of NetNation's telecommunications providers to provide the data communications capacity required by NetNation, as a result of human error, a natural disaster, or other operational disruption, could result in interruptions in NetNation's services. Any damage to, or failure of, the systems of NetNation or its service providers could result in reductions in, or terminations of, services supplied to NetNation's customers, which could have a material adverse effect on NetNation's business, results of operations, and financial condition. In addition, NetNation's reputation could be materially adversely affected.

Dependence  Upon  Network  Infrastructure

NetNation's success will depend upon the capacity, scalability, reliability and security of its network infrastructure, including the capacity leased from AT&T Canada Inc., its telecommunications network supplier. Although AT&T Canada Inc. owns a nationwide network, it heavily depends upon UUNet, Sprint and MCI for its backbone capacity, and NetNation is therefore dependent on such companies to maintain the operational integrity of their telecommunications networks. Therefore, NetNation's operating results depend, in part, upon the pricing and availability of telecommunications network capacity from a limited number of providers in a consolidated market. In the event of a material increase in pricing or decrease in telecommunications capacity available to NetNation, if NetNation were unable either to access alternative networks on a cost-effective basis to distribute its customers' content or to pass through any additional costs of utilizing existing or alternative networks to its customers, NetNation's business, results of operations and financial condition could be materially adversely affected.

Dependence  Upon  the  Internet  and  Internet  Infrastructure  Development

NetNation's success will depend largely upon continued growth in the use of the Internet. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of access, quality of service and necessary increases in bandwidth availability, remain unresolved and are likely to affect the development of the market for NetNation's services. The adoption of the Internet for information retrieval and exchange, commerce and communications, particularly by those enterprises that have historically relied upon alternative means of information gathering, commerce and communications, generally will require the acceptance of a new medium of conducting business and exchanging information. Demand and market acceptance of the Internet are subject to a high level of uncertainty and depend upon a number of factors, including the growth in consumer access to and acceptance of new interactive technologies, the development of technologies that facilitate interactive communication between organizations and targeted audiences and increases in the speed of user access. If the Internet as a commercial or business medium fails to develop further or develops more slowly than expected, NetNation's business, results of operations and financial condition could be materially adversely affected.

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Rapid  Technological  Change;  Evolving  Industry  Standards

NetNation's future success will depend, in part, upon its ability to offer services that incorporate leading technologies, address the increasingly sophisticated and varied needs of its current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The market for NetNation's services is characterized by rapidly changing and unproven technologies, evolving industry standards, changes in customer needs, emerging competition and frequent new service introductions. Technological advances may have the effect of encouraging certain of NetNation's current or future customers to rely on in-house personnel and equipment to furnish the services currently provided by NetNation. In addition, keeping pace with technological advances in NetNation's industry may require substantial expenditures and lead time, which may have a material adverse effect on NetNation's business, results of operations and financial condition.

NetNation believes that its ability to compete successfully also depends upon the continued compatibility and interoperability of its services with products offered by various vendors. Enhanced or newly developed third-party products may not be compatible with NetNation's infrastructure, and such products may not adequately address the needs of NetNation's customers. Although NetNation currently intends to support emerging standards, industry standards may not be established, and even if they are established, NetNation may not be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. The failure of NetNation to conform to the prevailing standard, or the failure of a common standard to emerge, could have a material adverse effect on NetNation's business, results of operations and financial condition. In addition, products, services or technologies developed by others could render NetNation's services noncompetitive or obsolete.

System  Security  Risks

A significant barrier to electronic commerce and communications is the need for secure transmission of confidential information over public networks. Certain of NetNation's services rely on security technology licensed from third parties to provide the encryption and authentication necessary to effect secure transmission of confidential information. Unauthorized access, computer viruses, accidental or intentional actions and other disruptions could occur. NetNation has in the past experienced minor delays or interruptions in service as a result of the accidental and intentional actions of Internet users or "hackers", and may in the future experience such interruptions because of the same actions. Furthermore, such inappropriate use of the network by third parties could also potentially jeopardize the security of confidential information, such as credit card and bank account numbers, stored in the computer systems of NetNation, which could result in liability to NetNation and the loss of existing customers or the deterrence of potential customers. NetNation's security measures have been circumvented in the past, and any new measures implemented by NetNation could be circumvented in the future. The costs required to eliminate computer viruses and alleviate other security problems could be prohibitively expensive and the efforts to address such problems could result in interruptions, delays or cessation of service to NetNation's customers, which could have a material adverse effect on NetNation's business, results of operations and financial condition. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet, especially as a means of conducting commercial transactions.

Government  Regulation  and  Legal  Uncertainties

Only a small body of laws and regulations currently apply specifically to content of, access to, or commerce on, the Internet. It is possible that laws and regulations with respect to the Internet may be adopted by governments in any of the jurisdictions in which NetNation can sell its products, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Although sections of the U.S. Communications Decency Act of 1996 (the "CDA") that, among other things, proposed to impose criminal penalties on anyone distributing "indecent" material to minors over the Internet were held to be unconstitutional by the U.S. Supreme Court, similar laws may be proposed, adopted and upheld in the U.S. or other jurisdiction. The nature of future legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation similar to the CDA could subject NetNation and/or its customers to potential liability, which in turn could have a material adverse effect on NetNation's business, results of operations and financial condition. The adoption of any such laws or regulations might decrease the growth of the Internet, which in turn could decrease the demand for the services of NetNation or increase the cost of doing business or in some other manner have a material adverse effect on NetNation's business, results of operations and financial condition. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues could create uncertainty in the marketplace that could reduce demand for the services of NetNation or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on NetNation's business, results of operations and financial condition. In addition, because NetNation's services are available over the Internet virtually worldwide, and because NetNation facilitates sales by its customers to end users located in multiple provinces, states and foreign countries, such jurisdictions may claim that NetNation is required to qualify to do business as a foreign corporation in each such state/province or that NetNation has a permanent establishment in each such foreign country. Failure by NetNation to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject NetNation to taxes and penalties for failure to qualify and could result in the inability of NetNation to enforce contracts in such jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to NetNation's business, could have a material adverse effect on NetNation's business, results of operations and financial condition.

NetNation is not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, it may become subject to regulation by the FCC or another regulatory agency. NetNation's business could suffer depending on the extent to which our activities are regulated or proposed to be regulated. In respect to the FCC's recent decision that could result in an increase in the cost of transmitting data over the internet, since the data transmission costs are not a significant component, it is anticipated that this issue will have a minor adverse effect on the company's business.

NetNation does not currently collect sales or other taxes with respect to the sale of services or products in states and countries where NetNation believe it is not required to do so. NetNation does collect sales and other taxes in the states and countries in which we have offices and are required by law to do so. Currently, NetNation collects federal taxes in Canada from Canadian residents. One or more jurisdictions have sought to impose sales or other tax obligations on companies that engage in online commerce within their jurisdictions. A successful assertion by one or more jurisdictions that we should collect sales or other taxes on our products and services, or remit payment of sales or other taxes for prior periods, could have a minor adverse effect on the company's business.

In respect to the Internet Freedom Act (in which the tax free moratorium ends on October 21, 2001), it is possible that U.S. states may impose taxes on internet based commerce after October 21, 2001. The materiality of such taxes on the results of operations cannot be determined by the company at this time. The growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. If NetNation becomes subject to claims that we have violated any laws, even if we successfully defend against these claims, our business could suffer. Moreover, new laws that impose restrictions on our ability to follow current business practices or increase our costs of doing business could hurt our business.

Risks  Associated  With  Information  Disseminated  Through  NetNation's Network

The law relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks is currently unsettled. Despite the passage of the Communications Decency Act which provided some relief to online service providers from civil liability for content they did not create, it is possible that claims could be made against online services companies and Internet access providers under

United States, Canadian and foreign laws for defamation, negligence or copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their networks. Several private lawsuits seeking to impose such liability upon online services companies and Internet access providers are currently pending. In addition, legislation has been proposed that imposes liability for or prohibits the transmission over the Internet of certain types of information. The imposition upon NetNation and other Web site hosting providers of potential liability for information carried on or disseminated through their systems could require NetNation to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources, or to discontinue certain service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals also could affect the growth of Internet use. In addition, NetNation is subject to a number of risks associated with the potential actions of customers utilizing NetNation's network. For example, if a customer were to engage in "spamming" (a practice of sending large quantities of unsolicited email), NetNation would have an obligation to block that customer's access to the Internet through NetNation's network. A failure by NetNation to satisfy this obligation could result in NetNation being denied access to the telecommunications networks through which NetNation's network links to the Internet. Spamming could also cause a significant disruption in NetNation's ability to route email to and from its customers.

Dependence  on  Key  Personnel

NetNation's success depends in significant part upon the continued services of its key personnel. The company's technical, sales and administrative matters come under the direct responsibility of, or are shared by, the following key personnel: David Talmor, Chief Executive Officer; Joseph Kibur, Chief Operating Officer; and Ashley Sinclair, Chief Financial Officer.

As co-founders of the web-hosting business, Mr. Talmor and Mr. Kibur, established, and continue to be responsible for, the technical and sales areas within the company. Mr. Sinclair oversees many of the operational, financial and legal aspects of the organization. The loss of the services of one or more of these key persons could have a material adverse effect on NetNation's business, results of operations and financial condition.

Ability  to  Attract,  Train  and  Retain  Personnel

NetNation's failure to attract additional qualified personnel could have a material adverse effect on NetNation's business, results of operations and financial condition. Any officer or employee of NetNation can terminate his or her relationship with NetNation at any time. NetNation's future success will also depend on its ability to attract, train, retain and motivate highly qualified technical, marketing, sales and management personnel. Competition for such personnel is intense, and NetNation may not be able to attract and retain key personnel.

Protection  and  Enforcement  of  Intellectual  Property  Rights

NetNation relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in its services. NetNation has no patented technology that would preclude or inhibit competitors from entering NetNation's market. NetNation has entered into confidentiality and invention assignment agreements with its employees and contractors, and nondisclosure agreements with its suppliers, distributors and certain customers in order to limit access to and disclosure of its proprietary information. These contractual arrangements or the other steps taken by NetNation to protect its intellectual property may not prove sufficient to prevent misappropriation of NetNation's technology or to deter independent third-party development of similar technologies. The laws of certain foreign countries may not protect NetNation's services or intellectual property rights to the same extent as do the laws of the United States and Canada. NetNation also relies on certain technologies that it licenses from third parties. These third-party technology licenses may not continue to be available to NetNation on commercially reasonable terms. The loss of the ability to use such technology could require NetNation to obtain the rights to use substitute technology, which could be more expensive or offer lower quality or performance, and therefore have a material adverse effect on NetNation's business, results of operations and financial condition. To date, NetNation is not a subject of a lawsuit in respect to NetNation's services infringing the proprietary rights of third parties, but third parties could claim infringement by NetNation with respect to current or future services. NetNation expects that participants in its markets will be increasingly subject to infringement claims as the number of services and competitors in NetNation's industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service installation delays or require NetNation to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to NetNation, or at all. As a result, any such claim could have a material adverse effect upon NetNation's business, results of operations and financial condition.

Future  Capital  Needs

NetNation has capital requirements for such applications as geographical expansion, marketing and advertising, the development of new services, and the expansion and upgrading of its technical infrastructure. NetNation may not be successful in generating sufficient cash from operations for those purposes and will need to raise additional capital. Failure to generate sufficient cash flows or to raise sufficient funds may require NetNation to revise, delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities and may make it difficult for NetNation to respond to competitive pressures, any of which could have a material adverse effect on NetNation's business, results of operations and financial condition.

OTC-BB  Eligibility  Requirements

Recently the NASD imposed eligibility requirements for continued listing on the OTC-BB. As a result of these new eligibility requirements NetNation is required to register under the Securities Exchange Act of 1934 (the "'34 Act") in order to maintain a listing on the OTCBB. The current phase-in schedule for the new eligibility requirements provide that NetNation must meet the requirements on or before October 7, 1999, including filing and clearing a registration statement under the '34 Act with the SEC. If NetNation is unable to meet the requirements in the prescribed time the shares of NetNation may be delisted from the OTC-BB and will automatically be quoted on a quotation service known as the "Pink Sheets" until such time as the eligibility requirement is met. NASD will append an "E" to the ticker symbol of NetNation 30 days prior to the delisting, which will denote that 30 days remain in which NetNation may meet the eligibility requirements. The appending of the "E" to NetNation's ticker symbol or a delisting from the OTC-BB may have a material adverse effect on the share price of NetNation's shares. The imposition of the NASD eligibility requirements has resulted in a large number of companies quoted on the OTC-BB filing registration statements under the '34 Act with the SEC, and accordingly there may be significant delays in clearing a registration statement with the SEC due to the volume of filings.

Control  by  Principal  Stockholders,  Executive  Officers  and  Directors

NetNation's Chief Executive Officer, David Talmor, and Chief Operating Officer, Joseph Kibur, in the aggregate, beneficially own approximately 61% of NetNation's outstanding Common Stock. As a result, such persons, acting together, will have the ability to control most matters submitted to stockholders of NetNation for approval (including the election and removal of directors) and to control the management and affairs of NetNation. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of NetNation, impeding a merger, consolidation, takeover or other business combination involving NetNation or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of NetNation, which in turn could have a material adverse effect on NetNation's worth.

Dilutive  Effect  of  Future  Sales  of  Securities

Future sales of substantial amounts of NetNation's Common in the public market could adversely affect the market price of the Common Stock and could experience dilution in their stock ownership of the Company and in the value of their shares. Dilution is a reduction in the value of the holder's investment measured by the difference between the purchase price of the shares of the Common Stock and the net tangible book value of the shares after the purchase takes place. No offering of securities of the company is currently planned, but NetNation may consider an offering in connection with future capital requirements. As at June 30, 1999 there were 10,233,000 shares of Common Stock which are restricted or affiliate shares ("Restricted Shares"). Those Restricted Shares will gradually be converted to free-trading shares, the sale of which could have a material adverse effect on the future market price of NetNation's Common Stock.

Year  2000
----------

IMPACT  OF  THE  YEAR  2000.   Many  currently  installed  computer systems and
software products are coded to accept or recognize only two digit entries in the date code field. These systems may therefor recognize a date using "00" as the year 1900 rather than the year 2000. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.

STATE OF READINESS. The third-party vendor upon which we materially rely is AT&T Canada which provides our connection to the Internet. AT&T Canada has responded to NetNation's inquiries into its year 2000 readiness. The AT&T Canada Year 2000 Program is actively managing the year 2000 readiness for several corporations which have been acquired by or have joined forces with AT&T Canada. One such corporation was MetroNet Communications,(now known as AT&T Canada Telecom Services Company) which provides the Internet connection for NetNation. AT&T Canada Telecom Services Company has achieved its Y2K Program objectives for the certification and deployment of network equipment and certification of the associated business systems. Furthermore, AT&T Canada is actively preparing and testing its contingency plans to further mitigate Year 2000 risks. Contingency planning involves developing alternative operational procedures that can be implemented if something unplanned happens. Examples of items included in the contingency plan are: employees of AT&T Canada directly involved in Y2K compliance have been asked to avoid taking vacations during December 31, 1999 to January 15, 2000; AT&T Canada personnel will be positioned at critical locations during the same time period to monitor network performance; agreements will be negotiated with contractors and vendors to ensure that technical support will be available during critical periods; power, fuel, water, heating, air conditioning, and ventilation sources will be proactively staged to support critical business operations; alternate methods of communicating with its customers will be available during critical periods. Lastly, AT&T Canada has indicated that while it is its goal to become Year 2000 Compliant, due to the complex nature of the telecommunications services AT&T Canada provides and the fact that its systems are interconnected with other carriers and suppliers, both domestic and international, AT&T Canada is unable to guarantee Year 2000 compliance or provide Year 2000 warranties. A more extensive description of the level of AT&T Canada's compliance with the Year 2000 subject is presented on their web site (http://www.attcanada.com).
                   -------------------------

NetNation is in the process of negotiating a contract for back-up Internet connectivity service from UUNET Canada Inc. (a subsidiary of MCI WorldCom Co.). This back-up connection will provide an alternate source of Internet connectivity should any interruption of the connectivity service from AT&T Canada occur due to the Year 2000 problem. NetNation expects to conclude the arrangement with UUNET Canada Inc. and have it operational by November 1999. The connectivity service from UUNET Canada Inc. would operate in parallel with the service from AT&T Canada. In terms of Year 2000 compliance, UUNET Inc. has indicated that it is currently engaged in a Y2K project to evaluate its readiness. UUNET Canada Inc. does not guarantee that it will be Year 2000 compliant.

Furthermore, NetNation has received disclosure statements from all other material third party vendors (in addition to a statement from AT&T Canada noted above) in regards to year 2000 readiness. In order to have a more accurate understanding of the readiness of all vendors, such can be divided into four categories. Eight (8) per cent of our material third party vendors indicate that they are year 2000 compliant and provide a warranty of such. Sixty-four (64) per cent indicate that they believe they are year 2000 compliant but provide no warranty of such. Twenty-eight (28) per cent indicate that they have a plan in place to assess and remedy year 2000 problems. Zero per cent of our material third party vendors have failed to consider the year 2000 issue. All material third party vendors provided a written disclosure statement of their respective year 2000 readiness. Oral statements were also received from sixteen (16) per cent of our material third party vendors, in addition to their respective written disclosures, confirming their respective year 2000 status.

NetNation is also conducting an internal assessment of all material information technology and non-information technology systems at our headquarters for Year 2000 compliance. Our internal assessment involves the analysis of both mission critical and non-critical systems. The assessment of all mission critical systems is complete and we believe all such systems are Year 2000 compliant. Non-critical systems are still being assessed and have a final confirmation date of September 30, 1999. However, due to the complex nature of our services and the fact that our systems are interconnected with other carriers and suppliers, both domestic and international, NetNation is unable to guarantee Year 2000 compliance or provide Year 2000 warranties.

COSTS  ASSOCIATED  WITH  YEAR  2000  ISSUES.

To date, we have incurred approximately $20,000 in identifying or evaluating Year 2000 compliance issues. Most of our expenses have related to, and are expected to continue to relate to, the upgrades or replacements, when necessary, of software or hardware, as well as costs associated with time spent by employees in the evaluation process and Year 2000 compliance matters generally. Future expenses are not expected to be material to our financial position or results of operations. These expenses, however, if higher than anticipated, could have a material and adverse effect on our business, results of operations and financial condition.

RISKS  ASSOCIATED  WITH  YEAR  2000  ISSUES

Based upon the year 2000 disclosure statements that we have received from the material third party vendors indicated above there can be no assurance that we will not discover Year 2000 compliance problems in our systems that will require substantial revisions or replacements. In the event that the operational facilities are not Year 2000 compliant, we may be unable to deliver services to our customers and all or portions of our Web site may become unavailable. In addition, there can be no assurance that third-party software, hardware or services incorporated into our material systems (especially of those vendors that have indicated that they cannot assure year 2000 compliance) will not need to be revised or replaced, which could be time-consuming and expensive. Our inability to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition.
Moreover, the failure to adequately address Year 2000 compliance issues in our software, hardware or systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies and others outside our control will be Year 2000-compliant. The failure by these entities to be Year 2000-compliant could result in a systemic failure beyond our control, including, for example, a prolonged Internet, telecommunications or electrical failure, which could also prevent us from delivering our services to our users, decrease the use of the Internet or prevent users from accessing our services, any of which would have a material adverse effect on our business, results of operations and financial condition.

CONTINGENCY  PLAN  FOR  YEAR  2000  ISSUES

Currently, we do not have a contingency plan to deal with the worst case scenario that might occur if technologies on which we depend are not Year 2000-compliant and fail to operate effectively after the Year 2000. The results of our Year 2000 compliance evaluation and the responses received from distributors, suppliers and other third parties with which we conduct business (especially of those vendors that have indicated that they cannot assure year 2000 compliance) will be taken into account in determining the need for and nature and extent of any contingency plans.

If our present efforts to address the Year 2000 compliance issues discussed above are not successful, or if distributors, suppliers and other third parties with which we conduct business do not successfully address such issues, our users could seek alternate suppliers of our products and services. Any material Year 2000 problem could require us to incur significant unanticipated expenses to remedy and could divert our management's time and attention, either of which could have a material adverse effect on our business, operating results and financial condition.

(d)     Financial  information  about  geographic  areas

The following table is a summary of revenues derived from customers in various geographic areas:
                                                                 6 Month Period
Country                        Year ended        Year ended      ended June 30,
                           December 31, 1997  December 31, 1998  1999(Pro-forma)
-------------------------------------------------------------------------------
U.S.                           $172,845           $562,817          $276,307
Canada                         $105,062           $342,105          $121,187
Europe                          $27,113            $88,285           $35,671
Asia                            $13,557            $44,142           $19,390
South & Central America         $10,167            $33,107           $14,542
Africa                           $6,778            $22,071            $9,695
Australia & New Zealand          $3,389            $11,036            $4,848

Note: The revenues have been compiled from the Canadian Subsidiary for the periods prior to April 7, 1999 representing the date of acquisition to allow for a more informative comparison. The period ended December 31, 1997 commenced February 19,1997.

As discussed elsewhere herein, NetNation's business plan includes an aggressive marketing campaign in Europe to expand its European customer base. For that purpose NetNation has established a representative sales office in London, England and is considering the establishment of offices in other areas of Europe.

Item  2          FINANCIAL  INFORMATION
-------

The following discussion encompasses the business operations of NetNation by specific reference to the web hosting business obtained through the acquisition of the Canadian Subsidiary.

For consistency in this registration statement, and except where otherwise noted, U.S. currency is used throughout. The rate of conversion from Canadian to U.S. currency in the following table was determined based on the fiscal year end (or interim period end) average exchange rate for items covering a period (income statement items), or the exchange rate as at fiscal year end (or interim period end) for items recorded as at a specific point in time (balance sheet items).

SELECTED  FINANCIAL  DATA

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this registration statement. The statement of operations data set forth below for the years ended December 31, 1997 and 1998, and the balance sheet data as at December 31, 1997 and December 31, 1998, are derived from the Canadian Subsidiary's audited financial statements included elsewhere in this registration statement. The statement of operations data for the six months ended June 30, 1999 and the balance sheet data as at June 30, 1999 are not audited. The historical results are not necessarily indicative of results to be expected for any future period.

Since its inception, NetNation has been focused on maximizing growth. Prior to April 1999, no significant external equity or debt was raised to assist in its growth. NetNation has operated on the basis whereby all excess cash flow was reinvested in NetNation in order to maximize growth. The majority of any surplus funds were invested in expanded marketing activities, particularly advertising. Advertising has been NetNation's prime generator of new business and has consistently proven its ability to generate revenue growth and new customers.

On April 7, 1999, NetNation raised $0.9 million through the issuance of common shares and on April 12, 1999, it raised a further $1.1 million of convertible debt financing in connection with the acquisition of the Canadian Subsidiary.

                           Selected Financial Data Table

                      Year ended         Year ended         6 Months ended
                     Dec 31, 1997       Dec 31, 1998        June 30, 1999
                       Audited            Audited             (Pro-forma)
                                                               Unaudited

Sales                  $338,911          $1,103,563            $930,640

Net Income (Loss)      ($19,645)          ($98,651)           ($278,143)

Long Term Debt             -                  -              $1,100,000

Total Assets            $92,064            $171,270          $2,097,359
------------            -------            --------          ----------

Note: The revenues have been compiled from the Canadian Subsidiary for the periods prior to April 7, 1999 representing the date of acquisition to allow for a more informative comparison. The period ended December 31, 1997 commenced February 19,1997.

Management's  Discussion  And  Analysis  Of  Financial  Condition And Results Of
--------------------------------------------------------------------------------
Operations
----------
The following discussion and analysis should be read in conjunction with NetNation's Financial Statements and Notes thereto and other financial information included elsewhere in this registration statement.

Overview

NetNation is a provider of Web site hosting and related enhanced Internet services to small and medium sized businesses. It focuses on delivering reliable, flexible and qualified Internet Web site hosting services that are backed by reliable customer support.

NetNation's revenues are derived from providing Web Hosting (87% of revenues) Domain Name Registration services (10% of revenues) and Server Co-Location (3% of revenues). NetNation has over 25,000 Internet domain names registered and about 7,000 web sites hosted as of June 30, 1999, worldwide. NetNation sells its products and services worldwide directly to customers through VARs (Value Added Resellers) and OEMs (Original Equipment Manufacturers). The geographic segmentation of revenue as at the six month period ended June 30, 1999 was 57% United States, 25% Canada and 18% international.

NetNation was incorporated pursuant to the laws of the State of Delaware on May 7, 1998, under the name Collectibles Entertainment IncOn April 14, 1999 Collectibles changed its name to NetNation Communications, Inc. in conjunction with the acquisition of the Canadian Subsidiary. The Canadian Subsidiary is a private company incorporated on February 19, 1997 under the laws of the Province of British Columbia. On April 7, 1999, pursuant to a Share Purchase Agreement between NetNation and the shareholders of the Canadian Subsidiary, NetNation acquired 9,000,000 Class A common shares and 1,000,000 Class B preferred shares of the Canadian Subsidiary, being all of the issued and outstanding share capital of the Canadian Subsidiary. As consideration for the purchase of the shares of the Canadian Subsidiary, NetNation issued 10,000,000 common shares to the shareholders of the Canadian Subsidiary.

As a result of these transactions, for accounting purposes the acquiror is the Canadian Subsidiary, on the basis that 67.72% of the issued and outstanding common shares of NetNation will be owned by the shareholders of the Canadian

Subsidiary and the entire Board of Directors of NetNation is now comprised of the entire Board of Directors of the Canadian Subsidiary along with one member from the original Board of NetNation. As the primary operating company is the legal subsidiary of NetNation, the nature of the business combination is a reverse takeover whereby the control of NetNation is acquired by the Canadian company and the consolidated financial statements are issued under the name of NetNation but described in the notes and elsewhere as a continuation of the Canadian operating company. The legal capital structure remains that of NetNation but the shareholders' equity of the Canadian Subsidiary will replace the shareholders' equity of NetNation.

As of June 30, 1999, NetNation has achieved significant revenue growth, having recorded ten consecutive quarters of increasing revenues. However, such a trend may not be sustainable by NetNation and it may experience significant fluctuations in its quarterly and annual results of operations due to a variety of factors, many of which may be outside of NetNation's control. Factors which may affect the volume of sales and unit pricing of products or services include:

a)     competitive  global  marketplace
b)     customer  care  and  service
c)     provision  of  reliable  and  continuous  service  with  minimal downtime
d)     ability  of  NetNation  to  scale  its  operations  to  meet  demand
e)     product  and  service  offerings  relative  to  competitors
f)     pricing  and  mix  of  product  and  service  offerings
g)     timing,  type  and  effectiveness  of  advertising  and marketing efforts
h)     effectiveness  of  VARs  to  expand  NetNation's  marketing  reach,  and
i)     economic  and  regulatory  influences  on  the  Internet  industry

NetNation attempts to price its products and services with a strategy to achieve long term profitability. However, fluctuations may occur from time to time in the margins of products and services. These fluctuations can be affected by several factors such as:

a)     competitive  pressures
b)     desire  to  achieve  market  penetration
c)     specific  pricing  strategies
d)     bundling  of  products  and  services
e)     commission  structure
f)     discounting,  and
g)     foreign  exchange

NetNation may also experience fluctuations in indirect costs for several reasons such as:

a)     availability  of  qualified  technical  &  professional  personnel
b)     expansion  of  premises  and  relocation  costs
c)     equipment  redundancy
d)     economic  environment
e)     access  to  capital  markets  and  related  borrowing  and  equity  costs
f)     merger  and  acquisition  costs,  and
g) costs related to global expansion (ie. offices, staffing, infrastructure etc.)

NetNation had sustained losses of $274,809 for the six months ended June 30, 1999, $98,651 for the year ended December 31, 1999 and $19,645 for the year ended December 31, 1997. As a percentage of revenues, these losses were 30%, 9% and 6% for the corresponding periods. The losses were primarily due to increased marketing and selling expenditures as NetNation used advertising as a vehicle to generate future growth and revenues. Further details of these and other expenses contributing to the losses are provided throughout this Management's Discussion and Analysis Section. During 1997 and 1998, and even into the first quarter of 1999, NetNation had operated on a close to breakeven basis. The first quarter of 1999 generated a small loss of $909 on revenues of $425,891. The operating history of NetNation indicates that the company can operate near breakeven.

However, during the second quarter of 1999, NetNation decided to increase its marketing and selling expenditures and this resulted in a loss of $273,900 on revenues of $484,749. The loss was 57% of revenues. The intent of the increased expenditures was to generate future revenues and growth. If NetNation adopted a slower growth policy of less than 5% revenue growth per quarter, then the losses would decrease towards the breakeven level as it had in the past.

Management has decided to accept sustained losses in the range of $100,000 per quarter for the next twelve months as it focuses on growth and future revenues. The sales and marketing group are directing their efforts towards larger groups and associations that are suitable for reseller and affiliate programs. The introduction of larger groups to NetNation will provide for a more stable customer base as they will be less likely to relocate to competitors. On the other hand, NetNation will endeavor to earn the loyalty of such groups. If the sales and marketing efforts are successful, the introduction of these groups into the customer base will contribute to sustained and increasing revenues. NetNation believes that the cost of attracting customers will decrease over time as more effort is directed to these reseller and affiliate programs.

NetNation is also directing its sales and marketing efforts to expanding its server co-location customer base. NetNation is currently negotiating equipment pricing and lease financing packages to ensure that the pricing of its server co-location packages to potential customers is extremely competitive within the industry.

NetNation believes that the broadening of its sales and marketing programs combined with measured expenditures towards these programs will bring NetNation into profitability near the end of year 2000.

Under a flat growth (ie. 0%) revenue model and no additional capital, NetNation would essentially operate near a breakeven or immaterial profit level. The reason for this position is that marketing and selling expenditures would have to be significantly reduced as they have already been demonstrated to generate future revenues. As of June 30, 1999, NetNation's current liquidity position was comprised of short term investments of $1,700,000, cash on hand of $115,245 and accounts receivable of $42,692. Future revenues from web hosting would be used towards working capital requirements. As at June 30, 1999, NetNation had recorded $223,026 of deferred revenues. These deferred revenues would flow to the income statement over the next twelve months. It is likely that many, if not most, customers would renew their service for a like period, thereby generating additional cash over the next twelve months. At the level of revenues of $910,640 to June 30, 1999, the deferred revenue represents approximately one and one-half month's of sales. Annualized, this would result in a cashflow of $1.8 million. In addition to this cashflow would be the customers that pay one month at a time and are, thus, not recorded as deferred revenue. This would represent a further $400,000 annually. The expenses to June 30, 1999 are approximately $1.2 million or about $2.4 million annualized. The revenues in aggregate are $2.2 million. As the marketing expenses are reduced to sustain a zero growth model, the revenues and expenses are approximately the same and in keeping with the close-to-breakeven model of the company over the past two years. However, the company still has approximately $1.9 million in liquidity as determined above and available to meet its convertible debt obligations of $1.1 million in September 2000 if the holders do not convert.

Liquidity  and  Capital  Resources

NetNation does not have any material commitments for capital expenditures as of June 30, 1999. NetNation had obtained $1,100,000 of financing through issuance of two convertible debentures on April 12, 1999.which mature September 30, 2000. Until the debenture holders exercise their right to convert some or all of the debentures to common shares, NetNation may have to obtain financing for repayment of some or all of the debentures on the maturity date. During the period to maturity of the debentures, NetNation will be subject to the risks inherent in the capital markets for Internet based technological companies seeking financing. The primary risks will focus on the amounts that are required to be raised by way of debt or equity and the pricing and terms of such debt or equity. On the other hand, if the debenture holders decide to convert their entire debenture amount, then NetNation will not be required to obtain funds to meet the obligation on maturity.

As NetNation does not have any other debt, there is no need for NetNation to consider the mix between debt, equity or other off-balance sheet financing arrangements that may optimize the relative cost of such resources at this time. However, NetNation must take into account the future cost of capital for possible repayment of the debentures mentioned above along with other possible uses of funds mentioned herein and, accordingly, structure an optimal mix of resources. Equity or debt financing may not be available to NetNation in the future on acceptable terms or at all. NetNation may need additional funds, which it may not be able to obtain. Except for the debentures mentioned above, NetNation does not have any material long term balance sheet items that affect liquidity and capital resources.

NetNation has historically satisfied its capital needs by cash generated from operations, by borrowing and by issuing equity securities. NetNation does not have bank operating facilities in place upon which it can draw funds. Through June 30, 1999 , NetNation had raised approximately $2.0 million indirectly through equity financings which included $1,100,000 of convertible debentures and $900,000 of Common Stock. After using $300,000 for working capital purposes, primarily for marketing and advertising, NetNation had reinvested the $1,700,000 balance of the proceeds in short term bank money market funds. As a result of the acquisition of the Canadian Subsidiary, the consolidated balance sheet as at June 30, 1999 indicates a deficit of $431,377. The deficit was primarily attributable to cash used in advertising and marketing both of which are variable expenses and monitored closely by NetNation On a quarterly basis, there may be periods which incur greater losses or earnings than in other periods due to the timing when expenses are incurred and associated revenues are received. These variations are considered normal as NetNation operates on a cashflow policy whereby excess cash is reinvested in NetNation in order to maximize growth.

NetNation has experienced rapid growth due to its reinvestment of earnings and capital into advertising and marketing supported by further investment in human resources and technological improvements. After due consideration for NetNation's geographic expansion plans, NetNation is in a position to maintain this pace of growth and reinvestment for the next twelve months. As of June 30, 1999, Netnation has experienced ten consecutive quarters of sales growth without any seasonal fluctuations.

NetNation records customer prepaid services as a liability on its balance sheet. These prepayments relate to packages whereby customers may prepay for three to twelve months of services. As at June 30, 1999, the prepaid revenue was $223,026 representing future revenues that will be recorded to income over the next twelve months.

NetNation's capital requirements may vary based upon the timing and success of the establishment of additional new offices in Europe and planned new offices in the United States and as a result of regulatory, technological and competitive developments or if demand for NetNation's services and associated products or its anticipated cash flow from operations is less or more than expected; NetNation's development plans or projections change or prove to be inaccurate; or it engages in any mergers or acquisitions. NetNation is not presently considering any specific business acquisition.

Outlook:  Issues  and  Uncertainties

Refer  to  "Risk  Factors"  herein.

Full fiscal years: Period from inception to December 31, 1997 and Year ended December 31, 1998

SALES

The majority of revenues are derived from customer fees for Web site hosting and enhanced Internet services. Normally, customers pay regular monthly fees for the Web site hosting service along with one-time set-up fees for the base and any enhanced Internet services. Customers have the option of a prepaid billing cycle ranging from monthly to annually. The monthly fees' are recognized as ratably over the one to twelve-month billing period selected by a customer. One-time set-up fees are typically recognized at the time that installation is completed.

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NetNation's revenues increased 348% from $338,911 in 1997 to $1,103,563 in 1998.
The rapid revenue increase from 1997 to 1998 resulted primarily from NetNation's success in increasing its number of Web site hosting accounts. There were 1,450 Web site hosting accounts at the end of 1997 and about 4,600 active accounts at the end of 1998. Although the price of NetNation's services did not change significantly between the comparison periods, the mix of its customers (by service-packages) did change toward the low-end service-package (EZsite). NetNation maintains an enviable record of over 99.9% Internet connectivity which contributes to it being selected by customers for reliable web hosting.

EXPENSES

Wages, Benefits and Subcontractors: This item increased from $167,834 in 1997 to $565,917 in 1998, an increase of 337%, which is essentially proportional to the revenue growth. The rise in these expenses from 1997 to 1998 resulted from the inherent need to build the appropriate business structure and administration, around the "technical core", in order to cover all the aspects of a business in the Internet environment. Both the Chief Executive Officer and the Chief Operating Officer were able to manage other key functions as they developed and expanded the business. For example, the Chief Executive Officer fulfilled many of the financial and legal roles for NetNation until a Chief Financial Officer and General Counsel were recruited in June and July 1999 respectively. The Chief Operating Officer managed some of the sales and systems responsibilities until other qualified individuals were similarly recruited. Furthermore, in order to service NetNation's growing customer base, there was an immediate need to increase the number of employees in order to maintain NetNation's quality standards for customer support.

Marketing and Selling: NetNation's marketing and selling expenses consist primarily of print and online advertising costs, Internet connectivity costs, fees paid to Domain Name registrars, Credit Card processing charges, and travel & entertainment expenses. Marketing and Selling expenses increased from $127,633 in 1997 to $454,836 in 1998, an increase of 356%. These increases are primarily the result of significantly expanded marketing and advertising programs in connection with NetNation 's efforts to expand its customer base, create national and international brands and the hiring of additional sales and marketing personnel. Of the increase, approximately $80,000 pertained to marketing and advertising costs associated with the California trial office as discussed in the section "Office and Administrative".

Office and Administrative: Office and administrative expenses consist primarily of office expenses and supplies, rent, professional fees, and general. Office and administrative expenses increased from $52,799 in 1997 to $160,589in 1998. This increase was primarily the result of increases in the number of employees and higher occupancy costs as the offices were relocated to larger premises within the same office tower. For example, NetNation's rent expense in 1997 was $11,817 and $62,877 for the year ended December 31, 1998. From June to December 1998, NetNation experienced a temporary significant increase in rent and other related costs as a result of its California office trial, which is now closed. Management decided to close the remote office and invest in further product development and advertising rather than continue with the US office due to NetNation's limited capital base at the time. Approximately $121,000 in non-recurring expenses was incurred over that six month period and has been expensed. Of this amount, approximately $80,000 would relate to marketing and advertising expenditures and $41,000 to premises and other operating costs.

Provision for Income Taxes: No provision for income taxes has been made in the accounts of NetNation due to the net loss in 1998 plus the tax loss carryforward from the prior year. The value arising from a reduction in the future income taxes from the carryforward of these losses has not been recognized in NetNation's financial statements, due to an offsetting valuation allowance which reflects the uncertainty of realizing the benefit of the loss carryforward prior their expiry.

NetNation has approximately $28,044 of losses available to offset future income taxes payable. Unless utilized, $3,913 will expire in 2004 and $24,131 will expire in 2005.

Net Income/Loss

The Net Loss for the year ended December 31, 1998 was $98,651 compared to a net loss for the period ended December 31, 1997 of $19,645. The period in 1997 commenced February 19, 1997, the date of incorporation of the Canadian Subsidiary. Amortization for the 1998 and 1997 periods was $31,777 and $9,762 respectively and was attributed to an increase in net capital assets of $52,233 to $109,252.


LIQUIDITY  AND  CAPITAL  RESOURCES

Since inception to December 31, 1998, NetNation has financed its operations solely through cash generated from operating activities. NetNation generated sufficient cash from operations to provide for both its rapid growth and to allow NetNation to maintain its original ownership structure.

Net cash provided by operations (1997: $76,208, 1998: $107,779) after adjustment for amortization, resulted primarily from an increase in accounts payable and accrued liabilities and deferred revenue which more than offset the net losses of $26,993 and $105,953 in 1997 and 1998 respectively. Net cash used for investing activities was principally for expenditures on computer equipment and for NetNation's network and support infrastructure (1997: $49,904, 1998:
$86,451).

After other nominal investing and financing activities, the cash at December 31, 1997 was $26,357 and at December 31, 1998 was $45,938.

Through June 30, 1999, NetNation raised $2.0 million through equity and convertible debt financing in connection with the acquisition of the Canadian Subsidiary. The $2.0 million was advanced to the Canadian Subsidiary, of which approximately $400,000 has been utilized by operations for acquisition of computer and office equipment, establishment of a UK office, additional marketing and advertising and payments on operational software. Over the next several months, the non-recurring expenditures would be for the operational software and implementation consulting, startup costs associated with the UK office and legal, accounting and regulatory fees. Management estimates that these non-recurring costs would not exceed $500,000 over the next six months. The remainder of the $2.0 million raised are unallocated and will be reserved for working capital purposes.

During the next twelve months, NetNation's short term investments of $1,700,000, cash on hand of $115,245, accounts receivable of $42,692 and web hosting revenues are expected to meet ongoing working capital requirements. If necessary, NetNation is able to reduce its marketing and selling expenditure level to allow the company to operate close to or at breakeven. However, by reducing marketing and selling expenditures, NetNation may be limiting the rate of growth of the company and, consequently, the level of revenues. Through to the end of the first quarter in 1999, NetNation had achieved its web hosting growth when it was operating on such a policy of adjusting marketing and selling expenditures. During the quarter ended June 30, 1999, NetNation increased its marketing and selling expenditures to $355,236 from $176,832 in the first quarter of 1999 and expects to reduce its marketing and selling expenditures to approximately the $250,000 level per quarter for the short term.

In planning for any longer term additional capital requirements for working capital purposes, NetNation must also consider its liquidity requirements for the potential maturity and repayment of any long term debt obligations. Although a potential requirement for capital may exist in the longer term, the raising of additional capital must occur in the short term to ensure that adequate funds are available if the need arises. Alternatively, financial arrangements by way of bank debt may be another method of preparing for a possible funding requirement without issuing additional share capital. Currently, NetNation may have additional capital requirements in the longer term for the possible maturity of its existing convertible debentures but the raising of funds must be considered during the shorter term. The existing convertible debentures aggregating $1,100,000 mature on September 30, 2000 and may or may not be converted. Presently, longer term capital resources are only available to NetNation through ongoing revenues. Any additional long term capital resources will require the raising of debt and/or equity.

Based upon the current usage of working capital, availability of capital and potential longer term funding requirements, it is possible that NetNation may have additional capital requirements within the next twelve months. Should this requirement materialize, then NetNation will have to raise additional funds through the issuance of common shares, convertible debt, bank debt or some combination of the foregoing and other financial instruments. NetNation has never had and, currently, does not have a bank operating facility. Any introduction of operating facilities or other bank debt would have to be negotiated with the banks. In addition, NetNation would have to enter into negotiations with other lenders for any other debt financing as there are no standby facilities in place. If additional common shares or convertible debentures are issued, there will or may be, depending upon conversion, or will be additional dilution of the existing shareholders.

Refer to the discussion of Liquidity and Capital Resources within the Overview section for further details regarding short term and long term liquidity.


Interim  period  ending  June  30,  1999

Results  of  operations

During the six months ended June 30, 1999 there were no known unusual or infrequent events or transactions or significant economic changes that occurred which materially affected the amount of reported income from continuing operations, and the extent to which income was so affected is also described except for the acquisition of Web hosting operations of the company which is now the Canadian Subsidiary of NetNation. The details of the acquisition are more fully described in Item (a) of this document under the section "Form and Year of Organization".

During the six months ended June 30, 1999 there were no known trends or uncertainties that have had or are reasonably expected to have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations.

The increases in net sale or revenues disclosed in the 1999 first and second quarter interim financial statements are directly attributable to an increase in the number of customers purchasing web hosting services.

There have been no material changes in financial condition of NetNation from its preceding fiscal year end December 31, 1998 to March 31, 1999. However, on April 7, 1999, NetNation raised $900,000 by the issuance of common shares. And on April 12, 1999, NetNation raised a further $1,100,000 by the issuance of two convertible debentures in the amount of $550,000 each. There were no other material changes in the financial condition of NetNation though to June 30, 1999. Please refer to Item 10 containing the section "Recent Sales of Unregistered Securities" which describes further details of each of these transactions.

Between the period June 30, 1998 and June 30, 1999, there were two material changes in results of operations; the first pertained to an increase in marketing and selling expenses from $172,583 to $355,285, and the second pertained to an increase in deferred revenue from $98,568 to $223,026.

The increased marketing and selling effort resulted in revenues increasing from $433,790 for the six months ended June 30, 1998 to $930,640 for the six months ended June 30, 1999. During the six months ended June 30, 1998, the marketing and selling expenses were $240,894 compared with $534,067 for the six months ended June 30, 1999. The increased expenditures were consistent with NetNation's objective to increase its customer base.

Marketing and selling expenses have not always increased with revenues in each reporting period. For example, during the quarter ended December 31, 1998, the marketing and selling expenses declined to $68,311. During this quarter, NetNation was re-evaluating the marketing portfolio with respect to the mix of "online" ads versus "print" ads and publications by reducing selected levels of advertising. As a result of its review, the marketing and selling expenses were increased to $178,782 in the next quarter ended March 31, 1999 and to $355,285 for the quarter ended June 30, 1999.

As NetNation attracted more customers due to its marketing and selling efforts, the amount of deferred revenue also increased along with revenues applicable to the latest quarter. As customers select their service programs, the mix of services which has been selected by customers as a group may vary from time to time. Any change in the mix of programs may also affect the amount of deferred revenue.

Exposure  to  Market  Risk

NetNation believes its exposure to overall foreign currency risk is immaterial. NetNation does not manage or maintain market risk sensitive instruments for trading or other purposes and is, therefore, not subject to multiple foreign exchange rate exposures.

NetNation reports its operations in US dollars and its currency exposure, although considered by NetNation as immaterial, is primarily between the US and Canadian dollars. Exposure to the currencies of other countries is also immaterial as international transactions are settled in US dollars. Any future financing undertaken by NetNation will be denominated in US dollars. As NetNation increases its marketing efforts, the related expenses are basically in US dollars except for the marketing efforts in the UK and Canada. If these advertisements are coordinated through a US agency, then the expenses are in US dollars. NetNation is not exposed to the effects of interest rate fluctuations as it does not carry any debt, except for the $1.1 million of convertible debentures, denominated in US dollars, but which do not bear any interest.

Item  3          PROPERTIES

Facilities
----------

NetNation's executive offices and Network Operation Center, are located in Vancouver B.C., Canada. They consist of approximately 6,700 square feet, which is leased pursuant to agreements that expire on April 30, 2002. The annual lease rate is $19.55/square foot which includes additional rent. NetNation's rent expense in 1997 was $11,817 and $62,877 for year ending December 31, 1998. Commencing July 1, 1999, NetNation has established a representative sales office in London, England, which consists of approximately 300 square feet and is leased on a month to month basis. All property is insured to industry standards.

NetNation's Network Operation Center houses NetNation's servers, which feature fast UNIX, Windows NT and Linux servers on an 155 Mbit network connection, directly linked to major Internet backbones. NetNation's 155 Mbit network, including all of its servers, is devoted to NetNation's Web site hosting business, and none of the servers are devoted to supporting dial-up access.

Item  4          SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND
                 MANAGEMENT

a.     Security  ownership  of  certain  beneficial  owners  and  management

Except as otherwise noted, the following table sets forth certain information known to NetNation with respect to beneficial ownership of NetNation's Common
Stock  as  of  June  30,  1999  by:

(i) each stockholder known by NetNation to be the beneficial owner of more than 5% of NetNation 's Common Stock;
(ii)    each  director  of  NetNation;  and
(iii)   each  of  the  named  Executive  Officers.

Title of   Name and Address                 Amount of        Percent of Class(2)
Class      of Beneficial Owner         Beneficial Ownership
--------------------------------------------------------------------------------
Common     David Talmor
           CEO, President, and Director     4,500,000(1)            30.47%
           6480 Dakota Drive
           Richmond, B.C., Canada

Common     Joseph Kibur
           COO and Director                 4,500,000               30. 47%
           1189 Howe Street, Suite 211
           Vancouver, B.C., Canada

Common     Ernest Cheung
           Director                              0                    0%
           6091 Richards Drive
           Richmond, B.C., Canada

Common     Ashley Sinclair
           CFO                                   0                    0%
           Suite 802, 1311 Beach Avenue
           Vancouver, B.C., Canada

Common     All Executive Officers and
           Directors as a Group             9,000,000               60.94%

Except  as  noted below, all shares are held of record by the named individual.

1 2,250,000 common shares beneficially held by David Talmor are registered in the name of Shelley Talmor, wife.

2 Based on a total issued and outstanding share capital as at June 30, 1999 of 14,767,000 common shares .

The Canadian Subsidiary intended to grant the right to participate in an Incentive Stock Option Plan (the "Incentive Plan") to the majority of the current employees, officers, consultants, independent contractors, advisors and a few former employees of the Canadian Subsidiary. The Incentive Plan was supposed to provide an option to buy the Canadian Subsidiary's Class B Preferred Shares at a price of Cdn $0.01 per share. A total of 1,000,000 shares of Class B Preferred stock were reserved for issuance under the Incentive Plan. On the verge of the transaction with Collectibles, management of the Canadian Subsidiary decided to advance the issuance of all the available non-assigned shares (the remainder of the plan) to the appropriate persons, at a price of Cdn $0.01 per share. The employees paid for the par value of their allotted shares that were then held in escrow. As a result of the transaction with Collectibles, every Class B Preferred share of the Canadian Subsidiary was replaced with one common share of Collectibles. These shares are subject to an "Escrow Agreement" and are subject to cancellation if certain performance release conditions are not met.

With respect to former employees, management of the Canadian Subsidiary had a policy to provide recognition to those persons that were positively involved in the company's evolution. Therefore, employees that had left the company, either because of personal reasons or as a result of lay-off, were treated as existing employees for plan eligibility purposes. Former employees that received a benefit under the escrow incentive plan include Bethlehem Berhanu-Kidanu, Yared Demissie and Dereje Tesfa.

There are no arrangements known to NetNation, the operation of which may at a subsequent date result in a change of control in NetNation.

Item 5          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL

The following table sets forth certain information regarding the executive officers and directors of NetNation:


NAME             AGE     DIRECTOR/OFFICER SINCE           POSITION
-------------------------------------------------------------------------------
David Talmor*     40     April 7, 1999             President, Chief Executive
                         (March 12, 1997 for       Officer(CEO), Secretary and
                         the Canadian Subsidiary)  Director

Joseph Kibur*     26     April 12, 1999            Chief Operating Officer (COO)
                         (March 12, 1997 for       and Director
                         the Canadian Subsidiary)

Ernest Cheung     48     February 1, 1999          Director

Ashley J.         50     June 14, 1999             Chief Financial Officer,
Sinclair*                (July 1999 for            (CFO), Treasurer
Treasurer                the Canadian Subsidiary)
--------------------------------------------------------------------------------

* David Talmor is a director, President and Chief Executive Officer of the Canadian Subsidiary. Joseph Kibur is a director, secretary and Chief Operating Officer of the Canadian Subsidiary. Ashley J. Sinclair is Chief Financial
Officer  of  the  Canadian  Subsidiary.

Each director will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each officer serves at the discretion of the Board of Directors (the "Board").

It is NetNation's intention to expand the Board in the near future to include potential representation from new equity investors along with the addition of one additional independent director, to create a board with a total of five members, and to appoint a three member audit committee.

There is no family relationship between any director, executive officer or person nominated or chosen by NetNation to become a director or executive officer.

Business  experience

David Talmor was appointed Chairman of the Board, President, Chief Executive Officer and Secretary of NetNation Communications Inc., Delaware, U.S.A., in April 1999. Since March 1997, Mr. Talmor served as Director, Chief Executive Officer and President of the Canadian Subsidiary of NetNation Communications Inc. Mr. Talmor has over 15 years of business experience, both in Financial/Business roles (more recently), and in Electronics Engineering roles (Israeli Air Force, Eldat and Moldat - see below). From 1996 to 1997, he was President of Minerva Ventures Management, Richmond, British Columbia, Canada, investigating suitable technological companies as investment and acquisition candidates. From 1994 to 1995, he was Business Development Manager of MacDonald Dettwiler & Associates Ltd., Richmond, British Columbia, Canada, (www.mda.ca), a Canadian company in the field of satellites' ground stations. Mr. Talmor received a B.A. in Accounting, Economics and Statistics and an M.B.A., both from Tel-Aviv University in 1985 and 1988 respectively. In addition, Mr. Talmor received an Electronics Diploma from both "the Technological Institute of Tel-Aviv in 1976 and from the Israeli Air-force in 1978.

Joseph Kibur was appointed a Director and Chief Operating Officer of NetNation Communications Inc., Delaware, U.S.A., in April 1999. Since March 1997 he served as Director, Chief Operating Officer and Secretary of the Canadian Subsidiary of NetNation Communications Inc. From 1995 to 1997 Mr. Kibur operated his own Internet consulting business (Superhighway Consulting, Vancouver, British Columbia, Canada) until he co-founded the Canadian Subsidiary of NetNation Communications Inc. with Mr. David Talmor. Prior, Mr. Kibur attended Simon

Fraser University, Burnaby, British Columbia, Canada, and in 1996 obtained his Bachelor of Science (B.Sc.) degree in Management and Systems Science (Computer Science, Business and Mathematics).

Ernest Cheung has served as Director of NetNation Communications Inc., Delaware, since February 1999. Since 1996 he has been a Director of BIT Integration Technology, Inc. (ASE). From 1994 to 1996 he was Vice President of Finance and Director of BIT Integration Technology, Inc. of Toronto, Canada. From 1992 to 1995 he served as a Director of Tele Pacific International Communications Corp.
(VSE). He has also served as a Director for Richco Investors, Inc. (CDN) since 1995. From 1993 to 1994 he was Vice Chairman, Tele Pacific International Communications Corp. of Vancouver, B.C., Canada. Mr. Cheung received an MBA in Finance and Marketing from Queen's University, in Kingston, Ontario in 1975, and obtained a Bachelors Degree in Math in 1973 from University of Waterloo, Ontario.

Ashley James Sinclair has served as Chief Financial Officer and Treasurer of NetNation Communications Inc., Delaware, since June 1999. Previously in 1999 Mr. Sinclair has served as Chief Financial Officer and Director of Telepost Communications Inc. a post production company in Vancouver, Canada. From 1994 to 1998, Mr. Sinclair was employed by Kolter Corporation, Toronto, Canada, one of Canada's oldest private property management and real estate companies, and also by Kolter Corporation's subsidiaries as Vice President Finance of Brant Securities Limited, Toronto, Canada and Director Trade Finance and Acting Managing Director of Euro Canadian Bank & Trust Company Ltd., Nassau, Bahamas. Mr. Sinclair received his B.Math. from the University of Waterloo and an MBA from the University of Manitoba. His professional designations include a CA (Chartered Accountant) and CMA (Certified Management Accountant).

Item  6          EXECUTIVE  COMPENSATION
-------

Summary  Compensation  Table
----------------------------

The following table discloses all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer ("CEO") or individual acting in a similar capacity during the last completed fiscal year. The table includes executive compensation paid to the principals of the Canadian Subsidiary prior to it being acquired by NetNation.


Name and     Annual Compensation      Long Term Compensation          All other
Principal                                                          Compensation
Position
-------------------------------------------------------------------------------
                                     Awards                Payouts
-------------------------------------------------------------------------------
                                     Restricted  Securities
                            Other    Shares Or   Under                    All
               Salary Bonus Annual   Restricted  Options/SARs  LTIP      other
        Year**  (USD$) ($)  Comp.    Share Units Granted       Payouts   Comp.
                             ($)     ($)         (#)           ($)        ($)
  (a)      (b)   (c)   (d)   (e)     (f)         (g)           (h)        (i)
-------------------------------------------------------------------------------
David
Talmor,   1998* 56,395  -     -       -           -             -          -
CEO,
President 1997* 21,542  -     -       -           -             -          -
and
Director  1996*   -     -     -       -           -             -          -
-------------------------------------------------------------------------------

* Compensation in these years precedes the acquisition of the Canadian Subsidiary by NetNation, and accordingly the Principal Position and compensation columns relate to payments made by the Canadian Subsidiary and not NetNation.

**     NetNation's  fiscal  year  end  was  changed  to December 31, in order to match the fiscal year end of the Canadian Subsidiary. The information in the above table is presented as at December 31 for each of the relevant years.

Option/SAR  Grants  or  Exercises  and  Long  Term  Incentive  Plan

There were no stock option grants, Stock Appreciation Rights (SAR's) grants, option/SAR exercises or Long Term Incentive Plans (LTIP's) awarded to the named executive officers in the last three financial years or the subsequent period.

Defined  benefit  of  actuarial  plan

NetNation  does  not  have  a  defined  benefit  or  actuarial  plan  in  place.

Compensation  of  Directors

There are no standard arrangements pursuant to which directors of NetNation are compensated for services provided as a director, including any additional amounts payable for committee participation or special arrangements.

There were no arrangements pursuant to which any director of NetNation was compensated during NetNation's last completed fiscal year for any service provided as a director. NetNation intends to implement a compensation plan for directors that are not otherwise officers or employees of NetNation.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are currently no employment contracts in place with the directors and officers of NetNation other than the standard employment agreements used for all employees. NetNation intends to review its contracts with certain key individuals including the rights and obligations of NetNation upon the resignation of an officer, or upon a change in control of NetNation.

Compensation  Committee  Interlocks  and  Insider  Participation

Currently, the Board of Directors of NetNation also performs the function of the companesation committee. Mr. Talmor and Mr. Kibur participated as directors in deliberations of the Board of Directors concerning executive compensation. No executive officer of NetNation served as a member of a compensation committee or other board committee performing equivalent functions with another entity during the last completed fiscal year.

Performance  Graph

No performance graph is available as NetNation does not currently have a class of common stock registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item  7          CERTAIN  RELATIONSHIPS  AND  RELATED TRANSACTIONS
-------

a.     Transactions  with  management  and  others

No director, executive officer or nominee for election as a director of NetNation, and no owner of five percent or more of NetNation's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

b.     Certain  business  relationships

There are no business relationships regarding directors or nominees for directors during NetNation's last fiscal year.

c.     Indebtedness  of  Management

There are no persons who are directors, executive officers of NetNation, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) are indebted to NetNation in an amount in excess of $60,000.

d.     Transactions  with  Promoters

There are no promoters of NetNation other than David Talmor and Joseph Kibur, who are also directors and officers of NetNation.

Item  8     LEGAL  PROCEEDINGS

NetNation is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, its officers and directors know of no legal proceedings against NetNation or its property contemplated by any governmental authority.

Item 9 MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

a.     Market  information

Principal Market. NetNation's common shares are principally traded on the over the counter market, with quotations posted on the Over-the-Counter Bulletin Board under the ticker symbol NNCI. Prior to April 27, 1999, the common shares of NetNation traded under the ticker symbol CBET, reflecting the previous name of NetNation as Collectibles Entertainment Inc. On April 27, 1999, NetNation began trading under the ticker symbol NNCI.

High and Low Bid Information. The Common Stock of NetNation began trading on February 3, 1999 under the ticker symbol CBET on the OTC-BB. During the period from the commencement of trading to March 31, 1999 the Common Stock of NetNation traded at a high of $4.500 and a low of $1.997. During the period ending June 30, 1999, the Common Stock traded at a high of $6.125 and a low of $3.250. Quote data is obtained from Canada Stockwatch. Quotations posted on the OTC-BB reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

b.     Holders.

As at April 7, 1999, being the closing date of the acquisition of the Canadian Subsidiary, there were approximately 103 stockholders of record holding 14,547,000 common shares of NetNation.

c.     Dividends.

NetNation has not declared any cash dividends on Common Stock for the last 2 fiscal years or any subsequent interim period. NetNation does not intend to pay cash dividends in the foreseeable future.

Item 10          RECENT SALES OF UNREGISTERED SECURITIES

All  amounts  shown  under  this  item  are  in  U.S.  dollars.

On May 7, 1998, NetNation issued 1,000,000 shares of its Common Stock at a price of $0.02 per share for aggregate cash proceeds of $19,900 and an account receivable for $100.00 to Robert A. Berk, a director, who has since resigned. The shares were issued pursuant to action taken at NetNation's initial organization meeting of the Board of Directors. As the purchaser was a director and officer at the date of issuance the shares were subject to the affiliate rules and Rule 144 under the Act. These shares were subsequently surrendered to NetNation and cancelled on April 7, 1999 as part of the acquisition, but without any additional consideration or compensation to the director, of the Canadian Subsidiary.

On June 16, 1998, NetNation completed a sale of 97,000 shares of its Common Stock at a price of $0.10 per share for aggregate cash proceeds of $9,700. NetNation had no operations and the board of directors determined that the share price was reasonable in contemplation of NetNation's desire to enter the memorabilia distribution business. This offering was made without registration under the Securities Act of 1933, as amended, (the "Act") in reliance upon the exemption from registration afforded by sections 4(2) and 3(b) of the Securities Act and Rule 504 of Regulation D promulgated thereunder. If the exemption under Rule 504 of Regulation D is not available, NetNation believes that this sale was also exempt under Regulation S and Sections 3(b) and 4(2) under the Act, due to the foreign residency of the purchasers. In addition, one purchaser, Yarek Bartosz, was a former director of NetNation and another purchaser was an immediate family member of Yarek Bartosz. The following table outlines the names of the 70 purchasers and their respective purchase of shares:

   SHAREHOLDER     NUMBER OF SHARES
   -----------     ----------------
   Anger, Mike                1,000
   Anger, Tracey              1,000
   Archer, Bonny              1,000
   Archer, Walter             1,000
   Archer, Nicole             1,000
   Archer, Bill               1,000
   Archer, Karrina            1,000
   Archer, Taren              1,000
   Bartosz, Yarek             6,500
   Bartosz, Roxane            6,500
   Bartosz, Miro              4,000
   Brar, Gurdev Kaur          1,000
   Brar, Chand Singh          1,000
   Brar, Joginder Singh       1,000
   Checkers Investments Ltd. 13,000
   Degroot, Bernie            1,000
   Dennis, Cathy              1,000
   Dhaliwal, Jagsir Kaur      1,000
   Dhalla, Azmina             1,000
   Dhalla, Nadira             1,000
   Dhalla, Aminmohamed        1,000
   Edwards, Debra A.          1,000
   Edwards, Kenneth Brian     1,000
   Edwards, Tammy             1,000
   Elliott, Maureen           1,000
   Fauser, Juanita            1,000
   Fauser, Darrel             1,000
   Fazal, Shamila             1,000
   Fazal, Anil                1,000
   Ferris, Edith              1,000
   Gill, Beant Singh          1,000
   Godzic, Jarek              1,000
   Godzic, Robert             1,000
   Gordon, Judy               1,000
   Gordon, Karly              1,000
   Hiscock, Cheryl            1,000
   Hopkins, Ronald            1,000
   Husarik, Dean              1,000
   Imbery, Collette           1,000
   Jarvis, Heather            1,000
   Jarvis, John               1,000
   Jones, Jacqueline R.       1,000
   Kanji, Farzana             1,000
   Liggins, Kevin             1,000
   Lodomez, Blaine            1,000

   Mand, Harjit               1,000
   Mand, Ranvir               1,000
   Mangat, Sharen             1,000
   Maxwell, Germaine          1,000
   McCourt, Stephen           1,000
   McDonald, Reuben           1,000
   McDonald, Marion           1,000
   McMurray, David            1,000
   McMurray, Melanie          1,000
   Merali, Shabir             1,000
   Messerschmidt, Mavis       1,000
   Miller, Ron                1,000
   Minhas, Jasbir Singh       1,000
   Mithani, Shairoz           1,000
   Mithani, Ashraf            1,000
   Morisseau, Garry           1,000
   Morisseau, Helga           1,000
   Rajan, Atif                1,000
   Rakos, Brian               1,000
   Rayani, Karim              1,000
   Shariff, Altaf             1,000
   Shariff, Karim             1,000
   Sulima, Jeffery            1,000
   Sulima, Lenard             1,000
   Sulima, Elaine             1,000
                             ------
   TOTAL:                    97,000
   ------                    ------

On February 1, 1999, NetNation completed a sale of 4,000,000 shares of its Common Stock at a price of $0.01 per share for aggregate cash proceeds of $40,000. The board of directors had set the share price based upon the fact that NetNation was still a development stage company and had no operations. Efforts to establish NetNation for the purpose of operating an online sports card and other tradeable memorabilia distribution business were not successful and a reduced share price from the previous offering made on June 16, 1998 was warranted to raise capital. This offering was made to 17 purchasers without registration under the Act, in reliance upon the exemption from registration afforded by Rule 504 of Regulation D. If the exemption under Rule 504 of Regulation D is not available, NetNation believes that this sale was also exempt under Regulation S and Sections 3(b) and 4(2) under the Act, due to the foreign nationality of all purchasers, their prior contacts with NetNation and its management and the limited number of investors. The following table outlines the names of the 17 purchasers and their respective purchase of shares:


  SHAREHOLDERS               NUMBER OF SHARES
  ------------               ----------------
  Chalmers, Lindsay               240,000
  Oxland, Campbell                240,000
  Herbers, Dave                   240,000
  Bardsley, Jeanette              230,000
  Fearn, Heidi                    240,000
  Tigerlily Financial Inc.        250,000
  Industrial Equity Fund          220,000
  Colossus Services Ltd.          220,000
  Petrossian, Arin                240,000
  Andrus, Randy                   240,000
  Stephen, Andre                  230,000
  Assaf, Fares Jean               240,000

  Simon, Andre                    230,000
  Roehlig, Arndt                  240,000
  Hacklett, Michelle              230,000
  Simon, Ara                      230,000
  Murphy, Gerard                  240,000
                                ---------
  TOTAL:                        4,000,000
  ------                        ---------

On April 7, 1999, NetNation issued 10,000,000 shares of its Common Stock to all 33 shareholders of the Canadian Subsidiary in exchange for all of their shares of the Canadian Subsidiary. The shares were issued pursuant to a Share Purchase Agreement between the Canadian Subsidiary, its shareholders and Collectibles (now NetNation). This share exchange created the parent/subsidiary (wholly-owned) relationship between NetNation and the acquired Canadian company (also named NetNation Communications Inc.). The issuance was made without registration under the Act, in reliance upon the exemption from registration afforded by Regulation S and Sections 3(b) and 4(2) under the Act, due to the foreign nationality of the shareholders of the Canadian Subsidiary and their relationship to NetNation. As such the shares are restricted in accordance with Rule 144 under the Act. The issuance of the shares to 32 of the shareholders may also be exempt from registration pursuant to Rule 701 promulgated under the Act as these shareholders are also officers and/or employees of the Canadian Subsidiary. The remaining shareholder is an immediate family member of a director of NetNation. Subsequent to the issuance of the shares, 80,000 of these securities were surrendered and cancelled by NetNation due to two employees leaving NetNation. The following table outlines the names of the purchasers and their respective purchase of shares:


  SHAREHOLDER                 NUMBER OF SHARES
  -----------                 ----------------
  Talmor, David                   4,500,000
  Kibur, Joseph                   4,500,000
  Kirby, Simon                      144,000
  Ponsford, Blair                   144,000
  Kruk, Christopher                  72,000
  Asfaw, Mahdere                     48,000
  Demissie, Yared                    48,000
  Melgazzi, Marco                    48,000
  Romano, Leo                        48,000
  Thomasson, Scott                   48,000
  Ursu, Corina                       48,000
  Whitham, Paul                      48,000
  Howes, Charles                     36,000
  Medianu, Calin                     36,000
  Muenz, George                      36,000
  Clark, Adam                        18,000
  Gibson, Josh                       18,000
  Negash-Ali, Kemeria                18,000
  Baylen, Fritz                      12,000
  Hassen, Numan                      12,000
  Hirsch, Dave                       12,000
  Ikeda, Atsushi                     12,000
  Lindsay, Kevin                     12,000
  Danchak, Tracee                    12,000
  Smith-Gibbon, Peter                12,000
  Sykut, Zolynne                     12,000
  Wood, Garth                        12,000
  Yonas, Terses                      12,000
  Bezalel, Ofer                       7,000

  Berhanu-Kidanu, Bethlehem           5,000
  Orpilla, Benjamin                   5,000
  Tesfa, Dereje                       5,000
                                 ----------
  TOTAL:                         10,000,000
  ------                         ----------

On April 7, 1999, NetNation completed a sale of 450,000 shares of its Common Stock at a price of $2.00 per share for a total of $900,000. The offering was made to two investors, Polaris Investitionen Ltd. and Beste Investitionen Ltd., without registration under the Act, in reliance upon the exemption from registration afforded by Rule 504 of Regulation D. If the exemption under Rule 504 of Regulation D is not available, NetNation believes that this sale was also exempt under Regulation S and Sections 3(b) and 4(2) under the Act, due to the foreign residency of both purchasers, their level of sophistication and the limited number of investors. The price per share in the offering was determined by the board of directors of NetNation in connection with the acquisition of the Canadian Subsidiary. At the time the transaction was under negotiation, the share price was trading in the $2.00 to $3.00 range and the offering price reflected the size, volatility and risk commensurate with the nature of the transaction. Refer to the section entitled "Billing and Working Capital
Practices"  herein  for  a  description  of  the  use  of  proceeds.

On April 12, 1999, NetNation completed a sale of two Series A Convertible Debentures in the amount of $550,000 each, to two investors, Polaris
Investitionen Ltd. and Beste Investitionen Ltd., for aggregate proceeds of $1,100,000. The pricing of the Debentures was negotiated at the same time as the pricing for the sale of Common Stock (see preceding paragraph). The trading range from commencement of trading on February 3, 1999 to the date of issuance of the Debentures was $2.00 to $5.50. The Convertible Debentures mature on September 30, 2000. The holder of each Convertible Debenture is entitled, at its option, at any time commencing thirty days after issue to convert up to one hundred percent of the original principal face amount into shares of Common Stock, at a deemed conversion price for each share of Common Stock of $2.00. The offering was made without registration under the Act, in reliance upon the exemption from registration afforded by Regulation S and Sections 3(b) and 4(2) under the Act, due to the foreign residency of both purchasers, their level of sophistication and the limited number of investors. The conversion price per share in the offering was determined by the board of directors of NetNation based on the previous offering of Common Stock at $2.00 per share which was completed on April 7, 1999. The securities issued upon conversion of the debentures will be issued subject to restrictions on resale in accordance with Rule 144 under the Act. Refer to the section entitled "Billing and Working Capital Practices" herein for a description of the use of proceeds.

On June 23, 1999 NetNation issued 300,000 Shares of its Common Stock to Veritas Communications Group Ltd. ("Veritas"), as consideration for the provision of investor relations and business consulting services. The number of shares was determined by NetNation's board of directors based on arm's length negotiations. On June 2, 1999, when NetNation entered into an agreement with Veritas, the Common Stock was trading in the $4.125 to $4.500 range. Due to the restricted nature of the shares and further release requirements as outlined below, management had factored a 50% discount and, accordingly, estimated the value of service to be provided by Veritas over the term of the agreement at approximately $0.6 million. The issuance was made without registration under the Act, in reliance upon the exemption from registration afforded by Regulation S and Sections 3(b) and 4(2) of the Act, as the holder is a non-domestic person. The shares are restricted pursuant to Rule 144 of the Act. These shares are further subject to escrow release requirements and are subject to an earn-out at the rate of 20,000 shares per month for the first six months of service, and 30,000 per month for the second six months of service. All shares earned after 12 months will be subject to contractual volume restrictions on resale. On July 30, 1999, NetNation exercised its right to terminate the agreement with the last day for the provision of services by Veritas to be August 31, 1999. Under the terms of the agreement, NetNation will issue 60,000 shares to Veritas.

NetNation has not sold any securities in reliance upon a registration statement filed under the Securities Act.

Item 11          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

a.     Capital  Stock

The authorized capital stock of NetNation consists of 50,000,000 common shares (the "Common Stock") at US$0.0001 per share. Holders of Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion or pre-emption rights and is not subject to redemption or to any sinking fund provisions.

All shares of Common Stock are entitled to share equally in dividends from sources legally available therefore when as and if declared by the Board of Directors and, upon liquidation or dissolution of NetNation, whether voluntary or involuntary, to share equally in the assets of NetNation available for distribution to the shareholders.

All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable.

Each holder of Common Stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. There are no restrictions on alienability of the Common Stock, nor are there any provisions discriminating against any existing or prospective holder of the Common Stock as a result of the shareholder owning a substantial amount of securities.

There are no provisions of NetNation's Certificate of Incorporation or Bylaws that would have an effect of delaying, deferring or preventing a change in control of NetNation and that would operate only with respect to an extraordinary corporate transaction involving NetNation.

ITEM 12     INDEMNIFICATION OF DIRECTORS AND OFFICERS

NetNation shall indemnify, to the full extent and in the manner permitted under the laws of Delaware and any other applicable laws, any person made or threatened to be made a party to an action or proceed-ing, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director or officer. The right to indemnification is deemed to be a contract between the corporation and each covered director and officer, and any repeal or modification of the right to indemnification cannot retroactively reduce the scope of protection. The foregoing rights of indemnification are not exclusive of any other rights to which any director or officer or his legal representative may be entitled.

Delaware laws permits a corporation to indemnify a director or officer named in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his role as an officer or director of such corporation, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably paid by the director or officer. There is no obligation to indemnify a director or officer if they did not act in good faith and in the best interests of the corporation, or in the case of a criminal proceeding they had reason to believe they were acting unlawfully. The determination of whether a director or officer is entitled to indemnification is made by vote of the board of directors, provided that any director seeking indemnification is not entitled to vote.

ITEM  13     FINANCIAL  STATEMENTS  AND  SUPPLEMENTARY DATA

Financial Statements of NetNation, including the Canadian Subsidiary, are set forth beginning on page F-1.

Item 14 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

No changes in and disagreements with accountants are reportable pursuant to this item.

Item  15     FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Index  to  Financial  Statements


Exhibit   Description                                                    Page
-------   -----------                                                    ----
F/S-1 Audited Financial Statements of the Canadian Subsidiary for the fiscal year ended December 31, 1998 (Expressed in U.S.
          dollars)
          Auditor's Report
          Balance Sheets
          Statements of Operations and Deficit
          Statements of Cash  Flows
          Notes to Financial Statements
F/S-2     Audited Financial Statements of Collectibles Entertainment
          Inc. for the period ended December 31, 1998
          Independent Auditor's Report
          Balance Sheet
          Statements of Operations
          Statements of Cash Flows
          Notes to Financial Statements
F/S-3 Unaudited Consolidated Financial Statements of NetNation Communications Inc. for the period ended June 30, 1999
          Balance Sheets
          Statements of Operations and Deficit
          Statements of Cash Flows
          Statement of Share Capital and Deficit
          Notes to Financial Statements'
F/S-4 Unaudited Pro-forma Consolidated Financial Statements of Collectibles Entertainment Inc. as at December 31, 1999
          Pro-Forma Consolidated Statement of Loss
          Notes to Pro-Forma Consolidated Financial Statements
F/S-5 Unaudited Pro-Forma Consolidated Financial Statements of NetNation Communications Inc. as at June 30, 1999
          Pro-Forma Consolidated Statement of Loss
          Notes to Pro-Forma Consolidated Financial Statements

Exhibit F/S-1

NETNATION COMMUNICATIONS INC.
Financial Statements
Year ended December 31, 1998 and period from incorporation on February 19, 1997 to December 31, 1997

(Expressed in U.S. Dollars)



INDEX

                                      Page
                                      ----

AUDITORS' REPORT                         1

FINANCIAL STATEMENTS

Balance Sheets                           2

Statements of Operations and Deficit     3

Statements of Cash Flows                 4

Notes to Financial Statements            5

KPMG LLP
Chartered Accountants
Box 10426 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K3
Canada

AUDITORS'  REPORT

To  the  Board  of  Directors
NetNation  Communications  Inc.

We have audited the balance sheets of NetNation Communications Inc. as at December 31, 1998 and 1997 and the statements of operations and deficit and cash flows for the year ended December 31, 1998 and the period from incorporation on February 19, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from incorporation on February 19, 1997 to December 31, 1997 in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a consistent basis.


/s/KPMG LLP

Chartered  Accountants

Vancouver, Canada
March  19,  1999

NETNATION COMMUNICATIONS INC.
Balance Sheets

December 31, 1998, with comparative figures for 1997
(Expressed in U.S. Dollars)

                                                               1998        1997
Assets
-------------------------------------------------------------------------------
Current assets
   Cash                                                   $  45,863   $  27,883
   Accounts receivable                                       12,635       5,311
   Prepaid expenses and deposits                              3,419       3,856
   ----------------------------------------------------------------------------
                                                             61,917      37,050

Capital assets (note 2)                                     115,442      60,280
-------------------------------------------------------------------------------
                                                          $ 177,359   $  97,330
-------------------------------------------------------------------------------
Liabilities,  Share  Capital  and  Deficit

Current liabilities
   Accounts payable and accrued liabilities               $  97,800   $  44,286
   Share redemption premium payable, current
    portion  (note 3)                                        36,818         -
   Deferred revenue                                         180,748      55,076
   ----------------------------------------------------------------------------
                                                            315,366      99,362

Share redemption premium payable (note 3)                    12,484         -

Share capital and deficit
   Share capital (note 3)                                     1,197          74
   Cost of shares repurchased but not cancelled (note 3(b))  (9,721)        -
   Contributed surplus (note 3(c))                              -        17,843
   Cumulative translation adjustment                         14,601        (526)
   Deficit                                                 (156,568)    (19,423)
   -----------------------------------------------------------------------------
                                                           (150,491)     (2,032)

Commitment (note 4)
Uncertainty due to the Year 2000 Issue (note 5)
--------------------------------------------------------------------------------
                                                          $ 177,359   $   97,330
--------------------------------------------------------------------------------
See  accompanying  notes  to  financial  statements.

NETNATION COMMUNICATIONS INC.
Statements of Operations and Deficit

Year  ended  December  31,  1998,  with  comparative  figures  for  the period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

                                                               1998        1997
-------------------------------------------------------------------------------

Sales                                                   $ 1,108,430  $  339,632

Expenses
    Amortization                                             31,428      10,049
    Marketing and selling                                   456,842     127,904
    Office and administrative                               161,297      52,911
    Wages, benefits and subcontract                         568,413     168,191
-------------------------------------------------------------------------------
                                                          1,217,980     359,055
-------------------------------------------------------------------------------
Net loss                                                    109,550      19,423

Deficit, beginning of period                                 19,423         -

Premium on redemption of Class A common shares (note 3)      27,595         -
-------------------------------------------------------------------------------
Deficit, end of period                                 $    156,568  $   19,423
-------------------------------------------------------------------------------

Loss per share                                         $       0.02  $      -
-------------------------------------------------------------------------------
Weighted average number of common shares                  9,833,333  10,000,000
-------------------------------------------------------------------------------

See  accompanying  notes  to  financial  statements.

NETNATION  COMMUNICATIONS  INC.
Statements  of  Cash  Flows

Year  ended  December  31,  1998,  with  comparative  figures  for  the period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

                                                               1998        1997
-------------------------------------------------------------------------------

Cash provided by (used in)

Operating activities
   Net loss                                            $   (109,550) $  (19,423)
   Items not involving cash
     Amortization                                            31,428      10,049
     Change in cumulative translation adjustment             15,127        (526)
   Change in non-cash operating working capital
      Accounts receivable                                    (7,324)     (5,311)
      Prepaid expenses and deposits                             437      (3,856)
      Accounts payable and accrued liabilities               53,514      44,286
      Deferred revenue                                      125,672      55,076
-------------------------------------------------------------------------------
                                                            109,304      80,295

Investing activities
   Purchase of property, plant and equipment                (91,327)    (52,486)
   Proceeds on disposal of property, plant and equipment      4,737         -
-------------------------------------------------------------------------------
                                                            (86,590)    (52,486)

Financing activities
   Redemption of capital                                     (5,860)        -
   Issue of share capital                                     1,126         74
   ----------------------------------------------------------------------------
                                                             (4,734)        74
-------------------------------------------------------------------------------
Increase in cash                                             17,980      27,883

Cash, beginning of period                                    27,883         -
-------------------------------------------------------------------------------
Cash, end of period                                    $     45,863  $   27,883
-------------------------------------------------------------------------------

Supplementary information
   Contribution of capital assets                      $        -    $   17,843
Cash paid for
   Interest                                                   6,934       1,837
   Taxes                                                        -           -
-------------------------------------------------------------------------------

See  accompanying  notes  to  financial  statements.

NETNATION COMMUNICATIONS INC.
Notes  to  Financial  Statements

Year  ended  December  31,  1998  and
period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

NetNation Communications Inc. (the "Company") was incorporated February 19, 1997 under the Company Act (British Columbia). Its principal business activity is the provision of web-site hosting and related services to small and medium sized businesses.

1.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Basis  of  presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in Canada and are reported in U.S. dollars, the Company's functional currency. There are no significant differences from generally accepted accounting principles in the United States and the rules and regulations promulgated by the Securities and Exchange Commission. Amounts reported in the statements of operations and deficit and cash flows for the period ended December 31, 1997 are from the date of the Company's incorporation, February 19, 1997.

These financial statements have been prepared on the going concern basis which assumes the realization of assets and liquidation of liabilities in the normal course of business. The Company has recorded losses for the fiscal periods ended December 31, 1998 and 1997 but operations have generated positive cash flow over this period. Management expects the Company to continue to generate sufficient cash flow from web hosting services to meet ongoing working capital requirements. If necessary, the Company is able to reduce marketing and selling expenditures to a level which will allow the Company to operate close to or at breakeven. Additionally, the Company is currently investigating opportunities for the sourcing of additional financing.

Long-term continued operations depend upon the Company achieving profitable operations while maintaining marketing and selling expenditures at an adequate level and upon the successful completion of financing arrangements.

The Company believes that these measures will provide sufficient liquidity for it to continue as a going concern in its present form. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

(b)     Revenue  recognition

Revenue is recognized as web hosting and related services are provided. Funds received in advance of the provision of services are deferred and recorded as revenue when earned.

NETNATION COMMUNICATIONS INC.
Notes  to  Financial  Statements, Continued

Year  ended  December  31,  1998  and
period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

1.  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(c)     Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results may differ from these estimates.

(d)     Capital  assets

Capital assets are stated at cost less accumulated amortization. Amortization is computed using the declining balance method at the following rates:

    Computer hardware     Declining balance     30%
    Furniture             Declining balance     20%
    Office equipment      Declining balance     30%

(e)     Translation  of  foreign  currencies

Monetary assets and liabilities denominated in foreign currencies are translated at year end exchange rates. Other assets and liabilities, revenue and expenses are translated at the exchange rate in effect at the date of the transaction.

(f)     Fair  value  of  financial  instruments

Carrying values of the Company's financial instruments, including cash, accounts receivable and accounts payable and accrued liabilities approximate fair value due to their short terms to maturities.

(g)     Income  taxes

The Company provides for income taxes based on net income or loss as reported in the statement of operations. Future income tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

(h)     Earnings  per  share

Basic earnings or loss per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income or loss by the weighted average shares outstanding during the period. Diluted earnings or loss per share would be calculated by dividing net income or loss by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of any potentially dilutive common shares outstanding. The Company had no potentially dilutive common shares outstanding and, accordingly, basic and diluted earnings or loss per share do not differ.

NETNATION COMMUNICATIONS INC.
Notes to Financial Statements, Continued

Year  ended  December  31,  1998  and
period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

2.     CAPITAL  ASSETS
                                                                   December 31,
                                                                           1998
                                                       Accumulated     Net book
                                             Cost     depreciation        value
-------------------------------------------------------------------------------
Computer hardware                     $   134,968       $   33,846  $   101,122
Furniture                                   6,242            1,574        4,668
Office equipment                           13,672            4,020        9,652
-------------------------------------------------------------------------------
                                      $   154,882       $   39,440  $   115,442
-------------------------------------------------------------------------------

                                                                   December 31,
                                                                           1997
                                                       Accumulated     Net book
                                             Cost     depreciation        value
-------------------------------------------------------------------------------
Computer hardware                      $   57,762       $    8,665  $    49,097
Furniture                                   5,388              538        4,850
Office equipment                            7,450            1,117        6,333
-------------------------------------------------------------------------------
                                       $   70,600       $   10,320  $    60,280
-------------------------------------------------------------------------------

3.     SHARE  CAPITAL

Authorized
  100,000,000 Class A common shares, without par value
  1,000,000 Class B preferred shares, non-cumulative, non-participating with a par value of $0.01 Canandian per share
Issued
                             Class A common shares     Class B preferred shares
-------------------------------------------------------------------------------
                          Amount  Number of shares     Amount  Number of shares
-------------------------------------------------------------------------------
Class A common shares
 issued for cash          $   74       10,000,000      $   -           -
-------------------------------------------------------------------------------
Balance, December 31,
 1997                         74       10,000,000          -           -
-------------------------------------------------------------------------------
Class A common shares
 redeemed and cancelled (a)   (3)        (500,000)         -           -
Class B preferred shares
 issued for cash on
 exercise of options          -               -              1,126     173,000
-------------------------------------------------------------------------------
Balance, December 31,
 1998                     $   71        9,500,000      $     1,126     173,000
------------------------------------------------------------------------------

NETNATION COMMUNICATIONS INC.
Notes to Financial Statements, Continued

Year  ended  December  31,  1998  and
period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

3.     SHARE  CAPITAL,  CONTINUED

(a) On August 26, 1998, 500,000 Class A common shares were redeemed and cancelled for $30,698 which is payable in instalments ending May 1, 2000 of which the entire amount is outstanding at December 31, 1998. The premium paid on redemption was partially applied to contributed surplus with the balance charged to the deficit.

(b) On August 26, 1998, 500,000 Class A common shares were redeemed for $24,440 which is payable in instalments ending September 1, 1999 of which $18,604 is outstanding at December 31, 1998. The shares are held in escrow until the final instalment payment is made at which time the shares will be released to the Company for cancellation. The amount paid on redemption was applied to eliminate the remaining contributed surplus with the balance charged to the cost of shares repurchased but not cancelled account which will be charged to share capital and the deficit when the shares are cancelled.

(c) Contributed surplus was recorded at the inception of the Company for the contribution of assets, including furniture and computer hardware, by two minority shareholders of the Company. The assets were recorded at their fair market value at the date of contribution. The contributors received no consideration, shares or otherwise, in return for their contribution.

4.     COMMITMENT

The Company is committed to operating lease payments for rent on its current premises in 1999 totalling $46,816.

5.     UNCERTAINTY  DUE  TO  THE  YEAR  2000  ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

NETNATION COMMUNICATIONS INC.
Notes to Financial Statements, Continued

Year  ended  December  31,  1998  and
period from incorporation on February 19, 1997 to December 31, 1997 (Expressed in U.S. Dollars)

6.     INCOME  TAXES

No provision for income taxes has been made in the accounts of the Company for the year due to available losses of the current year plus amounts carried forward from the prior year. The Company has approximately $28,000 of tax losses available to offset future income taxes payable. Unless utilized, $24,000 will expire in 2004 and $4,000 will expire in 2005.

The Company's future income tax asset is comprised of the following at December 31:
                                              1998               1997
---------------------------------------------------------------------
Loss carryforwards                    $     28,000       $     24,000
Valuation allowance                        (28,000)           (24,000)
----------------------------------------------------------------------
                                         $     -         $        -
----------------------------------------------------------------------

7.     SEGMENTED  INFORMATION

The Company operates in a single operating segment which involves the provision of web-site hosting and related services. All of the Company's operations, assets and employees are located in Canada. 1998 revenues are derived 57% from the U.S., 25% from Canada and 18% from other countries (1997 - 50%, 30% and 20% respectively).

Exhibit F/S-2

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Financial  Statements
December  31,  1998





INDEX
                                 Page
                                 ----

INDEPENDENT AUDITORS' REPORT       1

FINANCIAL STATEMENTS

Balance Sheet                      2

Statement of Operations            3

Statement of Cash Flows            4

Notes to Financial Statements      5

KPMG LLP
Chartered Accountants
Box 10426 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K3
Canada

INDEPENDENT  AUDITORS'  REPORT

To  the  Board  of  Directors
Collectibles  Entertainment  Inc.

We have audited the balance sheet of Collectibles Entertainment Inc. (A Development Stage Company) as at December 31, 1998 and the statements of operations and cash flows for the period from incorporation on May 7, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Collectibles Entertainment Inc. (A Development Stage Company) as at December 31, 1998 and the results of its operations and the changes in its cash flows for the period from incorporation on May 7, 1998 to December 31, 1998 in conformity with generally accepted accounting principles.


KPMG  LLP

June 21, 1999

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Balance Sheet

December 31, 1998

                                                                    1998

Assets

Current assets
Cash                                                        $     23,099


Liabilities and Stockholders' Equity

Stockholders' equity
Share capital (note 3                                       $        110
Authorized:  50,000,000 shares, with par value of $0.0001
Issued:  1,097,000 shares
Contributed surplus (note 3)                                      29,590
Deficit accumulated during the development stage                 (6,601)

Operations (note 1)
Uncertainty due to the Year 2000 Issue (note 5)
Subsequent event (note 6)

                                                            $     23,099


See accompanying notes to financial statements.

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Statement of Operations

For the period from incorporation on May 7, 1998 to December 31, 1998

                                                                    1998


Office and administration expense                           $      6,601

Net loss, being deficit accumulated during the
development stage                                           $     (6,601)


Loss per share                                              $      (0.01)


Weighted average number of common shares                         913,402


See accompanying notes to financial statements.

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Statement of Cash Flows

For the period from incorporation on May 7, 1998 to December 31, 1998

                                                                    1998


Cash flows from operating activities
Net loss                                                    $     (6,601)

Cash flows from financing activities
Proceeds from issuance of common stock                               110
Contributed surplus on issuance of common stock                   29,590

                                                                  29,700

Increase in cash, being cash, end of period                 $     23,099




Supplemental information
Cash paid for
   Taxes                                                    $     -
   Interest                                                 $     -


See accompanying notes to financial statements.

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

For the period from incorporation on May 7, 1998 to December 31, 1998


1.     OPERATIONS

The Company was incorporated on May 7, 1998, under the laws of the State of Delaware.

2.     SIGNIFICANT ACCOUNTING POLICIES

(a)     Basis of presentation

These financial statements are prepared in accordance with generally accepted accounting principles in the United States. The Company has no operations and in accordance with Statement of Financial Accounting Standard 7, the Company is considered to be in development stage as it is devoting substantial efforts to developing its business operations.

(b)     Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(c)     Income taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

3.     COMMON STOCK

During the period from incorporation on May 7, 1998 to December 31, 1998, the Company issued 1,097,000 common shares for cash proceeds of $29,700. Contributed surplus arose on the issuance of the common shares at a price in excess of par value.

4.     INCOME TAXES

To December 31, 1998, the Company has incurred losses for income tax purposes of approximately $6,601, which are available to reduce income for tax purposes through the year 2005.

The unrecorded benefit of these loss carryforwards is approximately $1,500. Under the provisions of Statement 109, the effect of this benefit has been fully offset by a valuation allowance due to the uncertainty of the realization of the benefits.

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements, Continued

For the period from incorporation on May 7, 1998 to December 31, 1998


5.     UNCERTAINTY DUE TO THE YEAR 2000 ISSUE
The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations.
It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

COLLECTIBLES ENTERTAINMENT INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements, Continued

For the period from incorporation on May 7, 1998 to December 31, 1998


6.     SUBSEQUENT EVENTS

On April 8, 1999, the Company entered into a business combination with NetNation Communications Inc. ("NetNation") whereby the Company would acquire all issued common shares of NetNation in exchange for 10,000,000 common shares of the Company.

As the transaction will result in the stockholders of NetNation owning greater than 50% of the Company's common shares, accounting principles applicable to reverse takeovers will be used to record the acquisition under the purchase method, with the Company deemed to be the purchased entity.

As a condition precedent to the closing of the transaction, the Company will complete a private placement for the issuance of:

     450,000 common shares of the Company at $2.00 per share for proceeds of $900,000.

     550,000 convertible debentures for proceeds of $1,100,000. Each convertible debenture is convertible into one common share of the Company at $2.00 per share.

Exhibit F/S-3


NETNATION COMMUNICATIONS INC.

(Formerly COLLECTIBLE ENTERTAINMENT INC.)

Interim Financial Statements
(Unaudited)
(Expressed in U.S. dollars)

June 30, 1999





INDEX
                                           Page
                                           ----

FINANCIAL  STATEMENTS

Balance  Sheets                              1

Statements of Operations and Deficit         2

Statements of Cash Flows                     3

Notes to Financial Statements                4

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)
Balance Sheets
(Unaudited)

June 30, 1999 with comparative figures for December 31, 1998
(Expressed in U.S. dollars)

                                                          June 30, December 31,
                                                              1999         1998
-------------------------------------------------------------------------------
Assets

Current assets
   Cash                                                $   115,245  $    45,863
   Accounts receivable                                      42,692       12,635
   Prepaid expenses                                         15,462        3,419
   Short-term investments                                1,700,000         -
   ----------------------------------------------------------------------------
                                                         1,873,399       61,917

Capital assets                                             223,961         -
-------------------------------------------------------------------------------
                                                       $ 2,097,360  $   177,359
-------------------------------------------------------------------------------

Liabilities and Share Capital and Deficit

Current liabilities
   Accounts payable and accrued liabilities            $   263,274  $    97,800
   Share redemption premium payable, current portion        12,030       36,818
   Payable to shareholders                                  10,625         -
   Deferred revenue                                        223,026      180,748
   ----------------------------------------------------------------------------
                                                           508,955      315,366

Share redemption premium payable                            12,030       12,484
Debenture payable (note 2)                               1,100,000         -

Share capital and deficit
   Share capital (note 2)                                   33,427        1,197
   Cost of shares repurchased but not cancelled            (10,204)      (9,721)
Additional paid-in capital                                 884,529          -
   Cumulative translation adjustment                          -          14,601
   Deficit                                                (431,377)    (156,568)
   -----------------------------------------------------------------------------
                                                           476,375     (150,491)
--------------------------------------------------------------------------------
                                                       $ 2,097,360  $   177,359
--------------------------------------------------------------------------------

See accompanying notes to financial statements.

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)
Statements of Operations and Deficit
(Unaudited)

Quarter and Six-month periods ended June 30, 1999 and 1998
(Expressed in U.S. dollars)

                               Quarter ended June 30,  Six-months ended June 30,
                                   1999         1998          1999         1998
-------------------------------------------------------------------------------

Sales                          $  484,749  $ 236,798   $   910,640    $ 433,790

Expenses
   Amortization                    16,018      6,934        19,373       11,662
   Marketing and selling          355,236    172,583       532,068      240,894
   Office and administrative      143,991     39,420       185,226       62,857
   Wages, benefits and            243,434    123,144       448,782      210,373
   subcontract
   ----------------------------------------------------------------------------
                                  758,679    342,081     1,185,449      525,786
-------------------------------------------------------------------------------
Net loss                       $  273,930  $ 105,283   $   274,809    $  91,996

Deficit, start of period       $    6,601  $   6,136   $     6,601    $  19,423

Elimination of Collectibles        (6,601)         -        (6,601)           -
deficit at April 7, 1999
(note 2)

NetNation deficit at April 7,     157,447          -       156,568            -
1999 (note 2)
-------------------------------------------------------------------------------
Deficit, end of period         $  431,377  $ 111,419   $   431,377    $ 111,419

Loss per share                 $      0.02  $   0.10   $      0.03    $    0.08
-------------------------------------------------------------------------------

Weighted average number of      10,472,000  1,097,000    8,472,000    1,097,000
common shares
-------------------------------------------------------------------------------

See accompanying notes to financial statements.

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)
Statement of Cash Flows
(Unaudited)

Six-month periods ended June 30, 1999 and 1998
(Expressed in U.S. dollars)

                                                              1999         1998
-------------------------------------------------------------------------------

Cash provided by (used in)

Operations
   Net income (loss)                                   $  (274,809)   $ (91,996)
   Amortization, an item not involving cash                 19,373       11,662
   Change in non-cash operating working capital
      Accounts receivable                                  (30,057)         (61)
      Prepaid expenses and deposits                        (12,043)         748
      Accounts payable and accrued liabilities             165,474       67,027
      Deferred revenue                                      42,278       43,490
   -----------------------------------------------------------------------------
                                                           (89,784)      30,870

Investments
   Capital asset additions                                (127,892)     (48,140)

Financing
   Issue of share capital                                  916,759          834
   Issue of Series A Convertible Debentures              1,100,000            -
   Repurchase of shares                                       (483)           -
   Share redemption premium payable                        (25,242)           -
   Payable to shareholders                                  10,625            -
   -----------------------------------------------------------------------------
                                                         2,001,659          834
Change in cumulative translation adjustment                (14,601)           -
--------------------------------------------------------------------------------
Increase (decrease)in cash                               1,769,382      (16,436)

Cash, beginning of period                                   45,863       27,883
--------------------------------------------------------------------------------
Cash, end of period                                    $ 1,815,245    $  11,447
--------------------------------------------------------------------------------
Cash is defined as cash and cash equivalents:

   Cash                                                $   115,245    $  11,447
   Short-term deposits                                   1,700,000            -
--------------------------------------------------------------------------------
Cash, end of period                                    $ 1,815,245    $  11,447
--------------------------------------------------------------------------------

Cash paid for
   Taxes                                               $       -      $       -
   Interest                                            $     1,958    $       -
--------------------------------------------------------------------------------

See accompanying notes to financial statements.

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)
Notes to Financial Statements
(Unaudited)

June 30, 1999
(Expressed in U.S. dollars)

1.     Basis of Presentation

In the opinion of management, the accompanying balance sheets and related interim statements of loss and deficit and cash flows include all adjustments (consisting only of normal recurring items, except as described in note 2) necessary for their fair presentation in conformity with generally accepted accounting principles.

2.     Acquisition of NetNation Communications Inc.


These financial statements reflect the continuation of NetNation Communications Inc. ("NetNation"), a company whose shareholders acquired control of Collectibles Entertainment Inc. ("Collectibles") by way of reverse takeover on April 7, 1999. This transaction has been accounted for by the purchase method with the rules applicable for reverse take-overs.

Under these rules, NetNation is deemed to have acquired Collectibles. Historical financial information contained herein relates only to NetNation and does not include the results of Collectibles prior to the date of the transaction. Accordingly, the accumulated deficit of Collectibles to April 7, 1999 has been eliminated in these financial statements. However, the stated capital of the entity at June 30, 1999, is that of Collectibles. This capital structure is different than the capital structure appearing in the comparative financial statements for NetNation due to the application of reverse takeover accounting.

The transaction was effective April 7, 1999 when Collectibles acquired all of the issued stock of NetNation, a Canadian company providing web-site hosting and related services to small and medium sized businesses, for consideration of 10,000,000 common shares of the Collectibles. As a condition of the transaction, Collectibles also raised proceeds of $1,100,000 through the sale of two Series A Convertible Debentures, maturing on September 30, 2000. Each debenture is convertible into 225,000 shares of the common stock of the Company at a rate of $2.00 per share.

Subsequent to the transaction, Collectibles changed its name to NetNation Communications Inc.

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)
Notes to Financial Statements
(Unaudited)

June 30, 1999
(Expressed in U.S. dollars)


3.     SHARE CAPITAL

                                                           Number of
                                                              Shares     Amount
-------------------------------------------------------------------------------
Authorized
   50,000,000 Common shares, with a par value of $0.0001
Issued
   Balance at December 31, 1998                            1,097,000  $     110

   Shares issued for cash                                  4,000,000        400

   Shares issued to purchase all issued and outstanding
    shares of NetNation                                   10,000,000          -

   Adjustment of the Company's share capital to comply
    with reverse take-over accounting
     Elimination of the Company's share capital                    -       (510)
     NetNation share capital                                       -      6,680
     NetNation share capital issued to purchase
      net assets of the Company                                    -     26,672

   Shares issued for cash                                    450,000         45

   Shares issued for investor relations services rendered    300,000         30
-------------------------------------------------------------------------------
Balance at June 30, 1999                                  15,847,000  $  33,427
-------------------------------------------------------------------------------

Exhibit F/S-4





           COLLECTIBLES ENTERTAINMENT INC.

           Pro Forma Consolidated Statement of Loss
           (Unaudited)

           December 31, 1998





           INDEX
                                                                          Page
                                                                          ----

           Financial Statements
           Pro Forma Consolidated Statement of Loss                          1
           Notes to Pro Forma Consolidated Statement of Loss                 2

COLLECTIBLES ENTERTAINMENT INC.
Pro Forma Consolidated Statement of Loss
(Unaudited)

Period from incorporation on May 7, 1998 to December 31, 1998

-------------------------------------------------------------------------------

                                                                      Pro forma
                         NetNation     Collectibles     Pro forma  Collectibles
                    Communications    Entertainment   adjustments Entertainment
                              Inc.             Inc.           and          Inc.
                      December 31,     December 31,   eliminating  December 31,
                              1998             1998       entries          1998
-------------------------------------------------------------------------------

Sales                  $ 1,108,430     $     -        $     -       $ 1,108,430

Expenses
  Amortization              31,428           -              -            31,428
  Marketing and selling    456,842           -              -           456,842
  Office and
    administration         161,297          6,601           -           167,898
  Wages, benefits and
    subcontract            568,413           -              -           568,413
-------------------------------------------------------------------------------
                         1,217,980          6,601           -         1,217,980
-------------------------------------------------------------------------------
Net income (loss)         (109,550)        (6,601)          -          (116,151)
-------------------------------------------------------------------------------

See accompanying notes to pro forma consolidated Statement of Loss.

COLLECTIBLES ENTERTAINMENT INC.
Notes to Pro Forma Consolidated Statement of Loss
(Unaudited)

December 31, 1998

1.     Proposed arrangement and basis of presentation

The accompanying pro forma consolidated Statement of Loss has been compiled for purposes of inclusion in the filing of a Form 10 registration statement with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934. The pro forma consolidated Statement of Loss gives effect to the proposed arrangement between Collectibles Entertainment Inc. ("Collectibles") and NetNation Communications Inc. ("NetNation") which will result in the exchange by the shareholders of NetNation of all issued common shares for 10,000,000 common shares of Collectibles.

The pro forma consolidated Statement of Loss should be read in conjunction with the December 31, 1998 audited financial statements and other information referred to in the registration statement. It has been compiled from the unaudited financial statements of NetNation for the year ended December 31, 1998 and Collectibles for the period from incorporation on May 7, 1998 to December 31, 1998.

As this proposed transaction will result in the shareholders of NetNation owning greater than 50% of Collectibles' common shares, accounting principles applicable to reverse takeovers have been used in the compilation of this pro forma Statement of Loss to record the acquisition using the purchase method, with Collectibles deemed to be the purchased entity.

2.     Pro forma adjustments

The pro forma consolidated Statement of Loss for the year ended December 31, 1998 has been compiled assuming the transactions relating to the proposed arrangement occurred at the beginning of the year. Pro forma adjustments to the Statement of Loss have been included where the event is i) directly attributable to the transaction, and ii) expected to have a continuing impact on the company.

a) The issuance of 10,000,000 common shares of Collectibles to the shareholders of NetNation in exchange for all issued and outstanding shares of NetNation and the issuance of 450,000 common shares of Collectibles at $2.00 per share for proceeds of $900,000 have no impact on the consolidated Statement of Loss. Accordingly, no pro forma adjustments have been recorded.

b) The issuance of two convertible debentures, in the amount of $550,000 each and maturing September 30, 2000, for total proceeds of $1,100,000 is considered to be a non-recurring event and will not have a continuing impact on the consolidated operations of the company. Accordingly, no pro forma adjustments have been recorded.

Exhibit F/S-5




           NETNATION COMMUNICATIONS INC.
           (Formerly Collectibles Entertainment Inc.)

           Pro Forma Consolidated Statement of Loss
           (Unaudited)

           June 30, 1999





           INDEX
                                                                          Page
                                                                          ----

           Financial Statements

           Pro Forma Consolidated Statement of Loss                          1

           Notes to Pro Forma Consolidated Statement of Loss                 2

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)

Pro Forma Consolidated Statement of Loss
(Unaudited)

Six months ended June 30, 1999
-------------------------------------------------------------------------------

                                                                      Pro forma
                         NetNation     Collectibles     Pro forma  Collectibles
                    Communications    Entertainment   adjustments Entertainment
                              Inc.             Inc.                        Inc.
-------------------------------------------------------------------------------

Sales                  $   910,640     $     -        $     -       $   910,640

Expenses
  Amortization              19,373           -              -            19,373
  Marketing and selling    532,068           -              -           532,068
  Office and
    administration         185,226         36,427           -           221,653
  Wages, benefits and
    subcontract            448,782           -              -           448,782
-------------------------------------------------------------------------------
                         1,185,449         36,427           -         1,221,876
-------------------------------------------------------------------------------
Net loss                  274,809          36,427           -           311,236
-------------------------------------------------------------------------------

See accompanying notes to pro forma consolidated Statement of Loss.

NETNATION COMMUNICATIONS INC.
(Formerly Collectibles Entertainment Inc.)

Notes to Pro Forma Consolidated Statement of Loss
(Unaudited)

Six months ended June 30, 1999
-------------------------------------------------------------------------------

1.     Proposed arrangement and basis of presentation


On April 7, 1999, Collectibles Entertainment Inc. (the "Company") acquired all of the issued stock of NetNation Communications Inc. ("NetNation"), a Canadian company providing web-site hosting and related services to small and medium sized businesses, for consideration of 10,000,000 common shares of the Company. As a condition of the transaction, the Company also raised proceeds of $1,100,000 through the sale of two Series A Convertible Debentures, maturing on September 30, 2000. The debentures are convertible into common stock of the Company at a rate of $2.00 per share.

Subsequent to the transaction, the Company changed its name to NetNation Communications Inc.

The accompanying pro forma consolidated Statement of Loss has been compiled for purposes of inclusion in the filing of a Form 10 registration statement with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934. The pro forma consolidated Statement of Loss gives effect to the arrangement between the Company and NetNation as though the transaction had occurred on January 1, 1998. The pro forma consolidated Statement of Loss should be read in conjunction with the December 31, 1998 audited financial statements and other information referred to in the registration statement. It has been compiled from the unaudited financial statements of NetNation and the Company for the six-month period ended June 30, 1999.

As this proposed transaction will result in the shareholders of NetNation owning greater than 50% of the Company's common shares, accounting principles applicable to reverse takeovers have been used in the compilation of this pro forma Statement of Loss to record the acquisition using the purchase method, with the Company deemed to be the purchased entity.

2.     Pro forma adjustments

The pro forma consolidated Statement of Loss for the six-month period ended June 30, 1999 has been compiled assuming the transactions relating to the proposed arrangement occurred at the beginning of 1998. Pro forma adjustments to the Statement of Loss have been included where the event is i) directly attributable to the transaction, and ii) expected to have a continuing impact on the company.

a) The issuance of 10,000,000 common shares of the Company to the shareholders of NetNation in exchange for all issued and outstanding shares of NetNation and the issuance of 450,000 common shares of the Company at $2.00 per share for proceeds of $900,000 have no impact on the consolidated Statement of Loss. Accordingly, no pro forma adjustments have been recorded.

b) The issuance of two convertible debentures, in the amount of $550,000 each and maturing September 30, 2000, for total proceeds of $1,100,000 is considered to be a non-recurring event and will not have a continuing impact on the consolidated operations of the Company. Accordingly, no pro forma adjustments have been recorded.

(b)  Index to Exhibits

Exh.  Description                                                          Page
----  -----------                                                          ----

2 Agreement dated March 31, 1999 between the shareholders of NetNation Canada, NetNation Canada and NetNation US (formerly Collectibles Entertainment Inc.)

3(i)  Articles  of  Incorporation

3(ii) By-laws

4.1 Convertible Debenture for $550,000 Maturing on September 30, 2000 issued to Polaris Investitionen Ltd.

4.2 Convertible Debenture for $550,000 Maturing on September 30, 2000 issued to Beste Investitionen Ltd.

21    Subsidiaries of NetNation

27    Financial Data Schedule

Exhibit 2

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 31st day of March, 1999.
BETWEEN:

DAVID TALMOR, JOSEPH KIBUR, SIMON KIRBY, BLAIR PONSFORD, CHRISTOPHER KRUK, MAHDERE ASFAW, YARED DEMISSIE, CALIN MEDIANU, DAVE HIRSCH, CHARLES HOWES, KEVIN LINDSAY, MARCO MELAGAZZI, CORINA URSU, PAUL WHITHAM, SCOTT THOMASSON, GEORGE MUENZ, LEO ROMANO, BENJAMIN ORPILLA, ADAM CLARK, JOSH GIBSON, KEMERIA NEGASH-ALI, FRITZ BAYLEN, NUMAN HASSEN, ATSUSHI IKEDA, TRACEE DANCHAK, PETER SMITH-GIBBON, ZOLYNNE SYKUT, GARTH WOOD, TERSES YONAS, OFER BEZALEL, BETHLEHEM BERHANU-KIDANU, and DEREJE TESFA

(hereinafter collectively called the "Vendors")

AND:

COLLECTIBLES ENTERTAINMENT INC., a Delaware corporation with a registered office in the State of Delaware, USA, located at 1013 Centre Road, Wilmington, Newcastle, Delaware, USA, 19805, and a head office within BC located at 830-789 West Pender Street, Vancouver, BC, V7C 1H2

(hereinafter called the "Purchaser")

AND:

NETNATION COMMUNICATIONS INC., a company duly incorporated under the laws of BC and having an office and place of business at 2040-555 West Hastings Street, Vancouver, BC, V6B 4N6.
(hereinafter called the "Company")

WITNESSES THAT WHEREAS:

A. The Vendors are the legal and/or beneficial owners of an aggregate of 9,000,000 Class A common shares and 1,000,000 Class B preferred shares in the capital of the Company (the "Class A Shares" and the "Class B Shares" respectively, and collectively the "Shares"), allocated as follows:

Class A Shares
--------------
     David Talmor         2,250,000
     David Talmor         2,250,000 (held in trust for his wife, Shelley Talmor
                                    (aka Zilli (Zila) Talmor)
     Joseph Kibur         4,500,000
     TOTAL                9,000,000

Class B Shares
--------------
     Simon Kirby            144,000
     Blair Ponsford         144,000
     Christopher Kruk        72,000
     Mahdere Asfaw           48,000
     Yared Demissie          48,000
     Marco Melagazzi         48,000
     Leo Romano              48,000
     Scott Thomasson         48,000
     Corina Ursu             48,000
     Paul Whitham            48,000
     Charles Howes           36,000
     Calin Medianu           36,000
     George Muenz            36,000
     Adam Clark              18,000
     Josh Gibson             18,000
     Kemeria Negash-Ali      18,000
     Fritz Baylen            12,000
     Numan Hassen            12,000
     Dave Hirsch             12,000
     Atsushi Ikeda           12,000
     Kevin Lindsay           12,000
     Tracee Danchak          12,000
     Peter Smith-Gibbon      12,000
     Zolynne Sykut           12,000
     Garth Wood              12,000
     Terses Yonas            12,000
     Ofer Bezalel             7,000
     Bethlehem Berhanu-Kidanu 5,000
     Benjamin Orpilla         5,000
     Dereje Tesfa             5,000

     TOTAL                1,000,000

C. The Vendors have each agreed to sell and the Purchaser has agreed to purchase the Shares upon the terms and conditions herein set forth;
NOW THEREFORE in consideration of the premises, the covenants and agreements and warranties hereinafter set forth, it is hereby agreed as follows:

SALE AND PURCHASE

1. Based on and relying upon the representations and warranties herein, the Vendors hereby each agree to sell the Shares to the Purchaser and the Purchaser hereby agrees to purchase the Shares from the Vendors on the terms and conditions herein contained.

2. The purchase price payable by the Purchaser to the Vendors for the Shares shall be CDN $1,000,000 (the "Purchase Price") payable on the Closing Date by the issuance of 10,000,000 common shares in the capital stock of the Purchaser (the "Exchangeable Shares") as per the allocation table set out in Schedule "A", to be issued in exchange for the Shares held by the Vendors in the Company.

3. The Exchangeable Shares will be issued pursuant to exemptions under Regulation S promulgated under the U.S. Securities Act of 1933.

COMPANY AND VENDORS' REPRESENTATIONS AND WARRANTIES
---------------------------------------------------
4. The Company and the Vendors, jointly and severally, represent and warrant to the Purchaser, to the best of their knowledge, information and belief after making due inquiry that:

(a) the Company is a company duly incorporated under the laws of the Province of British Columbia, is not a reporting company and is a valid and subsisting company in good standing with all regulatory authorities;

(b) the authorized capital of the Company consists of 100,000,000 Class A common shares without par value, of which there are 9,000,000 Class A common shares issued and outstanding, and 1,000,000 Class B Preferred shares with a par value of CDN $0.01 per share, all of which are issued and outstanding;

(c) the Shares are free and clear of all liens, claims, charges and encumbrances of every nature and kind whatsoever;

(d) the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable shares;

(e) the Vendors are the sole registered and/or beneficial owners of the Shares and have due and sufficient right and authority to transfer the legal and beneficial title and ownership of the Shares to the Purchaser, and each of the Vendors and the Company has due and sufficient right, power and authority (including any and all necessary corporate and/or shareholder authorizations) to enter into this Agreement on the terms and conditions herein set forth, and this Agreement, when executed and delivered by the Vendors and Company, will constitute a legal and binding obligation of each such party enforceable against it in accordance with its terms;

(f) other than the 2,250,000 Class A common shares held by David Talmor in trust for his wife, no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company owned by the Vendors or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

(g) the Company has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it ;
(h) the Company holds all licenses and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

(i) the unaudited financial statements of the Company, for the fiscal year of 1997, which are attached hereto as Schedule "B" (the "Financial Statements") have been prepared in all material respects in accordance with Canadian generally accepted accounting principles;

(j) there are no liabilities, contingent or otherwise, of the Company which are not disclosed or reflected in the Financial Statements or as set forth in Schedule "C" attached hereto;

(k) at the Time of Closing, the Company shall not have any liabilities, contingent or otherwise other than those liabilities set forth in Schedule "C" attached hereto;

(l) the books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principles, the financial position of the Company as at the date hereof and all material financial transactions of the Company relating to its business have been accurately recorded in such books and records;

(m) no payments of any kind have been made or authorized since December 31, 1997 to or on behalf of the Vendors or any of them or to or on behalf of officers, directors or shareholders of the Company or under any management agreements with the Company which have not been disclosed in writing to the Purchaser other than payments made in the normal course of business;

(n)     since December 31, 1997:

(i) there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the business or property of the Company or its right or capacity to carry on business;

(ii)     the Company has not waived or surrendered any right of material value;

(iii) the business of the Company has been carried on in the ordinary course; and

(iv) no capital expenditures have been authorized or made by the Company except in the ordinary course of its business;

(o) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Company or the Vendors, jointly or severally, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(p) to the best of the Vendors' knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(q) the Company is not a party to any collective agreement with any labour union or other association or employees and no attempt has been made to organize or certify the employees of the Company as a bargaining unit;

(r) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

(s) the Company is not indebted to any employee of the Company or other workers engaged in the business of the Company and the Company has not received or been notified of any general wage claims;

(t) the Company is the sole beneficial owner and has good and marketable title to all its properties and assets free and clear of all liens, mortgages, pledges, deeds of trust, conditional sale agreements, encumbrances, charges or claims of every kind and nature whatsoever;

(u) the Company has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on its business or the results of its operations;

(v) neither the Vendors nor any officer, director, employee or shareholder of the Company is now indebted or under obligation to the Company on any account whatsoever; and the Company is not indebted or under obligation to the Vendors or any officer, director, employee or shareholder of the Company.

(w) this Agreement once duly executed and delivered by the Vendors and the Company will constitute a legal, valid and binding obligation of the Vendors and the Company; enforceable against the Vendors and the Company in accordance with its terms;

5. The Vendors hereby jointly and severally represent and warrant to the Purchaser as follows that:

(a) the Vendors have the capacity to protect their own interests in connection with the acquisition of the common Shares of the Purchaser and are capable of evaluating the merits and risks of an investment in the Purchaser by reason of their business and financial knowledge and experience;

(b) other than the 2,250,000 Class A common shares of the Purchaser being acquired by David Talmor for his wife, the Vendors are acquiring the common shares of the Purchaser for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Vendors understand that the common shares of the Purchaser have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Vendors' representations as expressed herein;

(c) each Vendor acknowledges that the common shares of the Purchaser must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Vendor is aware of the restrictions and limitations on resale of the common shares of the Purchaser into the United States or to a US Person pursuant to the provisions of Regulation S promulgated under the Securities Act. In addition, each Vendor is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resales in the US of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common shares of the Purchaser, the availability of certain current public information about the Purchaser, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations;

(d) each of the Vendors has had an opportunity to discuss the Purchaser's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Purchaser's officers, which questions were answered to the Vendors' satisfaction. Each Vendor has been furnished with or has had access to such information as a sophisticated investor would customarily require to evaluate the merits and risks of the proposed investment together with such additional information as is necessary to verify the accuracy of the information supplied. The Vendors represent and acknowledge that they have been solely responsible for their own due-diligence investigation of the Purchaser and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the terms of the investment, and that in taking any action or performing any role relative to the proposed investment, it has acted solely in its own interest, and that neither it nor any of its agents or employees has acted as an agent, employee, partner or fiduciary of any other person, or as an agent of the Purchaser, or as an issuer, underwriter, broker, dealer or investment advisor relative to this investment;

(e) each of the Vendors understands that the Purchaser has no operating history, and that investment in the Purchaser involves substantial risks. The Vendors further understand that the acquisition of the common shares of the Purchaser will be a highly speculative investment. Each of the Vendors is able, without impairing his financial condition, to hold the common shares of the Purchaser for an indefinite period of time and to suffer a complete loss of his investment;

(f) each of the Vendors agrees to indemnify and hold harmless the Purchaser and its officers, directors and agents for any costs, liabilities or losses caused by any misstatement of material fact by such Vendor with respect to the representations and warranties contained in this Section or any other written information provided to the Purchaser by such Vendor in connection with the investment contemplated by this Agreement;

(g) each Vendor represents and warrants to the Purchaser that he is not a US Person as defined in Regulation S as promulgated under the Securities Act and that the buy order for the common shares of the Purchaser originated by each Vendor outside of the US; and

(h) David Talmor holds the power of attorney for all the Vendors except Joseph Kibur for the execution of this Agreement.
VENDORS' COVENANTS
------------------
6.     The Vendors jointly and severally covenant and agree that:

(a) the representations and warranties contained in this Agreement shall be true at and as of the Time of Closing as if such representations and warranties were made as of such time;

(b) the Vendors will permit the Purchaser or whoever it direct on its behalf to examine the records, statements and accounts of the Company on regular business days and during regular business hours up to and including the Closing Date and make such audit of the books of account of the Company and physical verification of the inventory of the Company as the Purchaser may see fit;

(c) the representations, warranties, covenants and agreements contained herein shall survive the Closing Date and notwithstanding the Closing of the purchase and sale herein contemplated, shall continue in full force and effect;

(d) the Vendors will, jointly and severally, prior to Closing, take all steps and proceedings and execute such further assurances and documents as may be required to obtain the transfer and registration of the Shares into the name of the Purchaser provided that all terms and conditions to be observed and performed by the Purchaser at the Time of Closing have been observed and performed;

PURCHASERS' REPRESENTATIONS AND WARRANTIES
------------------------------------------

7. As an inducement to the Company and each of the Vendors to enter into this Agreement and to consummate the transactions provided for herein, the Purchaser represents and warrants to the Company and each of the Vendors, to the best of its knowledge, information and belief after making due inquiry that:

(a) the Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b) the Purchaser is now and as of the Closing Date will be traded on the OTC Bulletin Board and no further action must be taken before the Closing Date for continued trading on the Bulletin Board except for the filing of a registration statement with the U.S. Securities and Exchange Commission, on Form 10-SB or similar prescribed form, such filing to be the responsibility of the Purchasers new management following the Closing Date;

(c) it has full and absolute right, power and authority to enter into this Agreement on the terms and conditions herein set forth, to carry out the transactions contemplated hereby and, to transfer on the Closing Date to the vendors all legal and beneficial ownership in and to the Exchangeable Shares;

(d) this Agreement once duly executed and delivered by the Purchaser will constitute a legal, valid and binding obligation of the Purchaser; enforceable against the Purchaser in accordance with its terms;

(e) no proceedings have been taken or authorized by the purchaser, or to the knowledge of the purchaser, by any person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Purchaser or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to the Purchaser;

(f) the authorized capital stock of the Purchaser consists solely of 50,000,000 common shares with a par value of USD $0.0001 of which 5,097,000 are issued and outstanding on the date of this Agreement.

(g) There are currently no persons or group of persons acting in concert, that directly or indirectly hold shares of the Purchaser that would constitute a control block, other than 1,000,000 shares held by Robert A. Berk.

(h) there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of the Purchaser, (ii) any securities convertible into or exchangeable for such shares or (iii) any other commitments of any kind for the issuance of additional shares of the Purchaser or options warrants or other securities of the Purchaser;

(i) all of the issued and outstanding shares of the Purchaser have been duly and validly authorized and issued in accordance with applicable laws and are validly outstanding, fully paid and non-assessable;

(j) all of the Exchangeable Shares which will be issued to the Vendors hereunder in compliance with applicable laws and the articles of the Purchaser, and will be issued fully paid and non-assessable, and free and clear of all liens, charges, encumbrances and trading restrictions other than as may be imposed by applicable U.S. Federal and State laws, and the laws of British Columbia;

(k)     the Purchaser has no subsidiaries;

(l)     the officers and directors of the Purchaser are as follows:
          Name                   Position
          ----               --------
          Ernest Cheung          Director, President, Secretary

(m) attached hereto as Schedule "D" are true and complete copies of the Purchasers audited financial statements for the period May 7, 1998, being the inception date, to June 30, 1998 (the "Purchasers Financial Statements"). The Purchasers Financial Statements have been prepared in accordance with American GAAP and present fairly the financial position, results of operations and statements of changes in the Parent's financial position for the period indicated;

(n) no adverse material changes in the affairs of the purchaser have occurred since June 30, 1998;

(o) the Purchaser is in the process of obtaining irrevocable subscriptions from purchasers not residents or citizens of Canada or the United States, for the purchase of 450,000 common shares of the Purchaser at USD $2.00 per common share pursuant to Rule 504 (the "Rule 504 Offering"), and for the purchase of USD $1,100,000 of convertible debentures of the Purchaser, convertible into common shares at the rate of USD $2.00 per common share pursuant to Regulation S (the "Regulation S Offering"), for total proceeds of USD $2,000,000, such subscriptions being made in accordance with an exemption from the registration requirements of the Securities Act and applicable U.S. state legislation.

(p) there are no liabilities, contingent or otherwise of the Purchaser which are not disclosed or reflected in its Financial Statements or as set forth in Schedule "E" attached hereto;

(q) at the time of Closing the Purchaser shall not have any liabilities, contingent or otherwise, other than those liabilities set forth in Schedule "E" attached hereto;

(r) there are no employment, consulting, severance pay, continuation pay, termination pay, indemnification agreements, collective agreements, employee benefit plans or other similar agreement of any nature whatsoever affecting the Purchaser;

(s) there is no litigation, proceeding, or investigation pending or threatened against the Purchaser, nor does the Purchaser know, or have grounds to know, of any basis for any litigation, proceeding or investigation against the Purchaser, except as disclosed in writing to the Vendors;

(t) since June 30, 1998, the Purchaser's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been:

(i) any event or change in circumstances that has had, or which the Purchaser may expect to have, a material adverse effect on the Purchaser or its business;

(ii) any change in liabilities of the Purchaser that has had, or which the Purchaser may expect to have, a material adverse effect on the Purchaser or its business;

(iii) any incidence, assumption or guarantee of any indebtedness for borrowed money by the Purchaser;

(iv) any payments by the Purchaser in respect of any indebtedness of the Purchaser for borrowed money or in satisfaction of any liabilities of the Purchaser, other than in the ordinary course of business;

(v) the creation, assumption or sufferance of the existence of any lien on any assets reflected on the Purchaser Financial Statements;

(vi) any transaction or commitment made, or any contract entered into, by the Purchaser;

(vii) any grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Purchaser; or any entering into of an employment, deferred compensation or other similar agreement, or amendment or variation to any such existing agreement;

(viii) any change by the Purchaser in its accounting principles, methods or practices or in the manner it keeps its books and records;

(ix) any distribution, dividend, bonus, management fee or other payment by the Purchaser to any of its respective officers, directors stockholders or affiliates, or any of their respective affiliates or associates; and

(x) any material capital expenditure or commitment by the Purchaser or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer lease or otherwise dispose of any asset or property by the Purchaser other than in the ordinary course of business.

(u) the Purchaser does not own or lease any real property or material assets;

(v) the Purchaser currently has no operating business and has not had an operating business since May 7, 1997, being the date the Purchaser was organized under the laws of Delaware;

(w) there are no contracts or indebtedness between the Purchaser and any of its shareholders, or affiliates or associates of any of its shareholders;

(x) there are no material contracts to which the Purchaser is a party other than as specified in this Agreement;

(y) the operation of the Purchaser's business has not violated or infringed any U.S. Federal or State securities laws or regulations;

(z) all tax returns and reports of the Purchaser required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct, and all taxes and other government charges have been paid or accrued in the Purchaser Financial Statements;

(aa) the information contained in the documents, certificates and written statements (including this Agreement and the attachments thereto) furnished by the Purchasers to the Vendors are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein;

(bb) there is no fact known to the Purchaser that has not been disclosed to the Vendors in writing that could reasonably have a material adverse effect on the Purchaser.

(cc) as of the Date of Closing the Purchaser will have a cash balance of approximately US $13,000 held in all bank accounts of the Purchaser (the "Bank Balance").

Purchasers Covenants
--------------------

8.     The Purchaser covenants and agrees as follows:

(a) on the Closing Date, all of the directors and officers of the Purchaser will resign and the following persons will be appointed the directors and officers of the Purchaser:

          Name                                 Position
          ----                                 --------
          David Talmor                         Director, President
          Joseph Kibur                         Director

(b) on the Closing Date, and provided that all terms and conditions to be observed and performed by the Vendors at the Time of Closing have been observed and performed, the Purchaser will issue the Exchangeable Shares to the Vendors, such Exchangeable Shares to be issued free and clear of any liens, encumbrances and charges, but subject to applicable trading restrictions imposed by U.S. securities legislation, and imposed under such other securities legislation applicable in the each jurisdiction where any of the Vendors are resident;

(c) the Purchaser shall not disseminate to any third party any information, by press-release or otherwise, without the prior written consent of the Vendors and the Company;

(d) to forthwith deliver to Vendors or legal counsel designated by the Vendor, a copy of the corporate records and minute books of the Purchaser, a copy of all current bank account statements or investment account statements, a copy of all documents filed with U.S. State and Federal securities regulatory authorities since the date of incorporation of the Purchaser, a current copy of the shareholder list kept by the transfer agent of the Purchaser and all such documents as the Vendors or its legal counsel may request as part of their due diligence investigation of the Purchaser. The Purchaser agrees to provide access to all corporate records and otherwise assist the Vendors in the completion of their due diligence;

(e) the Purchaser agrees to sign all documents required, and otherwise assist the Vendors, to transfer of signing authority over all bank accounts of the Purchaser.

CONDITIONS PRECEDENT FOR THE VENDORS
------------------------------------

9. The joint and several obligations of the Vendors to carry out the terms of this Agreement and to complete the sale contemplated herein is subject to the following conditions:

(a) the Purchaser shall have performed and satisfied each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date and each of the representations and warranties of the Purchaser contained herein shall have been true and correct and contained no misstatement or omission that would make any such representation or warrant misleading when made, and shall be true and correct and contain no misstatement or omission that would make any such representation or warranty misleading at and as of the Closing Date with the same force and effect as if made as of the Closing Date;

(b) the Vendors shall have had the opportunity to complete their due diligence, and all matters arising therefrom shall have been resolved by the Purchaser. The Vendors, acting reasonably, may in their sole discretion terminate this Agreement without further obligation or liability to the Purchaser, if matters arising from the due diligence investigation of the Purchaser are considered to be materially adverse to the interests of the Vendors or the Company, and such matters cannot be cured or otherwise rectified promptly by the Purchaser;

(c) the transactions contemplated by this Agreement shall not violate any applicable law and there shall be no pending actions or proceedings by any State, U.S. Federal or Provincial regulatory authority or by any other person challenging or seeking to materially restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the transactions contemplated by this Agreement;

(d) subsequent to the date hereof and prior to the Closing Date, there shall not have been any event, occurrence, development or state of circumstances or facts that has had or that may be reasonably expected to have a material adverse effect on the Purchaser;

(e) the Purchaser's Board of Directors, by proper and sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby;

(f) Prior to the Closing Date, the Purchaser shall have cancelled 1,000,000 common shares in the capital of the Purchaser held by Robert A. Berk, such cancellation to be evidenced on the shareholder list delivered to the Vendors;

(g) the Purchaser shall have completed the Rule 504 Offering and issued the shares to the investors thereunder and the Purchaser shall have filed the appropriate Form D with the U.S. Securities and Exchange Commission and any state securities regulatory authority, as required by applicable Federal and Delaware securities laws;

(h) the Purchaser shall have completed the Regulation S Offering and issued the convertible debenture to the investors thereunder, and the Purchaser shall have filed the filings required to be filed under Regulation S, with the U.S. Securities and Exchange Commission and any state securities regulatory authority, as required by applicable Federal and Delaware securities laws.

CONDITIONS PRECEDENT FOR THE PURCHASER
--------------------------------------

10. All obligations of the Purchaser under this Agreement are subject to the fulfillment on or prior to Closing, of each of the following conditions to the satisfaction of the Purchaser's solicitor:

(a) all covenants, warranties and agreements of the Vendors to be performed on or before the Closing Date pursuant to the terms and conditions of this Agreement have been duly performed;

(b) the Vendors shall transfer the Shares to the Purchaser and such Shares shall be registered on the books of the Company in the name of the Purchaser at the Time of Closing; and

(c) the representations and warranties of the Vendors set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as at the Date of Closing as if made by the Vendors on the Closing Date.

11. The Vendors jointly and severally agree that the foregoing conditions in paragraph 10 are inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time.

12. In the event any of the conditions set forth in paragraph 10, are not met by the Closing Date for whatever reason, the Purchaser at his option, may elect not to proceed with the purchase of the Shares contemplated herein without prejudice to any other rights and remedies.

INTELLECTUAL PROPERTY
---------------------

13. The Purchaser acknowledges and agrees that the Company has no right, title, claim or interest in or to the Linux distribution software (the "Linux Technology") that was developed by David Talmor and Joseph Kibur. The Purchaser agrees that the Linux Technology is the exclusive property of Stormix Technology Inc.

14. The Purchaser agrees that prior to the consummation of the transactions contemplated hereunder, all information respecting the Company and its technology or the Linux Technology that may be provided to the Purchaser or that is otherwise obtained by the Purchaser in relation to the negotiation and performance of this Agreement, shall be considered as confidential information. The Purchaser agrees not to disseminate, reproduce in whole or in part, or use such confidential information without the prior written agreement of the Company, and of Stormix Technology Inc. with respect to the Linux Technology.

SHARE CERTIFICATE LEGENDS
-------------------------

15. It is understood that the certificates evidencing the common shares of the Purchaser may bear one or more legends in substantially the following forms, as well as any other legend required by the laws of any applicable jurisdiction:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE U.S. OR TO US PERSONS IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS FOR SUCH SECURITIES MAY NOT BE MADE UNLESS IN COMPLIANCE WITH SUCH ACT.
THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE U.S. OR TO US PERSONS EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
     The Purchaser need not record a transfer of the shares, unless the conditions specified in any applicable legends are satisfied. The Purchaser may also instruct its transfer agent not to record the transfer of any of the shares unless the conditions specified in the applicable legends are satisfied.

16. The legend relating to the Securities Act endorsed on a stock certificate pursuant to this Agreement and the stop transfer instructions with respect to the shares represented by such certificate shall be removed and the Purchaser shall issue a certificate without such legend to the holder of such shares if such shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Purchaser an opinion of counsel reasonably satisfactory to the Purchaser, or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (the "SEC") to the effect that a public sale, transfer or assignment of shares may be made without registration and without compliance with any restriction such as Rule 144.

CLOSING
-------

17. The sale and purchase of the Shares shall be closed on April 7, 1999, at the office of Fraser and Company, or at any other place agreed to by all of the Parties, which date and time are referred to herein as the "Date of Closing", the "Closing Date", the "Closing" and the "Time of Closing".

18.     At Closing, the Vendors shall deliver to the Purchaser:

(a) share certificates duly endorsed for transfer of 9,000,000 Class A common shares without par value and 1,000,000 Class B Preferred shares with par value of CDN $0.01 in the capital of the Company into the Purchaser's name representing the Shares;

(b) certified copies of resolutions of the directors of the Company authorizing and approving the transfer of the Shares, registration of the Shares in the name of the Purchaser, authorizing the issue of new share certificates representing the Shares in the name of the Purchaser, and entry of the name and address of the Purchaser into the Register of Members and Register of Directors of the Company;

(c) all corporate records and books of account of the Company, including, without limitation, the minute book, corporate seal, share register books, share certificate books and annual reports of the Company;

(d) certified copies of such resolutions of the shareholders and directors of the Company as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor pursuant thereto;

(e) a certificate signed by the Vendors that all covenants, warranties and agreements of the Vendors pursuant to the terms of this Agreement have been duly performed and that the representations and warranties of the Vendors set forth in this Agreement are true and correct as at the Date of Closing;

19.     On Closing the Purchaser shall deliver to the Vendor the following:

(a) share certificates representing the Exchangeable Shares in the names and denominations set out in Schedule "A" hereto;

(b) certified copies of resolutions of the directors of the Purchaser authorizing and approving the issuance of the Exchangeable Shares, registration of the Exchangeable Shares in the name of the Vendors in accordance with Schedule "A" hereto and authorizing the issue of the new share certificates representing such Exchangeable Shares;

(c) all corporate records and books of account of the Company, including without limitation, the minute book, corporate seal, any documents relating to the Purchasers bank accounts and investment accounts;

(d) certified copies of such resolutions of the directors of the Purchaser as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered to the Vendors pursuant thereto;

(e) a certificate signed by a duly authorized officer of the Purchaser that all covenants, warranties and agreements of the Purchaser pursuant to the terms of this Agreement have been duly performed and that the representations and warranties of the Purchaser set forth in this Agreement are true and correct as at the Closing;

(f) the signed resignations of the directors and officers of the Purchaser and good evidence of proper termination of all employment or consulting contracts to which the Purchaser is a party; and

(g) a certified cheque from Collectibles Entertainment Inc. in the amount of US $2,000,000 payable to NetNation Communications Inc. representing the proceeds of the Rule 504 Offering and the Regulation S Offering; and

(h) certified copies of resolutions, certificates or other documents required to transfer signing authority over all bank accounts of the Purchaser to nominees of the Vendors and the Company.

INDEMNITY
---------

20. The Purchaser shall be indemnified and held harmless by the Vendors in respect of any and all damages incurred by the Purchaser as a result of any inaccuracy or misrepresentation in or breach of any representation or warranty, covenant or agreement made in this Agreement by the Vendors.

21. The Vendors shall each be indemnified and held harmless by the Purchaser in respect of any and all damages incurred by any of such Vendors as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement.

SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS
----------------------------------------------------

22. Except as hereinafter provided, all representations, warranties, covenants, agreements and obligations of the parties hereto shall survive the Closing and shall expire one year following the Closing Date.

GENERAL
-------

23. This Agreement and the terms hereunder shall be treated as confidential information and no disclosure thereof can be made without the written consent of the Vendors and the Company.

24. It is understood that the 10,000,000 common shares to be issued to the Vendors in the capital of the Purchaser shall be subject to a 12 month hold period from the Closing Date.

25. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia.

26. Any notice to be given to a party hereto shall be in writing and signed by or on behalf of such party and shall be given to the other party by delivery thereto, or by sending by prepaid registered mail, telex, facsimile, telegram or cable to the address of the other as hereinbefore set forth or to such other address of which notice is given, and any notice shall be deemed not to have been sufficiently given until it is received. Any notice or other communication contemplated herein shall be deemed to have been received on the day delivered, if delivered; on the seventh business day following the mailing thereof, if sent by registered mail; and on the business day following the transmittal thereof, if sent by telex, facsimile, telegram or cable. If normal mail, telex, facsimile, telegram or cable service shall be interrupted by strike, slow down, force majeure or other cause, the party sending the notice shall utilize any of the other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt of same by the other party.

27. The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

28. The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between parties.

29. This Agreement may be amended by a written instrument signed by the party against whom enforcement of the amendment is sought and any waivers made on the part of the Purchaser with respect to any terms or conditions herein must be in writing and signed by them.

30. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not effect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

31.     Time shall be of the essence hereof.

32. The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

33. This Agreement shall enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

34. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties hereto have caused this indenture to be executed as of the day and year first above written.

SIGNED, SEALED and DELIVERED by DAVID       )
TALMOR in the presence of:                  )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  DAVID TALMOR
                                            )  (personally)
                                            )
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


IN WITNESS WHEREOF the parties hereto have caused this indenture to be executed as of the day and year first above written.

SIGNED, SEALED and DELIVERED by BLAIR       )
PONSFORD in the presence of:                )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  BLAIR PONSFORD
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by CHRISTOPHER )
KRUK in the presence of:                    )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  CHRISTOPHER KRUK
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by JOSEPH      )
KIBUR in the presence of:                   )
                                            )
                                            )/s/ Joseph Kibur
--------------------------------------------)----------------------------------
witness name                                )  JOSEPH KIBUR
                                            )  (personally)
                                            )
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by SIMON       )
KIRBY in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  SIMON KIRBY
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by MAHDERE     )
ASFAW in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  MAHDERE ASFAW
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by YARED       )
DEMISSIE in the presence of:                )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  YARED DIMISSIE
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by CALIN       )
MEDIANU in the presence of:                 )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  CALIN MEDIANU
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by DAVE        )
HIRSCH   in the presence of:                )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  DAVE HIRSCH
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by CHARLES     )
HOWES in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  CHARLES HOWES
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by KEVIN       )
LINDSAY in the presence of:                 )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  KEVIN LINDSAY
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by MARCO       )
MELAGAZZI in the presence of:               )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  MARKO MELAGAZZI
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by CORINA      )
URSU in the presence of:                    )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  CORINA URSU
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by PAUL        )
WHITHAM in the presence of:                 )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  PAUL WHITHAM
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by SCOTT       )
THOMASSON in the presence of:               )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  SCOTT THOMASSON
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by GEORGE      )
MUENZ in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  GEORGE MUENZ
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by LEO         )
ROMANO in the presence of:                  )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  LEO ROMANO
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by BENJAMIN    )
ORPILLA in the presence of:                 )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  BENJAMIN ORPILLA
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by ADAM        )
CLARK in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  ADAM CLARK
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by JOSH        )
GIBSON in the presence of:                  )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  JOSH GIBSON
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by KEMERIA     )
NEGASH-ALI in the presence of:              )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  KEMERIA NEGASH-ALI
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by FRITZ       )
BAYLEN in the presence of:                  )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  FRITZ BAYLEN
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by NUMAN       )
HASSEN in the presence of:                  )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  NUMAN HASSEN
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by ATSUSHI     )
IKEDA in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  ATSUSHI IKEDA
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by TRACEE      )
DANCHAK in the presence of:                 )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  TRACEE DANCHAK
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by PETER       )
SMITH-GIBBON in the presence of:            )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  PETER SMITH-GIBBON
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by ZOLYNNE     )
SYKUT in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  ZOLYNNE SYKUT
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by GARTH       )
WOOD in the presence of:                    )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  GARTH WOOD
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by TERSES      )
YONAS in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  TERSES YONAS
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by OFER        )
BEZALEL in the presence of:                 )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  OFER BEZALEL
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by BETHLEHEM   )
BERHANU-KIDANU in the presence of:          )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  BETHLEHEM BERHANU-KIDANU
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )


SIGNED, SEALED and DELIVERED by DEREJE      )
TESFA in the presence of:                   )
                                            )
                                            )/s/ David Talmor
--------------------------------------------)----------------------------------
witness name                                )  DEREJE TESFA
                                            ) (signed by his Attorney,
                                            )  David Talmor)
--------------------------------------------)
witness address                             )
                                            )
                                            )
--------------------------------------------)
witness occupation                          )



COLLECTIBLES ENTERTAINMENT INC.
Per:

/s/ Ernest Cheung
-----------------
Authorized Signatory


-----------------
Authorized Signatory


NETNATION COMMUNICATIONS INC.
Per:

/s/ David Talmor
----------------
Authorized Signatory


----------------
Authorized Signatory

LIST OF SCHEDULES
-----------------
1.     Schedule A:     Share Allocation Table for shares of the Purchaser to be
                       issued to the Vendors
2.     Schedule B:     Financial Statements of NetNation Communications Inc.
3.     Schedule C:     Current Liabilities of NetNation Communications Inc.
4.     Schedule D:     Financial Statements of Collectibles Entertainment Inc.
5.     Schedule E:     Current Liabilities of Collectibles Entertainment Inc.

Exhibit 3(i)

State of Delaware

Office of the Secretary of State                           PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF AMENDMENT OF "COLLECTIBLES ENTERTAINMENT, INC.",
CHANGING ITS NAME FROM "COLLECTIBLES ENTERTAINMENT, INC." TO
"NETNATION COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE
FOURTEENTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW
CASTLE COUNTY RECORDER OF DEEDS.


/s/  EDWARD J. FREEL,
---------------------------------------------
Edward J. Freel, Secretary of State

AUTHENTICATION:
9689311

DATE: 04-15-99

2891258 8100

991147789

                                                State of Delaware
                                               Secretary of State
                                         Division of Corporations
                                        Filed 09:00 AM 04/14/1999
                                              991147789 - 2891258

                    CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                               OF
                COLLECTIBLES ENTERTAINMENT, INC.

     Pursuant to section 242 of the Corporate Code of the State of Delaware, the undersigned, being the designated Officer for the execution hereof for this Corporation, COLLECTIBLES ENTERTAINMENT. INC. (the "Corporation") does hereby Certify as follows:

First:         The name of the Corporation is COLLECTIBLES ENTERTAINMENT, INC.

Second:     The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 7th day of May, 1998.

Third:         A Certificate of Correction of the Corporation was filed with the
Secretary of State of the State of Delaware on the 3rd day of June, 1998 changing the name of the Corporation from Collectable Entertainment, Inc. to Collectibles Entertainment, Inc.

Forth:         That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

It is Hereby Resolved that the Certificate of Incorporation of the Corporation be amended by changing Article one, designated as "First" so that, as amended, said Article shall be and read as follow: "The name of this Corporation shall be NETNATION COMMUNICATIONS, INC."

Fifth:         That thereafter, pursuant to resolutions of its Board of
Directors, the resolution was submitted to the stockholders and, pursuant of section 228 of the General Corporation Law of the State of Delaware, in lieu of a special meeting of the stockholders of said corporation, holders of a majority of the issued and outstanding shares of capital stock entitled to vote, voted in favor of the amendment.

Sixth:         That said amendment was duly adopted in accordance with the provison of Section 242 of the General Corporation Law of the State of Delaware.

Seventh:       The Certificate of Incorporation of the Corporation is hereby amended to effect a change in the Article thereof, relating to the name of the Corporation. Accordingly, the first Article of the Certificate of Incorporation shall be amended to read in its entirety as follows:

       FIRST.  The name of this Corporation shall be NetNation Communications.
               Inc.

Eight:         This amendment to the Certificate of Incorporation of the
Corporation was approved by unanimous consent of its Board of Directors and by majority consent of its shareholders.

In Witness whereof, the undersigned designated Officer has executed this Certificate this 12th day of April, 1999.


                              COLLECTIBLES ENTERTAINMENT, INC.


                              By: /s/ David Talmor
                              ---------------------------------
                                Its: President, Secretary

                       ACTION OF SOLE INCORPORATOR

                      COLLECTABLE ENTERTAINMENT,INC.

     The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

          ROBERT BERK

/s/ Stacie Keffer
---------------------------
Stacie Keffer
Incorporator

Dated: MAY 5, 1998

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION CORPORATIONS
LED 09:00 AM
0510711998
981176156 - 2891258

                       CERTIFICATE OF INCORPORATION

                                    OF

                       COLLECTABLE ENTERTAINENT,INC.

FIRST.    The name of this corporation shall be:

COLLECTABLE ENTERTAINMENT, INC.

SECOND.   Its registered office in the State of Delaware is to be located at
1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

THIRD.    The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.   The total number of shares of stock which this corporation is authorized to issue is;

Fifty Million (50,000,000) shares with a par value of One Tenth of One Mi ($0.001) per share, amounting to Five Thousand Dollars ($5000).

FIFTH.    The name and mailing address of the incorporator is as follows:

Stacie Keffer
Corporate Agents, Inc.
1013 Centre Road
WILMINGTON, DE 19805

SIXTH.    The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fifth day of May, A.D. 1998.

/s/ Stacie Keffer
----------------------------------
Stacie Keffer
Incorporator

                             State of Delaware

                     Office of the Secretary of State

     1, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "COLLECTABLE ENTERTAINMENT, INC.", CHANGING ITS NAME FROM "COLLECTABLE ENTERTAINMENT, INC." TO "COLLECTIBLES ENTERTAINMENT, INC. FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 1998, AT 9 O'CL0CK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


/s/  Edward J. Freel
-----------------------------------
Edward J. Freel, Secretary of State
2891258  8100
9812124239

AUTHENTICATION: 9121238  DATE:6-05-98

                         CERTIFICATE OF CORRECTION
                                    OF
                       CERTIFICATE OF INCORPORATION

                                    OF
                      COLLECTABLE ENTERTAINMENT, INC.

                (Pursuant to Section 103 (f) of the General
                 Corporation Law of the State of Delaware)

I, the undersigned, being the sole incorporator of COLLECTABLE ENTERTAINMENT, INC., do hereby certify that the Certificate of Incorporation filed on May 7, 1998 contained an inaccurate record.

ARTICLE FIRST provided that the name of the corporation shall be COLLECTABLE ENTERTAINMENT, INC.

ARTICLE FIRST should read as follows: The name of the corporation shall be:

                     COLLECTIBLES ENTERTAINMENT, INC.

I have duly executed this Certificate of Correction of Certificate of Incorporation this Third day of June, A.D. 1998.


/s/ Stacie Keffer
------------------------------
Stacie Keffer
Incorporator

                             State of Delaware

                     Office of the Secretary of State


I. EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "COLLECTIBLES ENTERTAINMENT, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FIFTH DAY OF JUNE, A.D. 1998.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

2891258   8300
981216805

9122068


6-05-98

/s/ Edward L. Freel
----------------------------------
Edward L. Freel, Secretary of State

AUTHENTICATION: DATE:

Exhibit 3 (ii)

                                 EXHIBIT A

                         ARTICLES OF INCORPORATION
                                (DELAWARE)

                         CERTIFICATE OF CORRECTION
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                      COLLECTABLE ENTERTAINMENT, INC.

                (Pursuant to Section 103 (f) of the General
                 Corporation Law of the State of Delaware)

I, the undersigned, being the sole incorporator of COLLECTABLE
ENTERTAINMENT, INC., do hereby certify that the Certificate of Incorporation filed on May 7, 1998 contained an inaccurate record.

ARTICLE FIRST provided that the name of the corporation shall be COLLECTABLE ENTERTAINMENT, INC.

ARTICLE FIRST should read as follows: The name of the corporation shall be:

                     COLLECTIBLES ENTERTAINMENT, INC.

I have duly executed this Certificate of Correction of Certificate of Incorporation this Third day of June, A.D. 1998.

/s/ Stacie Keffer
--------------------------
Stacie Keffer
Incorporator

                                 EXHIBIT B

                                  BY-LAWS
                                (DELAWARE)

                                  BYLAWS

                                    OF

                     COLLECTIBLES ENTERTAINMENT, INC.
                         (a Delaware corporation)

                                 ARTICLE I
                               STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK . Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost. stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5. RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Boar of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to it, registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholder, are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "Shares" or "share of stock" or 'shares of stock* or 'stockholder' or 'stockholders' refers to an outstanding sham or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock. and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

7. STOCKHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

- PLACE . Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

- CALL . Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

- NOTICE OR WAIVER OF NOTICE . Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall. be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfuIly called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

- STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION . Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

- INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. if an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. in case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sip an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection
(e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

- QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

- VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

8. STOCKHOLDER ACTION WITHOUT MEETINGS . Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                ARTICLE II

                                 DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. T'he initial Board of Directors shall consist of persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be . The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause. may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE . Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

- CALL . No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the chairman of the Board, if any, the Vice-chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

- QUORUM AND ACTION . A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

- CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6. COMMITTEES.   The Board of Directors may, by resolution passed by a
majority of the whole Board, designate one or more committees, each committee to consist' of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the were and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                ARTICLE III

                                 OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and. if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board F Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting, of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                ARTICLE IV

                              CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                ARTICLE  V

                                FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VI

                            CONTROL OVER BYLAWS

1. Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true. and correct copy of the Bylaws of Collectibles Entertainment Inc., a Delaware corporation. as in effect on the date hereof.

Dated: May 11, 1998

Secretary of

(SEAL)

Exhibit 4.1

CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER (1) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (2) ANY APPLICABLE CANADIAN LAWS (THE "CANADIAN LAWS"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR TO OR FOR THE BENEFIT OF CANADIAN PERSONS (AS DEFINED HEREIN) EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN LAWS.

No: CD-1       US $550,000


     COLLECTIBLES ENTERTAINMENT, INC.

     Series A Convertible Debenture Maturing September 30, 2000

     THIS DEBENTURE is one of a duly authorized issue of Series A Debentures of Collectibles Entertainment, Inc., a corporation duly organized and existing under the laws of Delaware (the "Company") designated as its Series A Convertible Debenture Due September 30, 2000, in an aggregate principal face amount not exceeding five hundred and fifty thousand dollars (US $550,000), which Debentures are being purchased for one hundred percent (100%) of the face amount stated on such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to Polaris Investitionen Ltd., the registered holder hereof or its successors and assigns (the "Holder"), the principal sum of five hundred and fifty thousand dollars (US $550,000) on September 30, 2000 (the "Maturity Date"), and to pay no interest on the principal face amount sum outstanding. The principal face amount payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement dated as of April 7, 1999 between the Company and Polaris Investitionen Ltd. (the "Subscription Agreement"). The principal of this Debenture is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal face amount of this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld by way of cheque or bankdraft, to the Holder of this Debenture and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such cheque or bankdraft shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such cheque or bankdraft plus any amounts so deducted.

     This Debenture is subject to the following additional provisions:

1. The Debentures are exchangeable commencing sixty (60) days from the date hereof for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but not less that seventy five thousand dollars (US $75,000). No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of this Debenture any amounts required to be withheld under the applicable provisions of the United States and/or Canadian income tax or other applicable laws at the time of such payments.

3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. or to a U.S. Person or a Canadian Person (as defined herein) only in compliance with the Act and applicable state securities laws and may only be transferred in Canada in compliance with relevant Canadian Laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in section 4 hereof, in addition to the requirements set forth in section 4, is also required to give the Company (i) written confirmation that it is not a U.S. Person or a Canadian Person and the Debenture is not being converted on behalf of a U.S. Person or a Canadian Person or (ii) an opinion of U.S. counsel to the effect that the Debenture and shares of common stock of the Company (the "Common Stock") issuable upon conversion thereof have been registered under the Act or are exempt from such registration. In the event a notice of conversion or opinion of counsel is not provided the Holder hereof will not be entitled to exercise the right to convert the Debentures pursuant to section 4 herein. For purposes hereof a "Canadian Person" shall mean any person or other entity resident or organized in Canada.

4. The Holder of this Debenture is entitled, at its option, at any time commencing thirty (30) days after issue hereof to convert up to one hundred percent (100%) of the original principal face amount of this Debenture into shares of Common Stock, at a conversion price for each share of Common Stock of two dollars (US $2.00) (the "Conversion Price"). Such conversion shall be effectuated by surrendering the Debentures to be converted with the form of notice of conversion attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank, by facsimile copy to the Company. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the Notice of Conversion duly executed, to the Company, or, if earlier, the date set forth in such Notice of Conversion if the Debenture is received by the Company within five (5) business days thereafter.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the coin currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in section 6.

6.     (a)     In the event the Company should at any time or from time to time, after the date of this Debenture, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock of the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (equal to at least ten percent (10%) or more of the Company's then issued and outstanding shares of Common Stock) or other securities or rights convertible into, or entitling the Holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

     (b) If the number of shares of Common Stock outstanding at any time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

7. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Debenture, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the Company's authorized Common Stock.

8. Except as set out in section 10 hereof, the Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

9. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

10. If one or more of the following described "Events of Default" shall occur:

     (a) The Company shall default in the payment of principal on this Debenture for a period of seven (7) days following the due date; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture including failure to convert this Debenture pursuant to section 4 herein and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure; or

     (d) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or
(iv) apply for, or consent to the appointment of, a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

     (g) Any money judgment, writ or warrant of attachment, or similar process in excess of one hundred thousand dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such instruction of the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

     (i) The Company shall be a party to any merger or consolidation or shall dispose of all or substantially all of its assets in one or more transactions or shall redeem more than a de minimis amount of its outstanding shares of capital stock.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and upon expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

11. As set forth herein, the Company shall use all reasonable efforts to issue and deliver, within three (3) business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any party receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled.

12. This Debenture represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act, the Canadian Laws or any applicable state Blue Sky law or similar laws relating to the sale of securities; notwithstanding the foregoing, that the Holder of this Debenture has not intention of offering, selling or otherwise disposing of this Debenture or shares of Common Stock issuable upon conversion thereof to a Canadian Person.

14. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

15. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the Company agrees to submit to such jurisdiction.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 12th day of April, 1999 by an officer duly authorized.



                              COLLECTIBLES ENTERTAINMENT, INC.


                              By:  /s/ Ernest Cheung
                                  ------------------


                              Title:  Director
                                     ---------

EXHIBIT A

     NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Debenture)


     The undersigned hereby irrevocably elects to convert $         of the above
Debenture No.        into shares of Common Stock of COLLECTIBLES ENTERTAINMENT,
INC. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true.


Date of Conversion: *

Applicable Conversion Price:



Signature:

Address:















* This original Debenture and Notice of Conversion must be received by the Escrow Agent and the Company by the fifth business date following the Date of Conversion.

Exhibit 4.2

CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER (1) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (2) ANY APPLICABLE CANADIAN LAWS (THE "CANADIAN LAWS"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR TO OR FOR THE BENEFIT OF CANADIAN PERSONS (AS DEFINED HEREIN) EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN LAWS.

No: CD-2     US $550,000


     COLLECTIBLES ENTERTAINMENT, INC.

     Series A Convertible Debenture Maturing September 30, 2000

     THIS DEBENTURE is one of a duly authorized issue of Series A Debentures of Collectibles Entertainment, Inc., a corporation duly organized and existing under the laws of Delaware (the "Company") designated as its Series A Convertible Debenture Due September 30, 2000, in an aggregate principal face amount not exceeding five hundred and fifty thousand dollars (US $550,000), which Debentures are being purchased for one hundred percent (100%) of the face amount stated on such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to Beste Investitionen Ltd., the registered holder hereof or its successors and assigns (the "Holder"), the principal sum of five hundred and fifty thousand dollars (US $550,000) on September 30, 2000 (the "Maturity Date"), and to pay no interest on the principal face amount sum outstanding. The principal face amount payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement dated as of April 7, 1999 between the Company and Beste Investitionen Ltd. (the "Subscription Agreement"). The principal of this Debenture is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal face amount of this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld by way of cheque or bankdraft, to the Holder of this Debenture and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such cheque or bankdraft shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such cheque or bankdraft plus any amounts so deducted.

     This Debenture is subject to the following additional provisions:

1. The Debentures are exchangeable commencing sixty (60) days from the date hereof for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but not less that seventy five thousand dollars (US $75,000). No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of this Debenture any amounts required to be withheld under the applicable provisions of the United States and/or Canadian income tax or other applicable laws at the time of such payments.

3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. or to a U.S. Person or a Canadian Person (as defined herein) only in compliance with the Act and applicable state securities laws and may only be transferred in Canada in compliance with relevant Canadian Laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in section 4 hereof, in addition to the requirements set forth in section 4, is also required to give the Company (i) written confirmation that it is not a U.S. Person or a Canadian Person and the Debenture is not being converted on behalf of a U.S. Person or a Canadian Person or (ii) an opinion of U.S. counsel to the effect that the Debenture and shares of common stock of the Company (the "Common Stock") issuable upon conversion thereof have been registered under the Act or are exempt from such registration. In the event a notice of conversion or opinion of counsel is not provided the Holder hereof will not be entitled to exercise the right to convert the Debentures pursuant to section 4 herein. For purposes hereof a "Canadian Person" shall mean any person or other entity resident or organized in Canada.

4. The Holder of this Debenture is entitled, at its option, at any time commencing thirty (30) days after issue hereof to convert up to one hundred percent (100%) of the original principal face amount of this Debenture into shares of Common Stock, at a conversion price for each share of Common Stock of two dollars (US $2.00) (the "Conversion Price"). Such conversion shall be effectuated by surrendering the Debentures to be converted with the form of notice of conversion attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank, by facsimile copy to the Company. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the Notice of Conversion duly executed, to the Company, or, if earlier, the date set forth in such Notice of Conversion if the Debenture is received by the Company within five (5) business days thereafter.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the coin currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in section 6.

6.     (a)     In the event the Company should at any time or from time to time, after the date of this Debenture, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock of the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (equal to at least ten percent (10%) or more of the Company's then issued and outstanding shares of Common Stock) or other securities or rights convertible into, or entitling the Holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

     (b) If the number of shares of Common Stock outstanding at any time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

7. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Debenture, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the Company's authorized Common Stock.

8. Except as set out in section 10 hereof, the Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

9. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

10. If one or more of the following described "Events of Default" shall occur:

     (a) The Company shall default in the payment of principal on this Debenture for a period of seven (7) days following the due date; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture including failure to convert this Debenture pursuant to section 4 herein and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure; or

     (d) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or
(iv) apply for, or consent to the appointment of, a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

     (g) Any money judgment, writ or warrant of attachment, or similar process in excess of one hundred thousand dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such instruction of the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

     (i) The Company shall be a party to any merger or consolidation or shall dispose of all or substantially all of its assets in one or more transactions or shall redeem more than a de minimis amount of its outstanding shares of capital stock.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and upon expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

11. As set forth herein, the Company shall use all reasonable efforts to issue and deliver, within three (3) business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any party receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled.

12. This Debenture represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act, the Canadian Laws or any applicable state Blue Sky law or similar laws relating to the sale of securities; notwithstanding the foregoing, that the Holder of this Debenture has not intention of offering, selling or otherwise disposing of this Debenture or shares of Common Stock issuable upon conversion thereof to a Canadian Person.

14. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

15. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the Company agrees to submit to such jurisdiction.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 12th day of April, 1999 by an officer duly authorized.


                              COLLECTIBLES ENTERTAINMENT, INC.


                              By:  /s/ Ernest Cheung
                                  ------------------


                              Title:  Director
                                     ---------

                                   EXHIBIT A

                             NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Debenture)


     The undersigned hereby irrevocably elects to convert $       of the above
Debenture No.       into shares of Common Stock of COLLECTIBLES ENTERTAINMENT,
INC. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true.


Date of Conversion: *

Applicable Conversion Price:



Signature:

Address:











* This original Debenture and Notice of Conversion must be received by the Escrow Agent and the Company by the fifth business date following the Date of Conversion.

                                   Exhibit 21

                              List of Subsidiaries

NetNation Communications Inc., a company incorporated under the laws of the Province of British Columbia, Canada, is wholly owned subsidiary of NetNation.

NetNation Communications UK Limited, a company incorporated under the laws of the United Kingdom, is a wholly owned subsidiary of NetNation.

Exhibit 27

COLLECTIBLES ENTERTAINMENT INC.
APPENDIX A TO ITEM 601(C) OF
REGULATION S-K
DECEMBER 31, 1998


                                                         DEC 31
BALANCE SHEET ITEMS                                       1998


5-02(1)       Cash and cash items                        23,099
5-02(2)       Marketable securities                         -
5-02(3)(a)(1) Notes and accounts receivable-trade           -
5-02(4)       Allowances for doubtful accounts              -
5-02(6)       Inventory                                     -

5-02(9)       Total current assets                       23,099

5-02(13)      Property, plant and equipment                 -
5-02(14)      Accumulated depreciation                      -

5-02(18)      TOTAL ASSETS                               23,099

5-02(21)      Total current liabilities                     -

5-02(22)      Bonds, mortgages and similar debt             -
5-02(28)      Preferred stock-mandatory redemption          -
5-02(29)      Preferred stock-no mandatory redemption       -

5-02(30)      Common stock                                  110
5-02(31)      Other stockholders' equity                 22,989

5-02(32)      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 23,099


                                                        MAY 7 TO
                                                         DEC 31
INCOME STATEMENT ITEMS                                    1998

5-03(b)1(a)   Net sales of tangible products               -

5-03(B)1      TOTAL REVENUES                               -

5-03(b)2(a)   Cost of tangible goods sold                  -
5-03(b)2      Total costs and expenses applicable to
              sales and revenues                           -
5-03(b)5      Other cost and expenses                     6,601
5-03(b)3      Provision for doubtful accounts and notes     -
5-03(b)(8)    Interest and amortization of debt discount    -

5-03(B)(10)   INCOME BEFORE TAXES AND OTHER ITEMS        (6,601)

5-03(b)(11)   Income tax expense                            -
5-03(b)(14)   Income/loss continuing operations             -
5-03(b)(15)   Discontinued operations                       -
5-03(b)(17)   Extraordinary items                           -
5-03(b)(18)   Cumulative effect-changes in accounting
              principles                                    -

5-03(b)(19)   Net income or loss                         (6,601)

5-03(b)(20)   Earnings per share-primary                  (0.01)
5-03(b)(20)   Earnings per share-fully diluted              -

NETNATION COMMUNICATIONS INC.
APPENDIX A TO ITEM 601(C) OF
REGULATION S-K
JUNE 30, 1999


                                                       JUNE 30       DEC 31
BALANCE SHEET ITEMS                                      1999         1998

5-02(1)       Cash and cash items                      115,245       23,099
5-02(2)       Marketable securities                        -            -
5-02(3)(a)(1) Notes and accounts receivable-trade       42,692          -
5-02(4)       Allowances for doubtful accounts             -            -
5-02(6)       Inventory                                    -            -

5-02(9)       Total current assets                   1,873,399       23,099
              *include prepaids and short term
               investments
5-02(13)      Property, plant and equipment            223,961          -
5-02(14)      Accumulated depreciation                     -            -

5-02(18)      TOTAL ASSETS                           2,097,360       23,099

5-02(21)      Total current liabilities                508,955          -

5-02(22)      Bonds, mortgages and similar debt            -            -
5-02(28)      Preferred stock-mandatory redemption         -            -
5-02(29)      Preferred stock-no mandatory
              redemption                             1,112,030          -

5-02(30)      Common stock                              42,061          110
5-02(31)      Other stockholders' equity               434,314       22,989

5-02(32)     TOTAL LIABILITIES AND STOCKHOLDERS'
             EQUITY                                  2,097,360       23,099


                                                      JAN 1,99 TO   JAN 1,98 TO
INCOME STATEMENT ITEMS                                 JUN 30,99     JUN 30,98

5-03(b)1(a)  Net sales of tangible products            910,640          -

5-03(B)1     TOTAL REVENUES                                -            -

5-03(b)2(a)  Cost of tangible goods sold             1,185,449        1,615
5-03(b)2     Total costs and expenses applicable to
             sales and revenues                            -            -
5-03(b)5     Other cost and expenses                   156,568          -
5-03(b)3     Provision for doubtful accounts and
             notes                                         -            -
5-03(b)(8)   Interest and amortization of debt
             discount                                      -            -

5-03(B)(10)  INCOME BEFORE TAXES AND OTHER ITEMS       431,377        1,615
             *include deficit from beginning of year
5-03(b)(11)  Income tax expense                            -            -
5-03(b)(14)  Income/loss continuing operations             -            -
5-03(b)(15)  Discontinued operations                       -            -
5-03(b)(17)  Extraordinary items                           -            -
5-03(b)(18)  Cumulative effect-changes in
             accounting principles                         -            -

5-03(B)(19)  NET INCOME OR LOSS                        431,377        1,615

5-03(b)(20)  Earnings per share-primary                  (0.03)         -
5-03(b)(20)  Earnings per share-fully diluted              -            -

NETNATION COMMUNICATIONS INC.
APPENDIX A TO ITEM 601(C) OF
REGULATION S-K
DECEMBER 31, 1998


                                                          DEC 31
BALANCE SHEET ITEMS                                        1998


5-02(1)       Cash and cash items                          45,863
5-02(2)       Marketable securities                          -
5-02(3)(a)(1) Notes and accounts receivable-trade          12,635
5-02(4)       Allowances for doubtful accounts               -
5-02(6)       Inventory                                      -

5-02(9)       Total current assets                         61,917
              * Includes prepaids

5-02(13)      Property, plant and equipment               154,882
5-02(14)      Accumulated depreciation                    (39,440)

5-02(18)      TOTAL ASSETS                                177,359

5-02(21)      Total current liabilities                   315,366

5-02(22)      Bonds, mortgages and similar debt            12,484
5-02(28)      Preferred stock-mandatory redemption            -
5-02(29)      Preferred stock-no mandatory redemption         -

5-02(30)      Common stock                                  1,197
5-02(31)      Other stockholders' equity                 (151,359)

5-02(32)      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  177,359




                                                          DEC 31
INCOME STATEMENT ITEMS                                     1998

5-03(b)1(a)   Net sales of tangible products             1,108,430

5-03(B)1      TOTAL REVENUES                                  -

5-03(b)2(a)   Cost of tangible goods sold                     -
5-03(b)2      Total costs and expenses applicable
              to sales and revenues                      1,217,980
              *Assuming 50% of wages and benefits
               related to sales and revenues.

5-03(b)5      Other cost and expenses                       27,595
5-03(b)3      Provision for doubtful accounts and notes       -
5-03(b)(8)    Interest and amortization of debt discount      -

5-03(B)(10)   INCOME BEFORE TAXES AND OTHER ITEMS          156,568
              *Includes FX gain

5-03(b)(11)   Income tax expense                              -
5-03(b)(14)   Income/loss continuing operations               -
5-03(b)(15)   Discontinued operations                         -
5-03(b)(17)   Extraordinary items                             -
5-03(b)(18)   Cumulative effect-changes in
              accounting principles                           -

5-03(B)(19)   NET INCOME OR LOSS                           156,568

5-03(b)(20)   Earnings per share-primary                    0.02
5-03(b)(20)   Earnings per share-fully diluted                -

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NETNATION  COMMUNICATIONS,  INC.
(Registrant)

Date:   September  28,  1999
        --------------------

By:    /s/  Ashley  J.  Sinclair
     ----------------------------------------------
     (Signature)*
ASHLEY JAMES SINCLAIR, CHIEF FINANCIAL OFFICER

*Print name and title of the signing officer under his signature.